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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

BALL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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BALL CORPORATION
10 Longs Peak Drive, Broomfield, Colorado 80021-2510

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD WEDNESDAY, APRIL 28, 2010

        The Annual Meeting of Shareholders of Ball Corporation will be held at the Corporation's offices, 10 Longs Peak Drive, Broomfield, Colorado 80021-2510, on Wednesday, April 28, 2010, at 8:00 A.M. (MDT) for the following purposes:

  1.
  To elect one director for a one-year term expiring at the Annual Meeting of Shareholders to be held in 2011, and to elect four directors for three-year terms expiring at the Annual Meeting of Shareholders to be held in 2013;

  2.
  To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Corporation for 2010;

  3.
  To approve the 2010 Stock and Cash Incentive Plan;

  4.
  To consider a shareholder proposal, if properly presented, to have the shareholders at each Annual Meeting adopt a nonbinding advisory resolution to ratify the compensation of the named executive officers;

  5.
  To consider a shareholder proposal, if properly presented, to have the Board of Directors adopt a rule to redeem any current or future rights plan unless such plan or amendments to the plan are submitted to a shareholder vote, as a separate ballot item, within 12 months; and

  6.
  To transact any other business as may properly come before the meeting, although it is anticipated that no business will be conducted other than the matters listed above.

        Only holders of Common Stock of record at the close of business on March 1, 2010, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

        A Proxy Statement appears on the following pages. Copies of the Annual Report and Form 10-K for 2009 are being mailed to you with this Notice of Annual Meeting of Shareholders and Proxy Statement.

By Order of the Board of Directors
David A. Westerlund Corporate Secretary

March 15, 2010
Broomfield, Colorado

YOUR VOTE IS IMPORTANT

You are urged to complete, sign, date and promptly return your proxy card in the enclosed postage-paid envelope, or submit your proxy by telephone or via the Internet, as soon as possible, so that your shares can be voted at the meeting in accordance with your instructions.

PLEASE NOTE: The 2010 Annual Meeting of Shareholders will be held to tabulate the votes cast and to report the results of voting on the items described above. No management presentations or other business matters are planned for the meeting.

Ball and are trademarks of Ball Corporation, Reg. U.S. Pat. & Tm. Office

BALL CORPORATION
10 Longs Peak Drive, Broomfield, Colorado 80021-2510

PROXY STATEMENT
March 15, 2010

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD WEDNESDAY, APRIL 28, 2010

Important notice regarding the availability of proxy materials for the Annual
Meeting of Shareholders to be held on Wednesday, April 28, 2010:

The Proxy Statement, 10-K and Annual Report are available at http://materials.proxyvote.com/058498

To Shareholders of Ball Corporation:

        This Proxy Statement and the accompanying proxy card are furnished to shareholders in connection with the solicitation by the Board of Directors of Ball Corporation ("Corporation" or "Ball") of proxies to be voted at the Annual Meeting of Shareholders ("Annual Meeting") to be held April 28, 2010, for the purposes stated in the accompanying notice of the meeting.

        Please complete, sign, date and return your proxy card, or submit your proxy by telephone or via the Internet, as soon as possible, so that your shares can be voted at the meeting. Any Ball Corporation shareholder of record desiring to submit a proxy by telephone or via the Internet will be required to enter the unique voter control number imprinted on the Ball Corporation proxy card, and therefore should have the card for reference when initiating the process.

  •
  To submit your proxy by telephone, call 1-800-652-8683 on a touch-tone telephone and follow the simple menu instructions provided. There is no charge for this call.

  •
  To submit your proxy over the Internet, log on to the Web site http://www.investorvote.com and follow the simple instructions provided.

Similar instructions are included on the enclosed proxy card.

        A shareholder of the Corporation may revoke a proxy in writing at any time prior to the meeting by sending written notice of revocation to the Corporate Secretary, by voting again by telephone, via the Internet or in writing; or by voting in person at the meeting.

VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

        At the close of business on March 1, 2010, there were outstanding 92,179,794 shares of Common Stock (together with the associated preferred stock purchase rights under the Rights Agreement dated as of July 26, 2006, between the Corporation and Computershare Investor Services, LLC, as amended). Other than 2,544 shares of Common Stock granted as restricted stock without voting rights, each of the shares of Common Stock is entitled to one vote. Shareholders do not have cumulative voting rights with respect to the election of directors.

        Based on Schedule 13G filings with the Securities and Exchange Commission ("SEC"), the following table indicates the beneficial owners of more than 5 percent of the Corporation's outstanding Common Stock as of December 31, 2009:

Name and Address of Beneficial Owner	Shares Beneficially Owned		Percent of Class
Lazard Asset Management LLC 30 Rockefeller Plaza New York, New York 10112	7,199,656	(1)	7.65
Janus Capital Management LLC 151 Detroit Street Denver, Colorado 80206	7,038,682	(2)	7.50
Vanguard Fiduciary Trust Company 500 Admiral Nelson Boulevard Malvern, Pennsylvania 19355	5,640,744	(3)	6.00
Blackrock Inc. 40 East 52nd Street New York, New York 10022	5,620,707	(4)	5.97
Iridian Asset Management LLC David L. Cohen Harold J. Levy 276 Post Road West Westport, Connecticut 06880-4704	4,874,299	(5)	5.20

(1)
2,953,542 shares held with sole voting power and 7,199,656 shares held with sole dispositive power.

(2)
808,644 shares are held with sole voting power and dispositive power. 6,230,038 shares are held with shared voting and dispositive power. Janus Capital has a direct 91.8 percent ownership stake in INTECH Investment Management ("INTECH") and a direct 77.8 percent ownership stake in Perkins Investment Management LLC ("Perkins"). Due to the above ownership structure, holdings for Janus Capital, Perkins and INTECH are aggregated for purposes of this filing. Janus Capital, Perkins and INTECH are registered investment advisers, each furnishing investment advice to various investment companies registered under Section 8 of the Investment Company Act of 1940 and to individual and institutional clients (collectively referred to herein as "Managed Portfolios").

As a result of its role as investment adviser or sub-adviser to the Managed Portfolios, Janus Capital may be deemed to be the beneficial owner of 808,644 shares or 0.9 percent of the shares outstanding of Ball Common Stock held by such Managed Portfolios. However, Janus Capital does not have the right to receive any dividends from, or the proceeds from the sale of, the securities held in the Managed Portfolios and disclaims any ownership associated with such rights.

As a result of its role as investment adviser or sub-adviser to the Managed Portfolios, Perkins may be deemed to be the beneficial owner of 2,454,853 shares or 2.6 percent of the shares outstanding of Ball Common Stock held by such Managed Portfolios. However, Perkins does not have the right to receive any dividends from, or the proceeds from the sale of, the securities held in the Managed Portfolios and disclaims any ownership associated with such rights.

As a result of its role as investment adviser or sub-adviser to the Managed Portfolios, INTECH may be deemed to be the beneficial owner of 3,775,185 shares or 4.0 percent of the shares outstanding of Ball Common Stock held by such Managed Portfolios. However, INTECH does not have the right to receive any dividends from, or the proceeds from the sale of, the securities held in the Managed Portfolios and disclaims any ownership associated with such rights.

(3)
The shares are held with shared voting and dispositive power.

(4)
5,620,707 shares are held with sole voting and dispositive investment power.

(5)
The Reporting Persons are lridian Asset Management LLC ("Iridian"), David L. Cohen ("Cohen") and Harold J. Levy ("Levy") (collectively, the "Reporting Persons").

Iridian is majority owned by Arovid Associates LLC, a Delaware limited liability company owned and controlled by the following: 12.5 percent by Cohen, 12.5 percent by Levy, 37.5 percent by LLMD LLC, a Delaware limited liability company, and 37.5 percent by ALHERO LLC, a

  Delaware limited liability company. LLMD LLC is owned 1 percent by Cohen, and 99 percent by a family trust controlled by Cohen. ALHERO LLC is owned 1 percent by Levy and 99 percent by a family trust controlled by Levy.

  The Reporting Persons beneficially owned in the aggregate 4,874,299 shares of Common Stock which equates to approximately 5.2 percent of the outstanding shares (the percentage of shares of Common Stock owned being based upon 94,103,151 shares of Common Stock outstanding at October 25, 2009, as set forth in the Issuer's Quarterly Report on Form 10-Q for the quarter ended September 27, 2009). Iridian has direct beneficial ownership of the shares of Common Stock in the accounts for which it serves as the investment adviser under its investment management agreements. Messrs. Cohen and Levy may be deemed to possess beneficial ownership of the shares of Common Stock beneficially owned by Iridian by virtue of their indirect controlling ownership of Iridian, and having the power to vote and direct the disposition of shares of Common Stock as joint Chief Investment Officers of Iridian. Messrs. Cohen and Levy disclaim beneficial ownership of such shares.

  Mr. Levy has direct beneficial ownership of the 40,000 shares of Common Stock owned by him. As used herein, "beneficial ownership" has the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

  Iridian has the direct power to vote or direct the vote, and the direct power to dispose or direct the disposition, of 4,874,299 shares of Common Stock. Cohen and Levy may be deemed to share with Iridian the power to vote or direct the vote and to dispose or direct the disposition of such shares.

  Mr. Levy has the direct power to vote or direct the vote, and the direct power to dispose or direct the disposition, of 40,000 shares of Common Stock.

BENEFICIAL OWNERSHIP

        The following table lists the beneficial ownership of Common Stock of the Corporation by director nominees, continuing directors, the Chief Executive Officer and the four other most highly compensated executive officers and, as a group, of such persons and the other executive officers as of the close of business on March 1, 2010.

Title of Class	Name of Beneficial Owner	Shares Beneficially Owned(1)		Percent of Class(2)
Common	Robert W. Alspaugh	11,564	(3)	*
Common	Hanno C. Fiedler	65,051	(4)	*
Common	John R. Friedery	140,626	(5)	*
Common	John A. Hayes	318,376	(6)	*
Common	R. David Hoover	1,711,916	(7)	1.9
Common	John F. Lehman	107,637	(8)	*
Common	Georgia R. Nelson	16,961	(9)	*
Common	Jan Nicholson	167,527	(10)	*
Common	Raymond J. Seabrook	521,854	(11)	*
Common	George M. Smart	30,141	(12)	*
Common	Theodore M. Solso	66,886	(13)	*
Common	Stuart A. Taylor II	75,882	(14)	*
Common	Erik H. van der Kaay	50,153	(15)	*
Common	David A. Westerlund	470,061	(16)	*
Common	All of the above and present executive officers as a group (20)	4,553,395	(17)	4.9

(1)
Full voting and dispositive investment power, unless otherwise noted.

(2)
* Indicates less than 1 percent ownership.

(3)
Includes 4,222 stock units equivalent to 4,222 shares with no voting rights or dispositive investment power that have been deferred by Mr. Alspaugh pursuant to the Ball Corporation Deferred Compensation Company Stock Plan, and 7,342 restricted stock units with no voting rights or dispositive investment power.

(4)
Includes 10,000 shares that Mr. Fiedler may acquire during the next 60 days upon exercise of stock options. Also includes 6,686 shares of restricted stock or restricted stock units without voting rights. Voting rights attach to the shares as the restrictions lapse.

(5)
Includes 86,789 stock units equivalent to 86,789 shares with no voting rights or dispositive investment power that have been deferred by Mr. Friedery pursuant to the Ball Corporation Deferred Compensation Company Stock Plans.

(6)
Includes 113,750 shares that Mr. Hayes may acquire during the next 60 days upon the exercise of stock options. Also includes 72,331 stock units equivalent to 72,331 shares with no voting rights or dispositive investment power that have been deferred pursuant to the Ball Corporation Deferred Compensation Company Stock Plans, and 85,550 restricted stock units with no voting rights or dispositive investment power.

(7)
Includes 177,647 shares held in trust for Mr. Hoover's spouse, as to which he disclaims beneficial ownership, and 946,055 shares that he may acquire during the next 60 days upon the exercise of stock options. Also includes 395,773 stock units equivalent to 395,773 shares with no voting rights or dispositive investment power that have been deferred pursuant to the Ball Corporation Deferred Compensation Company Stock Plans, and 182,250 restricted stock units with no voting rights or dispositive investment power.

(8)
Includes 8,000 shares that Mr. Lehman may acquire during the next 60 days upon the exercise of stock options. Also includes 21,780 stock units equivalent to 21,780 shares with no voting rights or dispositive investment power that have been deferred pursuant to the Ball Corporation Deferred Compensation Company Stock Plans, and 6,342 restricted stock units with no voting rights or dispositive investment power.

(9)
Includes 7,619 stock units equivalent to 7,619 shares with no voting rights or dispositive investment power that have been deferred by Ms. Nelson pursuant to the Ball Corporation Deferred Compensation Company Stock Plans, and 6,342 restricted stock units with no voting rights or dispositive investment power.

(10)
Includes 8,000 shares that Ms. Nicholson may acquire during the next 60 days upon the exercise of stock options. Also includes 11,538 stock units equivalent to 11,538 shares with no voting rights or dispositive investment power that have been deferred pursuant to the Ball Corporation Deferred Compensation Company Stock Plans, and 6,342 restricted stock units with no voting rights or dispositive investment power.

(11)
Includes 4,525 shares owned by Mr. Seabrook's child, as to which he disclaims beneficial ownership, and 235,419 shares that he may acquire during the next 60 days upon the exercise of stock options. Also includes 135,781 stock units equivalent to 135,781 shares with no voting rights or dispositive investment power that have been deferred pursuant to the Ball Corporation Deferred Compensation Company Stock Plans, and 52,000 restricted stock units with no voting rights or dispositive investment power.

(12)
Includes 6,274 stock units equivalent to 6,274 shares with no voting rights or dispositive investment power that have been deferred by Mr. Smart pursuant to the Ball Corporation Deferred Compensation Company Stock Plans, and 6,342 restricted stock units with no voting rights or dispositive investment power.

(13)
Includes 8,000 shares that Mr. Solso may acquire during the next 60 days upon the exercise of stock options. Also includes 20,121 stock units equivalent to 20,121 shares with no voting rights or dispositive investment power that have been deferred pursuant to the Ball Corporation Deferred Compensation Company Stock Plans, and 6,342 restricted stock units with no voting rights or dispositive investment power.

(14)
Includes 8,000 shares that Mr. Taylor may acquire during the next 60 days upon the exercise of stock options. Also includes 21,201 stock units equivalent to 21,201 shares with no voting rights or dispositive investment power that have been deferred pursuant to the Ball Corporation Deferred Compensation Company Stock Plans, and 6,342 restricted stock units with no voting rights or dispositive investment power.

(15)
Includes 12,178 stock units equivalent to 12,178 shares with no voting rights or dispositive investment power that have been deferred by Mr. van der Kaay pursuant to the Ball Corporation Deferred Compensation Company Stock Plans, and 6,342 restricted stock units with no voting rights or dispositive investment power.

(16)
Includes 25,078 shares owned by Mr. Westerlund's spouse, as to which he disclaims beneficial ownership, and 222,875 shares that he may acquire during the next 60 days upon the exercise of stock options. Also includes 120,872 stock units equivalent to 120,872 shares with no voting rights or dispositive investment power that have been deferred pursuant to the Ball Corporation Deferred Compensation Company Stock Plans, and 47,500 restricted stock units with no voting rights or dispositive investment power.

(17)
Includes 228,170 shares to which beneficial ownership is disclaimed, and 1,881,636 shares that may be acquired during the next 60 days upon the exercise of stock options, and includes 98,500 shares to which beneficial ownership is disclaimed. Also includes 1,100,627 stock units equivalent to 1,100,627 shares with no voting rights or dispositive investment power that have been deferred pursuant to the Ball Corporation Deferred Compensation Company Stock Plans, and includes 51,885 units to which beneficial ownership is disclaimed; and 532,903 restricted stock units with no voting rights or dispositive investment power, and includes 20,500 restricted stock units to which beneficial ownership is disclaimed. In addition, 33,480 shares have been pledged.

VOTING ITEM I—ELECTION OF DIRECTORS

        In 1985 the shareholders adopted the Amended Articles of Incorporation of Ball Corporation, dividing the Board of Directors ("Board") into three classes, as nearly equal in number as possible, with directors serving staggered three-year terms. Amendments to the Indiana Business Corporation Law in 2009 made this classified Board structure statutorily required for Ball Corporation, effective from and after July 31, 2009. On April 28, 2010, one person is to be elected to serve as a director until the 2011 Annual Meeting of Shareholders, and four persons are to be elected to serve as directors until the 2013 Annual Meeting of Shareholders. Unless otherwise instructed on the proxy card, the persons named in the accompanying proxy intend to vote for nominee John A. Hayes to hold office as a director of the Corporation until the 2011 Annual Meeting of Shareholders (Class II), and nominees Hanno C. Fiedler, John F. Lehman, Georgia R. Nelson and Erik H. van der Kaay to hold office as directors of the Corporation until the 2013 Annual Meeting of Shareholders (Class I), or, in each case, until his or her respective successor is elected and qualified. All nominees have consented to be named as candidates in the Proxy Statement and have agreed to serve if elected. If, for any reason, any of the nominees becomes unavailable for election, the shares represented by proxies will be voted for any substitute nominee or nominees designated by the Board. The Board has no reason to believe that any of the nominees will be unable to serve.

        In accordance with the Indiana Business Corporation Law, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Abstentions and broker nonvotes are considered neither votes "for" nor "against." Proxies may not be voted for a greater number of persons than the five named nominees.

        Set forth for each director nominee in Class I and II and for each continuing director in Classes II and III is the director's principal occupation and employment during the past five years or, if longer, the period during which the director has served as a director, and certain other information, including his or her public company directorships during the past five years.

 DIRECTOR NOMINEES AND CONTINUING DIRECTORS

To Be Elected for a Term of One Year Until the 2011 Annual Meeting (Class II)
John A. Hayes
	President and Chief Operating Officer, Ball Corporation since January 2010; Executive Vice President and Chief Operating Officer 2008-2010; President, Ball Packaging Europe and Senior Vice President, Ball Corporation 2007-2008; Executive Vice President, Ball Packaging Europe and Vice President, Ball Corporation 2005-2006; Vice President, Corporate Strategy, Marketing and Development 2003-2005; Vice President, Corporate Planning and Development 2000-2003; Senior Director, Corporate Planning and Development 1999. Age 44.	Director since 2010.
To Be Elected for a Term of Three Years Until the 2013 Annual Meeting (Class I)
Hanno C. Fiedler
Executive Vice President, Ball Corporation, and Chairman and Chief Executive Officer, Ball Packaging Europe, December 2002 to December 2005; Chairman and Chief Executive Officer, Schmalbach-Lubeca AG, 1996 to 2002. Age 64.
Director since 2002. Member, Finance Committee.

Mr. Fiedler serves on the Supervisory Boards of LIC Langmatz GmbH, Garmisch-Partenkirchen, Germany; Pfleiderer AG, Neumarkt, Germany; and MAN-Roland Druckmaschinen AG, Offenbach, Germany. In the past five years, Mr. Fiedler has served on the Supervisory Boards of Thyssen Krupp Steel AG, Duisburg, Germany; Howaldtswerke-Deutsche Werft AG, Kiel, Germany; and Unterehmensverwaltung GmbH & Co. KG, Neumarkt, Germany.
John F. Lehman
	Chairman, J. F. Lehman & Company, New York, New York, since 1990; Chairman of the Board, OAO Technology Solutions, Inc., Greenbelt, Maryland, since 2001; Chairman of the Board, Sperry Marine Inc., Charlottesville, Virginia, 1993 to 1996; Managing Director, Investment Banking Division, PaineWebber Inc., New York, New York, 1988 to 1990; Secretary of the Navy, Washington, D.C., 1981 to 1987. Age 67.	Director since 1987. Member, Finance and Nominating/Corporate Governance Committees. Mr. Lehman is a director of EnerSys, Reading, Pennsylvania, and Verisk, Inc., Jersey City, New Jersey.

Georgia R. Nelson
President and Chief Executive Officer, PTI Resources, LLC, Chicago, Illinois, since June 2005; President, Midwest Generation EME, LLC, Chicago, Illinois, April 1999 to June 2005; General Manager, Edison Mission Energy Americas, Irvine, California, January 2002 to June 2005. Age 60.
Director since 2006. Member, Human Resources and Nominating/Corporate Governance Committees.

Ms. Nelson is a director of Cummins, Inc., Columbus, Indiana, and Nicor Inc., Naperville, Illinois. In the past five years, Ms. Nelson has served on the board of Tower Automotive, Inc., Novi, Michigan.
Erik H. van der Kaay
Chairman of the Board, Symmetricom, Inc., October 2002 to October 2003; President, Chief Executive Officer, and Chairman of the Board, Datum, Inc., Irvine, California, April 1998 to October 2002 upon Symmetricom's acquisition of Datum. Age 69.
Director since 2004. Member, Audit and Finance Committees.

Mr. van der Kaay is a director of RF Micro Devices, Greensboro, North Carolina, and Orolia, S.A., Sophia Antipolis, France. In the past five years, Mr. van der Kaay has served on the boards of Comarco, Inc., Irvine, California, and TransSwitch Corporation, Shelton, Connecticut.
The Board of Directors recommends that shareholders vote "FOR" the election of each nominee for Director named above.

To Continue in Office Until the 2011 Annual Meeting (Class II)
George M. Smart	President, Sonoco-Phoenix Inc., North Canton, Ohio, a subsidiary of Sonoco Products Company, 2001 to 2004. Age 64.
Director since 2005. Member, Audit and Human Resources Committees.

Mr. Smart is a director of FirstEnergy Corp., Akron, Ohio. In the past five years, Mr. Smart has served on the board of Unizan Financial, Canton, Ohio.
Theodore M. Solso	Chairman and Chief Executive Officer, Cummins, Inc., Columbus, Indiana, since January 2000. Age 63.
Director since 2003. Member, Audit and Human Resources Committees.

Mr. Solso is a director of Ashland Inc., Covington, Kentucky. In the past five years, Mr. Solso has served on the board of Irwin Financial Corporation, Columbus, Indiana.
Stuart A. Taylor II	Chief Executive Officer, The Taylor Group L.L.C., Chicago, Illinois, since June 2001; Senior Managing Director, Bear, Stearns & Co. Inc., Chicago, Illinois, 1999 to 2001. Age 49.	Director since 1999. Member, Human Resources and Nominating/Corporate Governance Committees. Mr. Taylor is a director of Hillenbrand, Inc., Batesville, Indiana.

To Continue in Office Until the 2012 Annual Meeting (Class III)
Robert W. Alspaugh	Chief Executive Officer, KPMG International, 2002 to 2005. Age 63.	Director since 2008. Member, Audit and Nominating/Corporate Governance Committees. Mr. Alspaugh is a director of Autoliv, Inc., Stockholm, Sweden, and VeriFone Holdings, Inc., San Jose, California.
R. David Hoover
Chairman and Chief Executive Officer since January 2010; Chairman, President and Chief Executive Officer, Ball Corporation, April 2002 to January 2010; President and Chief Executive Officer, January 2001 to April 2002; Vice Chairman, President and Chief Operating Officer, April 2000 to January 2001; Vice Chairman, President and Chief Financial Officer, January 2000 to April 2000; Vice Chairman and Chief Financial Officer, 1998 to 2000; Executive Vice President and Chief Financial Officer, 1997 to 1998; Executive Vice President, Chief Financial Officer and Treasurer, 1996 to 1997. Age 64.
Director since 1996.

Mr. Hoover is a director of Eli Lilly and Company, Indianapolis, Indiana; Energizer Holdings, Inc., St. Louis, Missouri, and Qwest Communications International, Inc., Denver, Colorado. In the past five years, Mr. Hoover served on the board of Irwin Financial Corporation, Columbus, Indiana.
Jan Nicholson
	President, The Grable Foundation, Pittsburgh, Pennsylvania, since 1990; Managing Director, Strategic Risk Assessment, MBIA Insurance Corporation, Armonk, New York, 1998 to 2000; Managing Director, Research and Development, Capital Markets Assurance Corporation (CapMAC), New York, New York, 1994 to 1998. Age 64.	Director since 1994. Member, Audit and Finance Committees. Ms. Nicholson is a director of Radian Group Inc., Philadelphia, Pennsylvania.

 DIRECTOR AND NOMINEE EXPERIENCE AND QUALIFICATIONS

        Set out below are the specific experience, qualifications, attributes and skills of each of the Corporation's directors and director nominees which led the Board to conclude that each person should serve as a director of the Corporation.

        Robert W. Alspaugh—Mr. Alspaugh enjoyed a distinguished 35-year career with KPMG, with increasing responsibility, which culminated in his acting as Deputy Chairman and Chief Operating Officer of KPMG-U.S. from 1998 to 2002 and Chief Executive Officer of KPMG International from 2002 to October 2005. Mr. Alspaugh's extensive experience, qualifications and skills as a leader of one of the "big four" global accounting firms enhance his service on the Corporation's Audit Committee and he has provided valuable input as a result. He also sits on two other public company boards, one in the U.S. and the other in Europe (where he chairs the audit committee), thus providing good cross-functional background and experience, with an international component. Mr. Alspaugh's extensive professional experience as a leader of a major global accounting firm, advising and supporting large international corporations, make him well qualified to serve as a director.

        Hanno C. Fiedler—After a successful career with TRW, Inc., in 1996 Mr. Fiedler became Chairman and Chief Executive Officer of Schmalbach-Lubeca AG, one of the largest and most successful rigid packaging companies based in Europe. When Ball acquired the beverage can business of Schmalbach-Lubeca in December 2002, Mr. Fiedler became Chairman and Chief Executive Officer of Ball Packaging Europe GmbH and also joined the Board of Ball Corporation. In that capacity, Mr. Fiedler provided excellent leadership to our newly-acquired European business which generated strong earnings performance during his tenure, despite the adverse effects of the German mandatory deposit system for rigid packaging which was initiated in 2003. Mr. Fiedler retired from active management of Ball Packaging Europe at the end of 2005, but has continued as the Chairman of its Supervisory Board to the present. He also serves on the Supervisory Boards of three major German companies. His leadership experience within the rigid container industry worldwide, with specific emphasis on Europe, makes him well qualified to serve as a director.

        John A. Hayes—Prior to joining Ball Corporation in 1999, Mr. Hayes was a Vice President of Lehman Brothers Inc. and part of an investment banking team which focused on merger and acquisition and financing advice to several major companies, including the Corporation. At Ball, Mr. Hayes initially headed our acquisition activities as Senior Director and then Vice President, Corporate Planning and Development, taking on the added responsibilities of marketing and new product development from 2003 to mid-2005. He then served as President of Ball Packaging Europe, which produced excellent financial results and strong revenue growth under his leadership. During 2008 and 2009, Mr. Hayes served as Ball's Executive Vice President and Chief Operating Officer, successfully leading our key operating divisions through the current economic and financial crisis. In January 2010, he was named our President and Chief Operating Officer and joined the Ball Corporation Board. Mr. Hayes' extensive investment banking and leadership experience within Ball make him well qualified to serve as a director.

        R. David Hoover—Mr. Hoover has enjoyed a varied and successful 40-year career with Ball, serving in multiple corporate and divisional roles, including as Vice President and Treasurer from 1987 through 1992, Chief Financial Officer from 1993 to April 2000, and Chief Operating Officer for the balance of 2000. He has been our Chief Executive Officer since January 2001, and has led the Corporation through an unprecedented period of growth in revenues, earnings per share and free cash flow. Mr. Hoover's considerable working knowledge and leadership experience with respect to our Corporation make him uniquely qualified to serve as a director. He has been a Ball Board member for 14 years, serving as Chairman since 2002, and serves as a director of three other major U.S.-based public companies. Mr. Hoover has also served on the Board of Trustees of DePauw University since 2002 and on the Board of Boulder Community Hospital since 2006.

        John F. Lehman—Mr. Lehman served as Secretary of the Navy in the Reagan Administration from 1981 to 1987, after which he was Managing Director of Paine Webber Inc.'s Investment Banking Division from 1988 to 1990 where he led the firm's aerospace and defense advisory practice. He then established J. F. Lehman & Company, a New York-based investment company, and has served as its chairman since 1990. Mr. Lehman is also Chairman of the Princess Grace Foundation and an Overseer of the School of Engineering at the University of Pennsylvania. He has a rare combination of extensive business experience, public service, political acumen and global perspective. Mr. Lehman served as a member of the National Commission on Terrorist Attacks Upon the United States, also known as the 9/11 Commission, from 2002 to 2004. He has been an astute and valuable member of Ball's Board for 23 years and has chaired its Finance Committee for many years. Mr. Lehman's public service, financial industry experience and Ball Board experience make him well qualified to serve as a director.

        Georgia R. Nelson—Ms. Nelson has enjoyed a successful 40-year career in the energy industry, serving as a senior executive for several U.S. and international energy companies, including as President of Midwest Generation EME, LLC from April 1999 to June 2005 and General Manager of Edison Mission Energy Americas from January 2002 to June 2005. She is a member of the Executive Committee of the National Coal Council since 2000 and served as its Chairman from 2006 to 2008. She has had extensive international operations, construction, environmental and policy experience on four continents. Ms. Nelson regularly lectures on business and corporate governance matters, including at Northwestern University's Kellogg Graduate School of Management, and serves on the advisory committee of the Center for Executive Women at Northwestern. Ms. Nelson also serves as a director of two other public companies. Ms. Nelson's leadership roles in the power generation and distribution industries, as well as her service on other company boards, clearly qualify her to serve as a director of our Corporation.

        Jan Nicholson—Ms. Nicholson enjoyed a long and successful career in the financial services industry in New York, which, after an 18-year tenure at Citicorp, included positions as Managing Director, Research and Development for CapMAC from 1994 to 1998 and Managing Director, Strategic Risk Assessment for MBIA Insurance Corporation from 1998 to 2000. She also served as a director of Rubbermaid, Inc. from 1992 until 1999, and chaired its Audit Committee from 1994 through 1998. In addition, Ms. Nicholson is a director of Radian Group Inc. and has been President of The Grable Foundation since 1990. She has been a member of Ball's Board for 16 years and has chaired our Audit Committee since 2004. Ms. Nicholson's career in the financial services industry and her service on the Rubbermaid Audit Committee and board, as well as her long service in those capacities with Ball, make her well qualified to serve as a director.

        George M. Smart—Mr. Smart's long career and success in the U.S. can manufacturing industry make him well qualified to serve as a director. He steadily assumed increasing responsibility at Central States Can Co., a division of Van Dorn Company, culminating in his acting as its President and Chief Executive Officer from 1978 to 1993. When Central States was acquired in 1993, Mr. Smart and his management team established a start-up company, Phoenix Packaging Corporation, to manufacture and sell full-panel easy-open ends for food containers, including to Ball's food can division. Serving as Chairman and Chief Executive Officer for Phoenix, Mr. Smart led its growth to a profitable company with revenues in excess of $80 million, when it was sold to Sonoco Products Company and became Sonoco-Phoenix Inc. in 2001. Mr. Smart served as President of Sonoco-Phoenix until 2004 and has been Chairman of the Board of FirstEnergy Corp. since 2004. He previously served on the boards of Belden & Blake Corporation, Commercial Intertech Corporation, Unizan Financial, Van Dorn Company, and as Chairman of the Can Manufacturers Institute.

        Theodore M. Solso—Mr. Solso has had a successful 39-year career at Cummins, Inc., a Fortune 500 manufacturing company with operations around the world. This culminated with Mr. Solso becoming Chairman and Chief Executive Officer of Cummins in January 2000, a position in which he serves today. Under his leadership, Cummins has increased revenues from $6.6 billion in 2000 to $10.8 billion in 2009. During the same period, its earnings per share and operating cash flow have increased from $0.35 and $550 million, to $2.49 and $1.1 billion, respectively. Mr. Solso has been on our Board since 2003 and serves as a director of Ashland Inc. He is also a member of The Indiana Academy and a member of the Business Roundtable. Mr. Solso also co-chairs the U.S.-Brazil CEO Forum and is a trustee of Earth University in Costa Rica. Mr. Solso's long experience in leadership positions with a major global manufacturing company make him well qualified to serve as a director.

        Stuart A. Taylor II—Mr. Taylor spent the first 15 years of his working career at Bear Stearns & Co. Inc., culminating with the position of Senior Managing Director in Chicago. While at Bear Stearns, Mr. Taylor acted for many companies on merger and acquisition and financing transactions, including for Ball on its 1993 acquisition of Heekin Can Company. In 2001, Mr. Taylor established The Taylor Group L.L.C., of which he is Chief Executive Officer, a successful investment company that primarily invests in minority-owned businesses. Mr. Taylor has been a director of Ball since 1999, acted as our Presiding Director from 2004 to 2008 and chairs our Human Resources Committee. He is also a director of Hillenbrand, Inc., an Indiana-based public company. Mr. Taylor's extensive experience as an investment banker, entrepreneurial investor and Ball Board member make him well qualified to serve as a director.

        Erik H. van der Kaay—Mr. van der Kaay, a native of the Netherlands, had a long and successful career in the U.S. telecom industry, including service as a senior executive with Allen Telecom throughout the 1990s, culminating as Executive Vice President, and as Chairman, President and Chief Executive Officer of Datum, Inc. from 1998 to 2002 and as Chairman of Symmetricom, Inc. from 2002 to 2003. He has also served as the managing director of a Brazilian telecom company, as well as on the board of directors of several public companies and is currently a board member of RF Micro Devices in the U.S. and Orolia, S.A. in Europe, providing good cross-functional background and experience, with an international component. In addition, he has served since 2007 as a member of the South East Audit Committee

Leadership Network convened by Ernst & Young and comprised of audit committee members of leading public companies. Mr. van der Kaay's experience as a leader and as a director of several other companies, as well as his business and financial acumen, and his international perspective, make him well qualified to serve as a director.

BOARD LEADERSHIP STRUCTURE AND RISK OVERSIGHT

        Our Corporation is led by Mr. R. David Hoover, who has served as our President, Chairman and Chief Executive Officer ("CEO") since 2002. Since becoming a public company in 1972, we have had only five CEOs, and four of these CEOs have served simultaneously as chairman of the Board of Directors. Our Board of Directors is comprised of Mr. Hoover and ten other directors, eight of whom are independent directors. The Board has four standing committees—Audit, Nominating/Corporate Governance, Human Resources and Finance. Each of the committees, except for Finance, is comprised solely of independent directors (the Finance Committee is primarily comprised of independent directors), with each of the four committees having an independent director serving as chairman.

        Although the Corporation's bylaws do not require that the roles of Chairman and CEO be combined, we believe our Corporation and its shareholders have been well-served by this traditional board leadership model. Having a single person lead the Corporation and the Board provides clear leadership, helps to maintain uniform management vision for the Corporation and the Board and provides efficiency. Pursuant to SEC and NYSE rules, regularly scheduled executive sessions of nonmanagement directors are held. Executive sessions of independent directors are also held at least annually. Such meetings promote open discussion by nonmanagement and independent directors, enabling them to serve as a check on management, if necessary. The meetings of the nonmanagement and independent directors are chaired by the Presiding Director, who is an independent director appointed by the Board.

        In accordance with NYSE requirements, our Audit Committee is responsible for overseeing the risk management function of the Corporation. While the Audit Committee has primary responsibility for overseeing risk management, the entire Board is involved in overseeing risk management for the Corporation. Additionally, each Board committee considers the specific risks within its area of responsibility. Our Internal Audit Department has, for many years, analyzed various areas of risk to the Corporation and has provided risk assessment and analysis to our Audit Committee. In 2007, the Corporation established a comprehensive Enterprise Risk Management process, which is now supervised by our Senior Vice President and Chief Financial Officer, whereby key corporate and divisional risks are systematically identified and assessed on a quarterly basis. The results of this ongoing risk assessment are reported to our Audit Committee and to our Board at least annually.

        One of the responsibilities of our Board of Directors is to evaluate the effectiveness of the Board and make recommendations involving its organization and operation. We recognize that different board leadership structures may be appropriate for different companies. We believe our current leadership structure, with Mr. Hoover serving as Chief Executive Officer and Chairman of the Board, a Board with a majority of independent directors, an independent chairman for each of our standing Board committees and separate meetings of nonmanagement and independent directors, provides the most effective form of leadership for our Corporation at this time. We believe that our directors provide effective oversight of risk management through the Board's regular dialogue with Ball management, the Enterprise Risk Management process, and assessment of specific risks within each Board committee's areas of responsibility.

BOARD DIVERSITY

        Ball's Nominating/Corporate Governance Committee consistently applies the principles of diversity in its consideration of candidates for Board positions. In addition to considering characteristics such as race, gender and national origin, the Committee considers a variety of other characteristics, such as business and professional experience, education and skill, all leading to differences of viewpoint and other individual qualities that contribute to Board heterogeneity. This has resulted in a diverse group of talented and capable Board members, as described in more detail under "Director and Nominee Experience and Qualifications" on pages 10 and 11.

 GOVERNANCE OF THE CORPORATION

Corporate Governance Guidelines

        The Board has established Corporate Governance Guidelines to comply with the relevant provisions of Section 303A of the New York Stock Exchange ("NYSE") Listed Company Manual ("NYSE Listing Standards"). The Corporate Governance Guidelines are set forth on the Corporation's Web site at www.ball.com under the "Corporate" page, section "Investors," under the subsection "Financial Information," and under the link, "Corporate Governance." A copy may also be obtained upon request from the Corporation's Corporate Secretary.

Policies on Business Ethics and Conduct

        Ball established a Corporate Compliance Committee in 1993 chaired by a designated Compliance Officer. The Committee publishes a code of business ethics, which is in the form of the Business Ethics booklet. The Board has adopted a separate additional business ethics statement referred to as the Ball Corporation Executive Officers and Directors Business Ethics Statement ("Executive Officers and Directors Ethics Statement") designed to establish principles requiring the highest level of ethical behavior toward achieving business success within the requirements of the law and the Corporation's policies and ethical standards. The Business Ethics booklet and the Executive Officers and Directors Ethics Statement are set forth on the Corporation's Web site at www.ball.com under the "Corporate" page, section "Investors," under the subsection "Financial Information," and under the link, "Corporate Governance." Copies may also be obtained upon request from the Corporation's Corporate Secretary.

Director Training

        All new directors receive orientation training soon after being elected to the Board. Continuing education programs are made available to directors including internal presentations, third party presentations and externally offered programs. Four directors attended externally offered director training programs in 2009.

Communications With Directors

        The Corporation has established means for shareholders or others to send communications to the Board. Persons interested in communicating with the Board, its individual directors or its Committees may send communications in writing via the Corporate Secretary or the Chairman of the Board. The communication should be sent in care of the Corporate Secretary, Ball Corporation, by mail to P.O. Box 5000, Broomfield, Colorado 80038-5000 or facsimile transmission to 303-460-2127.

        In accordance with the NYSE and SEC requirements, the Corporation has established additional means for interested parties to send communications to the Board and selected Committees, which are described on the Corporation's Web site at www.ball.com under the "Corporate" page, section "Investors," under the subsection "Financial Information," and under the link, "Corporate Governance."

        Shareholder proposals for inclusion in the Corporation's proxy materials will continue to be handled and must be communicated as disclosed in this Proxy Statement on page 57.

Meetings of Nonmanagement and Independent Directors

        The Board meets regularly and not less than four times per year. Nonmanagement directors meet regularly, usually in conjunction with a regular Board meeting. Independent directors meet at least annually. Georgia R. Nelson served as Presiding Director for meetings of nonmanagement and independent directors held in 2009.

Director Independence Standards

        Pursuant to the NYSE Listing Standards, the Board has adopted a policy adhering to the director independence requirements of the NYSE in determining the independence of directors. These standards are described on the Corporation's Web site at www.ball.com under the "Corporate" page, section "Investors," under the subsection "Financial Information," and under the link, "Corporate Governance."

        The Board has determined that a majority of the Board is independent, and the Board has determined that based upon the NYSE independence standards, during 2009 each of the members of the Board was and currently is independent with the exception of Messrs. Fiedler, Hoover and Hayes.

 CERTAIN COMMITTEES OF THE BOARD

        The standing committees of the Board are the Audit, Nominating/Corporate Governance, Human Resources and Finance Committees.

Audit Committee:

        The primary purpose of the Audit Committee is to assist the Board in fulfilling its responsibilities to oversee management's conduct and the integrity of the Corporation's public financial reporting process including the overview of (1) accounting policies, (2) the system of internal accounting controls over financial reporting, (3) disclosure controls and procedures, (4) the performance of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Corporation ("independent auditor"), (5) the Internal Audit Department, and (6) oversight of our risk management. The Audit Committee is responsible for engaging and evaluating the Corporation's independent auditor, including the independent auditor's qualifications and independence; resolving any differences between management and the independent auditor regarding financial reporting; preapproving all audit and non-audit services provided by the independent auditor; and establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters.

        Members of the Audit Committee are Ms. Nicholson and Messrs. Alspaugh, Smart, Solso and van der Kaay. The Board has determined that each member of the Audit Committee is independent and financially literate, has accounting or financial management expertise and is an Audit Committee financial expert under the NYSE Listing Standards and the SEC regulations. The Audit Committee met five times during 2009.

        The Report of the Audit Committee is set forth on page 46. The Committee has considered the non-audit services provided during 2009 and 2008 by the independent auditor as disclosed below and determined the services were compatible with maintaining the auditor's independence. The Committee believes the fees paid to the independent auditor in respect of those services were appropriate, necessary and cost efficient in the management of the business of the Corporation and are compatible with maintaining the auditor's independence.

Audit Fees and Services

        The following table represents fees for professional services rendered by PricewaterhouseCoopers LLP for the audit of the Corporation's annual consolidated financial statements and quarterly reports and the auditor's report under the Sarbanes-Oxley Act of 2002 for fiscal 2009 and fiscal 2008, together with fees for audit-related services and tax services rendered by PricewaterhouseCoopers LLP during fiscal 2009 and fiscal 2008. Audit-related services for 2009 consisted of consultations related to a comfort letter for the Corporation's 2009 bond offering, derivative transactions, various local and special audits, joint venture consultations, and various consents related to SEC filings. Tax fees consisted principally of tax compliance, including tax compliance matters related to tax audits and return preparation fees and fees for tax consultations. Other fees primarily included fees for access to PricewaterhouseCoopers LLP online accounting research software.

	Fiscal 2009	Fiscal 2008
Audit Fees
Attestation Report and Accounting Consultations	$4,835,000	$4,736,000
Foreign Statutory Audits	1,382,000	1,191,000
Audit-Related Fees
Benefit Plans	$27,000	$26,000
Consultations	331,000	208,000
Tax Fees
Tax Compliance Matters	$544,000	$378,000
Tax Consultations	1,061,000	383,000
All Other Fees	$8,000	$6,000

        The Audit Committee's Charter requires management to submit for preapproval all audit, audit-related and non-audit-related services to be performed by the independent auditor. Management and the independent auditor submit a report of fees for review and preapproval by the Committee on a quarterly basis. The Audit Committee requires management and the independent auditor to submit a report at least annually regarding audit, audit-related, tax and all other fees paid by the Corporation to the independent auditor for services rendered in the immediately preceding two fiscal years. The Committee considers whether the fees for non-audit and audit-related services are compatible with maintaining the auditor's independence and requires management and the independent auditor to confirm this as well. The Audit Committee preapproved 100 percent of all of the above-referenced fees paid in 2009 and 2008 for services that were provided by PricewaterhouseCoopers LLP.

        There were no hours expended by persons other than the independent auditor's full-time, regular employees on the independent auditor's engagement to audit the Corporation's financial statements.

        A copy of the Audit Committee Charter is set forth on the Corporation's Web site at www.ball.com under the "Corporate" page, section "Investors," under the subsection "Financial Information," and under the link, "Corporate Governance."

Nominating/Corporate Governance Committee:

        The Nominating/Corporate Governance Committee is responsible for assisting the Board in fulfilling its responsibility to identify qualified individuals to become Board members; recommending to the Board the selection of Board nominees for the next Annual Meeting of Shareholders; addressing the independence and effectiveness of the Board by advising and making recommendations on matters involving the organization and operation of the Board, Corporate Governance Guidelines and directorship practices; overseeing the evaluation of the Board and its Committees; and reviewing and assessing the Corporation's Sustainability activities and performance. The Nominating/Corporate Governance Committee utilizes the standards set forth below for considering director nominees.

        Members of the Nominating/Corporate Governance Committee are Messrs. Alspaugh, Lehman and Taylor and Ms. Nelson. The Board has determined that the members of the Committee are independent under the NYSE Listing Standards. The Nominating/Corporate Governance Committee met four times during 2009.

        The Board has established a process whereby nominees for the Board may be submitted by members of the Board, the Chief Executive Officer, shareholders and any other persons. The Committee considers these recommended candidates in light of criteria set forth below.

        The Committee will seek candidates who meet at a minimum the following criteria: (1) candidates who have sufficient time to attend or otherwise be present at Board, relevant Board Committee and Shareholders' meetings; (2) candidates who will subscribe to Ball Corporation's Corporate Governance Guidelines and the Executive Officers and Directors Ethics Statement; (3) candidates who demonstrate credentials and experience in a broad range of corporate matters; (4) candidates who have experience, qualifications, attributes and skills that would qualify them to serve as a director; (5) candidates who will subscribe to the finalized strategic and operating plans of the Corporation as approved by the Board from time to time; (6) candidates who are not affiliated with special interest groups that represent major causes or constituents; and (7) candidates who meet the criteria, if any, for being a director of the Corporation as set forth in the Indiana Business Corporation Law, the Articles of Incorporation and Bylaws of the Corporation.

        The Committee will apply the principles of diversity in consideration of candidates. The Committee may utilize and pay third-party consultants to identify and screen candidates on a confidential basis for service on the Board. The Committee will also determine candidates' qualifications in light of the standards set by the Committee and by evaluating the qualifications of all candidates in an attempt to select the most qualified nominees suited to serve as a director while attempting to ensure that a majority of the Board is independent and, where needed, to meet the NYSE and SEC requirements for financial literacy, accounting or financial management expertise or audit committee financial expert status.

        The Nominating/Corporate Governance Committee will consider candidates recommended by shareholders. Any such recommendation should be in writing and addressed to the Chair, Nominating/Corporate Governance Committee, in care of the Corporate Secretary, Ball Corporation, by mail to P.O. Box 5000, Broomfield, Colorado 80038-5000.

        The Committee received no recommendations for candidates as nominees for the Board from a security holder or group of security holders that beneficially owned more than 5 percent of the Corporation's voting Common Stock for at least one year as of the date of the recommendation.

        A copy of the Nominating/Corporate Governance Committee Charter is set forth on the Corporation's Web site at www.ball.com under the "Corporate" page, section "Investors," under the subsection "Financial Information," and under the link, "Corporate Governance."

Human Resources Committee:

        The primary purpose of the Human Resources Committee is to assist the Board in fulfilling its responsibilities related to the evaluation and compensation of the Chief Executive Officer and overseeing the compensation of the other executive officers of the Corporation; reviewing and approving the schedule of salary ranges and grades for the salaried employees of the Corporation; approving the Corporation's stock and cash incentive compensation programs, including awards to executive officers and the number of shares to be optioned and/or granted from time to time to employees of the Corporation; approving and receiving reports on major benefit plans, plan changes and determinations and discontinuations of benefit plans; discussing the performance evaluation system and succession planning system of the Corporation, including discussions with the Chairman of the Board and Chief Executive Officer about the succession plan for the Chairman of the Board and Chief Executive Officer; hiring experts, including executive compensation consultants, as deemed appropriate to advise the Committee; assessment of compensation-related risks; and authorizing the filing of required reports with federal, state and local governmental agencies.

        Members of the Human Resources Committee are Messrs. Smart, Solso and Taylor and Ms. Nelson. The Board has determined that the members of the Committee are independent under the NYSE Listing Standards. The Human Resources Committee met four times during 2009. A copy of the Human Resources Committee Charter is set forth on the Corporation's Web site at www.ball.com under the "Corporate" page, section "Investors," under the subsection "Financial Information," and under the link, "Corporate Governance."

Finance Committee:

        The Finance Committee assists the Board in fulfilling its responsibility to oversee management in the financing and related risk management of the Corporation, the status of the Corporation's retirement plans and insurance policies and the Corporation's policies relating to interest rates, commodity hedging and currency hedging. The Committee may hire experts as deemed appropriate to advise the Committee in the performance of its duties. The Committee reports to the Board concerning the financing of the Corporation and the performance of the Committee.

        The members of the Finance Committee are Messrs. Fiedler, Lehman and van der Kaay and Ms. Nicholson. The Committee met four times during 2009. A copy of the Finance Committee Charter is set forth on the Corporation's Web site at www.ball.com under the "Corporate" page, section "Investors," under the subsection "Financial Information," and under the link, "Corporate Governance."

BOARD MEETINGS AND ANNUAL MEETING

        The members of the Board are expected to attend all meetings of the Board, relevant Committee meetings and the Annual Meeting of Shareholders. The Board held five meetings during 2009. Every director attended 75 percent or more of the aggregate of the total number of meetings of the Board and the total number of meetings held by all Committees of the Board on which the director served. All directors attended the 2009 Annual Meeting.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

        Ball Corporation has adopted a policy with respect to transactions with related persons requiring its executive officers and directors to comply with all SEC and NYSE requirements concerning transactions between the Corporation and "related persons," as defined in the applicable SEC and NYSE rules. With respect to related persons, David L. Taylor currently serves as President and Chief Executive Officer of a wholly owned subsidiary of Ball Corporation, and is the spouse of Lisa A. Pauley, an executive officer of the Corporation. For 2009, Mr. Taylor's base salary was approximately $380,000. To facilitate compliance with such policy, the Board adopted procedures for the review, approval or ratification of any transaction required to be reported under the applicable rules. The policy provides that each executive officer and director will promptly report to the Chairman of the Board any transaction with the Corporation undertaken or contemplated by such officer or director, by any beneficial owner of 5 percent or more of the Corporation's voting securities or by any immediate family member. The Chairman of the Board will refer the transaction to the General Counsel for review and recommendations. Upon receipt of such review and recommendations, the matter will be brought before the Nominating/Corporate Governance Committee to consider whether the transaction in question should be approved, ratified, suspended, revoked or terminated. This policy for transactions with related persons is in writing and is part of the Ball Corporation Executive Officers and Directors Ethics Statement. The written form of the policy can be found on the Corporation's Web site as indicated in the section "Policies on Business Ethics and Conduct" on page 13.

EXECUTIVE COMPENSATION

REPORT OF THE HUMAN RESOURCES COMMITTEE OF THE BOARD OF DIRECTORS

        The Human Resources Committee of the Board of Directors ("Committee") has reviewed the following Compensation Discussion and Analysis and discussed its contents with members of the Corporation's management. Based on this review and discussion, the Committee has recommended that the Compensation Discussion and Analysis ("CD&A") be incorporated by reference in the Corporation's Annual Report on Form 10-K and as set out in this Proxy Statement.

    Georgia R. Nelson
    George M. Smart
    Theodore M. Solso
    Stuart A. Taylor II

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Objectives and Philosophy

        The primary objective of the Corporation's executive compensation program is to support the achievement of the Corporation's business and performance objectives. The program is mainly designed to:

  •
  Attract, motivate and retain a highly capable and performance-focused executive team;

  •
  Promote a culture of employee owners whose financial interests are aligned with those of the Corporation's shareholders;

  •
  Pay for performance such that total compensation reflects the individual performance of executives and the absolute and relative performance of Ball; and

  •
  Efficiently manage the potential dilution, cash flow, tax and reported earnings implications of executive compensation, consistent with the other objectives of the program.

        The Corporation's executive compensation philosophy emphasizes share ownership among executives, aligns executive incentives with shareholder interests and rewards performance that enhances total shareholder returns. In support of Ball's emphasis on significant ownership by key executives, Ball delivers long-term incentive opportunities that encourage ownership. Specifically, Ball may grant stock-settled stock appreciation rights ("SARs"), incentive stock options ("ISOs"), non-qualified stock options ("NQOs"), performance contingent restricted stock units and/or restricted stock/restricted stock units, in addition to long-term performance cash incentives.

        Consistent with its ownership philosophy, Ball has established guidelines that all executive officers retain minimum ownership levels of the Corporation's Common Stock. As of December 31, 2009, all executive officers including the Chief Executive Officer ("CEO"), Chief Financial Officer ("CFO") and other proxy named executive officers ("NEOs") have met their ownership guidelines. The 2009 stock ownership guidelines (minimum requirements) were as follows:

Executive	Ownership Multiple (of Base Salary)
CEO	5 times
CFO, EVPs and SVPs	3 times
Other Executives	1 to 2 times

        When the Corporation's share price appreciates, some executives and/or directors may desire to lock in a portion of that appreciation, thereby managing a portion of the economic risk associated with concentrated holdings of Ball Common Stock. The Corporation has evaluated the potential approaches that executives and directors can use. As a result of this review, the Corporation permits executives to use prepaid variable forward contracts or contracts to purchase or sell Corporation Common Stock pursuant to SEC Rule 10b5-1. Put and call options and other hedging transactions involving Corporation stock (including selling the stock "short") are not permitted.

        In addition to promoting prudent share ownership, the Corporation's executive compensation objectives and philosophy focus on rewarding performance. This means that shareholder returns along with corporate, operating unit and individual performance, both short-term and long-term, determine the largest portion of executive pay.

Risk Assessment

        The Human Resources Committee has reviewed the concept of risk as it relates to our compensation programs and the Committee does not believe our compensation programs encourage excessive or inappropriate risk. Overall, our internal risk assessment confirms that our compensation arrangements are low in risk and do not foster undue risk taking, because they are performance driven and have strong governance and control mechanisms. In January 2010, the Committee's executive compensation consultant conducted a thorough risk assessment of our executive compensation programs and assessed numerous criteria with particular attention to whether those programs implicate financial risks, operational risks or reputational risks. The Consultant reported to the Committee that Ball's executive compensation programs are low in risk. In reaching that conclusion, the Consultant noted that there is strong Human Resource Committee involvement, long-term incentives are predominantly equity-based and thus tied to shareholder returns, market comparisons are utilized, ownership requirements are applied, and Ball has embraced "economic value added" principles in its compensation for many years.

Process for Determining Executive Compensation

        The Committee oversees the administration of the executive compensation program and determines the compensation of the executive officers of the Corporation. The Committee is comprised solely of nonmanagement directors, all of whom meet the independence requirements of the NYSE.

        To assist the Committee in discharging its responsibilities, the Committee has retained Towers Perrin, an independent executive compensation consultant ("Consultant"). The Consultant is engaged by and reports directly to the Committee. Specifically, the Consultant's role is to develop recommendations for the Committee related to all aspects of executive compensation programs and the Consultant works with management to obtain information necessary to develop the recommendations. The total fees for executive compensation services provided to the Committee by Towers Perrin in 2009 were $151,414. The total fees for other services provided to the Corporation by Towers Perrin in 2009, determined and approved by the Corporation's management, were $1,290,343. The Committee is assured that the services provided by the executive compensation consultant are objective and not influenced by the other services provided to the Corporation by Towers Perrin because of the following: (1) the contractual arrangement for executive compensation services provided to the Committee is completely separate from the arrangement of other services provided to the Corporation; (2) the individual executive compensation consultant receives no compensation based on the fees charged to the Corporation for other services; (3) the individual compensation consultant does not participate in Towers Perrin sales meetings regarding opportunities at the Corporation; and (4) the total fees for other services provided to Ball by Towers Perrin was insignificant relative to Towers Perrin's 2009 total revenues. Additionally, the individual executive compensation consultant's qualifications, expertise and protocols ensure that the services provided to the Committee are both objective and of high quality.

        When setting executive compensation, the Corporation applies a consistent approach for all executive officers. It intends that the combination of elements of executive compensation closely aligns the executive's interest with those of the shareholders. Target total compensation is comprised of base salary, annual economic value added incentive compensation and long-term incentive compensation in the form of both cash and equity. Through 2008, the Committee reviewed and adjusted executive target total compensation levels annually in October to be effective the following January; however, equity grants were generally considered and made in April of each year. In July 2008, the Committee determined that it desired to adjust all elements of total compensation at the same time each year. As a result, the Committee determined it would review and adjust executive total compensation levels, including equity grants, annually in January of each year. This revised practice was utilized when reviewing and adjusting 2009 executive total compensation.

        The Corporation begins the annual process by reviewing each executive officer's target total compensation in relation to the 50th percentile of comparably sized companies based on general industry data. The Corporation also takes into account, as an additional reference point, competitive compensation data from a selected group of peer companies consisting of leading container and packaging, distiller and brewer, food, household durable and nondurable goods companies ("Peer Group"). Companies contained in Ball's Peer Group used in 2009 include: Anheuser-Busch InBev; Campbell Soup Company; The Clorox Company; Colgate-Palmolive Company; Fortune Brands, Inc.; H.J. Heinz Company; The Hershey Company; Jarden Corporation; Kellogg Company; Molson Coors Brewing Company; Owens-Illinois, Inc.; Smurfit-Stone Container Company; Sonoco Products Company; Temple-Inland, Inc.; and Wm. Wrigley Jr. Company. This general industry and Peer Group data is gathered by the Consultant and presented to the Corporation and the Committee in reports that provide a comparative analysis of our executive officer compensation to this competitive market compensation. The Consultant works in collaboration with the Corporation's compensation department when preparing such reports.

        As part of this process, the Consultant creates tally sheets for each executive, which are used by the Committee when setting target total compensation for the CEO and other executive officers. Tally sheets outline each executive's annual target and actual pay as well as total accumulated pay under various performance and employment scenarios and corporate performance, both recent and projected. The Consultant also prepares for the Committee an independent review and recommendation of the CEO's compensation. In its deliberations, the Committee meets with the CEO and other members of senior management, as appropriate, to discuss the application of the competitive benchmarking (pay and performance) relative to the unique structure and needs of the Corporation.

        The CEO's target total compensation package is set by the Committee during an executive session based on the Committee's review of the competitive information prepared by the Consultant, assessment of the CEO's individual performance in conjunction with the financial and operating performance of the Corporation, and appropriate business judgment.

        A recommendation for the target total compensation of the Corporation's other executive officers, including the CFO and other NEOs, is made by the CEO after reviewing the executive's and the Corporation's performance in conjunction with the executive's responsibility and experience when compared to the competitive information prepared by the Consultant. The compensation package for the other executive officers, including the CFO and the other NEOs, is established by the Committee based on the recommendation of the CEO to the Committee and in consideration of the executive officer's individual job responsibilities, experience and overall performance.

        Generally, the amount of compensation realized or potentially realizable does not directly impact the level at which future pay opportunities are set. However, when granting equity awards, the Committee reviews and considers both individual performance and the number of outstanding and previously granted equity awards.

Elements of Ball's Executive Compensation Program

        The executive compensation program at Ball Corporation is designed to be consistent with the compensation objectives described above. The primary elements of the Corporation's executive compensation program are outlined in the following table. The purpose of each element is also provided to demonstrate how each fits with the overall compensation objectives, specifically, share ownership and pay for performance.

Component	Element	Type	Purpose

Current Year	• Annual Base Salary	• Base Compensation	• Fixed element of pay based on an individual's primary duties and responsibilities.
	• Annual Economic Value Added Incentive Compensation Plan	• Short-term performance-based plan	• Designed to reward achievement of specified annual corporate and/or operating unit financial goals pursuant to economic value added principles.
Long-Term Incentive—Cash	• Acquisition-Related Special Incentive Plan	• Long-term performance-based plan	• Designed to promote the successful integration of newly acquired businesses thereby enhancing financial returns and cash flow.
	• Long-Term Cash Incentive Plan	• Long-term performance-based plan

•       Designed to promote long-term creation of shareholder value in absolute terms (ROAIC) and relative terms (performance versus a group of companies in the S&P 500) and provide an executive retention incentive.

Long-Term Incentive—Equity	• Stock Options and Stock-Settled Stock Appreciation Rights	• Long-term performance-based element	• Designed to promote share ownership and long term performance resulting in the creation of shareholder value.
	• Performance Contingent Restricted Stock Units	• Long-term performance-based plan	• Designed to promote share ownership through the achievement of financial returns in excess of the Corporation's estimated weighted average cost of capital.
	• Deposit Shares	• Long-term performance-based plan	• Designed to promote executive financial investment in the Corporation, promote share ownership and provide long-term incentive for performance resulting in the creation of shareholder value.
	• Restricted Stock/Restricted Stock Units	• Long-term performance-based element	• Designed to promote share ownership, provide a retention incentive, and provide long-term incentive for the creation of shareholder value.
Other	• Life and Pension Benefits	• Benefit	• Support basic life and retirement income security needs.
	• Supplemental Executive Retirement Plan	• Benefit	• Replicates benefits provided under the qualified pension plan, not otherwise payable due to IRS qualified plan limits.
	• Non-Qualified Deferred Compensation	• Benefit	• Provides eligible participants the ability to defer certain pretax compensation into a savings plan to support retirement income or other needs.
	• Perquisites and other personal benefits	• Benefit

•       Noncash compensation generally nominal in value ranging from 2 to 4 percent of total compensation, which may consist of components such as financial planning, company contributions, aircraft usage and insurance premiums. The percent of total compensation may exceed the nominal range for an executive on foreign assignment.

Mix of Compensation Elements Awarded in 2009

        The diagrams below represent the mix of target total compensation awarded to the Corporation's CEO, CFO and to the other NEOs in 2009. Target total compensation is comprised of base salary, target annual incentive and target long-term incentives, which consist of a target cash value and grant date fair value of stock options and performance contingent equity awards. In 2009, Ball's target total compensation for the CEO, CFO and the other NEOs approximated, on average, the competitive market median and was appropriate for the Corporation considering general industry and Peer Group data, company performance, executive-specific factors such as individual performance and executive responsibility as well as internal equity. Although the Committee establishes target total compensation based on target performance, actual total compensation can vary based on the Corporation's actual performance. A large proportion of the target total compensation is variable based on performance, which constitutes pay at risk. The CEO of Ball is eligible to participate in the same executive programs as the CFO and the other NEOs; however, a larger proportion of his target total compensation is at risk. As shown below, 85 percent of the target total compensation awarded to the CEO and 79 percent awarded to the other NEOs in 2009 was based on elements that may vary from year to year depending on business performance. Additionally, 69 percent of the CEO's and 64 percent of the other NEOs' target total compensation was based on long-term performance of three years or more. This emphasis on longer term compensation, through performance-based long-term cash and equity awards, ensures a strong continued alignment with Ball's executive ownership and shareholder value creation objectives.

2009 Compensation Mix Principal Executive Officer	2009 Compensation Mix Avg of All Other NEOs

Specifics Related to the 2009 Executive Compensation Elements

Base Salary

        This element represents the fixed base cash compensation paid to an executive for services rendered during the fiscal year. The level of base salary takes into account job responsibilities, experience level and market competitiveness. Base salaries are generally reviewed annually in January with any changes becoming effective retroactively on January 1 of that year. Annual adjustments are based on individual performance, performance of the area of responsibility, the Corporation's performance, competitiveness versus the external market and internal merit increase budgets.

Annual Incentives

        This element is a short-term annual cash incentive designed to produce sustained shareholder value improvement by establishing a direct link between economic value added and incentive compensation. Economic value added is computed by subtracting a charge for the use of invested capital from net operating profit after-tax. The Corporation's and/or operating unit's economic value added financial performance determines the amount, if any, of awards earned under the Annual Incentive Compensation Plan. Such awards are based on actual economic value added performance relative to the established economic value added target. For any one year, the economic value added target is equal to the sum of the prior year's target economic value added and one-half the amount of the prior year's economic value added gain or shortfall relative to target and may be calculated as follows:

Current year's economic value added target	=	Prior year's economic value added target	+	1/2	Prior year's actual economic value added	-	Prior year's economic value added target

        Improvement in economic value added occurs when the amount of net operating profit after-tax less a charge for capital employed in the business increases over time. It establishes a direct link between annual incentive compensation and continuous improvement of return on invested capital relative to a 9 percent "hurdle rate." The Corporation has established 9 percent as the "hurdle rate" when evaluating capital expenditures and strategic initiatives in most regions in which we do business. This "hurdle rate" is above the Corporation's true cost of capital. Targets are established annually for each operating unit and for the Corporation as a whole based on prior performance. The Plan design motivates continuous improvement in order to achieve payouts at or above target over time. For a given year, a payout at 100 percent of target annual incentive compensation is achieved when actual economic value added is equal to the target economic value added. The award earned for 2009 under the Annual Incentive Compensation Plan for the Corporation as a whole was slightly above target. Economic value added was selected as the measure for Ball's Annual Incentive Compensation Plan because it has been demonstrated to correlate management's incentive with total shareholder return.

        This short-term incentive opportunity is established each year as a percentage of an executive's annual base salary and is targeted at approximately the 50th percentile of the competitive market with the opportunity to earn more for above-target performance or less for below-target performance. Actual annual incentive payments each year can range from 0 to 200 percent of the target opportunity based on corporate performance and/or the performance of the operating unit over which the executive has responsibility. Any amounts over 200 percent of target are banked and remain at risk. The balance may be paid over time in one-third increments based on corporate and/or operating unit performance.

        Certain executives including the CEO, CFO and the other NEOs may elect to defer the payment of all or a portion of their annual incentive compensation into the 2005 Deferred Compensation Plan and/or the 2005 Deferred Compensation Company Stock Plan. The executive becomes a general unsecured creditor of the Corporation with respect to amounts deferred. Amounts deferred to the 2005 Deferred Compensation Plan, or its successor, are notionally "invested" among various investment funds available under the applicable Plan. A participant's amounts are not actually invested in the investment funds for their account, but the return on the participant's account is determined as if the amounts were invested in those funds. Amounts deferred into the 2005 Deferred Compensation Company Stock Plan receive a 20 percent Corporation match with a maximum match of $20,000 per year. Amounts deferred into this Plan will be represented in the participant's account as stock units, with each unit having a value equivalent to one share of Ball Corporation Common Stock. Participants may later reallocate a prescribed number of units to other notional investment funds, comparable to those described above, subject to specified time constraints.

        Annual incentives to the CEO, CFO and the other NEOs are paid consistent with the terms of the Ball Corporation Stock and Cash Incentive Plan and the Ball Corporation Annual Incentive Compensation Plan, which are administered by the Committee. The Plans are intended to meet the deductibility requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended ("Code") as performance-based pay, resulting in amounts paid being tax deductible to the Corporation.

Long-Term Incentives

        This element of compensation is designed to provide ownership and cash opportunities to promote the achievement of longer term financial performance goals and enhanced total shareholder returns. The Corporation's long-term incentive opportunity is generally provided through a combination of equity and cash awards, which the Committee believes best achieves the compensation principles for the program. Long-term incentives are provided pursuant to the 2005 Stock and Cash Incentive Plan, which was approved by the Corporation's shareholders in April 2005. This Plan permits grants of cash awards, stock options, stock appreciation rights or stock awards (e.g., shares, restricted stock and restricted stock units).

        In 2009, Ball delivered approximately 18 percent of the target long-term incentive through performance-based cash awards and approximately 82 percent through performance-based equity awards. This award mix was set to achieve the objectives described above, while viewed in light of market practices and cost implications. The total amount of long-term incentives, based on the grant date expected value, was established in relation to the 50th percentile of the competitive market as well as individual performance and the Corporation's financial and operating performance.

        Performance-Based Cash Awards—Ball's performance-based long-term cash incentive award is intended to focus executives on the achievement of multiyear performance goals that will enhance shareholder value. The Corporation's total shareholder return and return on average invested capital ("ROAIC") are considered in determining the amount, if any, of awards earned under the Corporation's Long-Term Cash Incentive Plan ("LTCIP"). Performance is generally measured on a cumulative basis over a three-year performance period. Awards pursuant to the LTCIP are generally made on an annual basis such that three performance periods overlap. Any actual award earned is paid at the end of the three-year performance period.

        The 2007 through 2009, 2008 through 2010, and 2009 through 2011 performance periods provide executives the opportunity to earn awards based on a combination of two performance measures. One-half of the award is based on the Corporation's three-year total shareholder return as measured against the total shareholder returns of a group of companies in the S&P 500 not including companies in the S&P 500 Index that are classified as being part of the Financials or Utilities industry sectors or the Transportation industry group. Companies added to the S&P 500 during the performance period are also excluded. Total shareholder return is measured by comparing the average daily closing price and dividends of the Corporation in the third year of the performance cycle with the average daily closing price and dividends prior to the start of the performance cycle relative to the distribution of the equivalent total shareholder returns during the performance cycle of the group of companies as described above. The target performance requirement for the total shareholder returns measure is the 50th percentile of the S&P group described above. The other half of the award is based on ROAIC performance over the three-year period. ROAIC is calculated by dividing the average of the Corporation's net operating profit after-tax over the relevant performance period by its average invested capital over such period. The target performance requirement for the ROAIC measure is 9 percent, which is above the Corporation's estimated weighted average cost of capital.

        The incentive opportunity is established as a percentage of the executive's average base salary plus target annual incentive over the three-year performance period. Actual payments at the end of the performance period can range from 0 to 200 percent of the target opportunity based on actual performance relative to the established performance measures described above. As a result of the Corporation's actual performance for the 2007 through 2009 performance period, cash payouts (made in early 2010) for the CEO, CFO and the other NEOs in the plan were 196 percent of the target opportunities and are reported in the Summary Compensation Table. The potential award value of the 2009 through 2011 performance period, which was awarded to the NEOs in 2009, is reported in the Grants of Plan-Based Awards Table.

        In conjunction with the 2009 acquisition of certain manufacturing operations from Anheuser-Busch InBev, the Corporation implemented an Acquisition-Related Special Incentive Plan designed to motivate participating employees to successfully integrate the acquisition into the Corporation. Payouts under this Plan are based on cumulative earnings before interest and taxes and cumulative cash flow over a 39-month period, with awards, if any, made at 15 months, 27 months and 39 months. This incentive opportunity is established as a percentage of an executive's average base salary over the 39-month performance period. The potential award value of the Plan, which was awarded to the NEOs in 2009, is reported in the Grants of Plan-Based Awards Table.

        Equity-Based Awards—The Corporation's equity awards may be provided through various forms (SARs, ISOs, NQOs, performance contingent units, restricted stock and restricted stock units), all of which are tied to the price of Ball Common Stock. Annual equity awards associated with target total compensation are typically granted in January on the date of the quarterly meeting of the Board; however, equity awards may be granted during the year as part of an executive's promotion or for retention purposes. In the case of newly hired executives, equity awards may be granted upon the executive joining the Corporation.

        SARs, ISOs and NQOs are granted in order to reward executives for the creation of shareholder value, and will only provide value to executives if the price of Ball's stock increases. Such awards generally vest at 25 percent per year for four years and expire in 10 years. The grant value of each SAR, ISO and/or NQO is based on the closing price of Ball stock on the date of grant. In 2006, Ball began granting to certain key executives stock-settled SARs based on the view that stock-settled SARs are an effective way to both manage equity dilution and promote share ownership. In 2007, the Board of Directors authorized for certain grants on or after such date, that for participants who retire early, defined as the first to occur of either attaining both age 55 and 15 years of service or age 60 and 10 years of service, upon the execution of an agreement not to compete with the Corporation, a participant's unvested stock options and/or SARs will continue to vest under the regular vesting schedule and such participants will have five years from the retirement date or up to the original expiration date, whichever is sooner, to exercise vested stock options and/or SARs. During 2009, the Corporation granted both SARs and ISOs to certain executives, including NEOs.

        The Corporation may grant restricted stock or restricted stock units pursuant to the Deposit Share Program ("DSP"), which was instituted in 2001. The DSP is intended to increase share ownership among certain executives who must make additional investments in the Corporation's stock in order to participate. Under this program, an executive receives one share of restricted stock or one restricted stock unit for every share newly acquired by the participant (either outright or through the exercise and holding of stock options or settlement of SARs) during a preestablished purchase period, up to a preestablished maximum number of shares. As long as the executive continues to hold the newly acquired shares, the restricted stock or units granted cliff vest four years from the date of grant; or if share ownership guidelines are met, 30 percent of the shares or units will vest at the end of the second year and third year and 40 percent will vest at the end of the fourth year. Restricted stock or units granted pursuant to the DSP are made on the 15th day of each month following the executive's submission of adequate documentation to the Corporation detailing the procurement of the newly acquired shares. No DSP grants were made in 2009.

        On January 28, 2009, the Board of Directors approved the award of performance contingent restricted stock units pursuant to the provisions of the 2005 Stock and Cash Incentive Plan. The award of performance contingent restricted stock units provides participants with the opportunity to receive common shares if the Corporation's return on average invested capital during a three-year period is equal to or exceeds the Corporation's estimated cost of capital as established at the beginning of the performance period. Units not vested at the end of the performance period are forfeited. The performance period for the 2009 grants is a 36-month period that extends from January 2009 to December 2011 and the estimated weighted average cost of capital and required return for the performance period was established at 6.8 percent. The performance contingent restricted stock units are granted in order to encourage executives to assure long-term return on the Corporation's invested capital in excess of its current estimated weighted average cost of capital.

        Restricted stock or restricted stock units not related to the DSP may also be granted to executives by the Committee or the CEO. Pursuant to the provisions of the 2005 Stock and Cash Incentive Plan, the Committee delegated to the CEO the authority to grant up to a maximum of 6,000 restricted shares or restricted stock units to any one individual in a calendar year, except the CEO may not make such grants to officers of the Corporation. Any such grant is ratified by the Committee at the first Committee meeting following such grant. Grants made are generally effective at the closing stock price on the day of the grant or may be effective at the closing stock price on a specific day in the future as defined by the Committee or the CEO. As an example, the future grant of a restricted stock award may be approved pending the effective date of a promotion, employment or a specific date. These awards generally vest in either 20 or 25 percent increments on each anniversary of the grant date. These grants serve as a long-term incentive element, promote share ownership and may provide an executive retention incentive.

        In 2009, approximately 82 percent of the target long-term incentive compensation delivered to the NEOs in the form of equity was comprised of SARs, ISOs and performance contingent restricted stock units.

Retirement Benefits

        The CEO, CFO and the other NEOs participate in the same benefit plans, with two exceptions noted below, and on the same terms as provided to all U.S. salaried employees. Ball targets its overall benefits to be competitive with the market. Included in these benefits are the annual pension accruals under the qualified pension plan ("Salaried Pension Plan") and contributions to the qualified 401(k) savings plan.

        The Corporation sponsors two qualified salaried defined benefit pension plans in the U.S., one covering its Aerospace subsidiary's employees and the other covering all other U.S. salaried employees. Prior to January 1, 2007, the benefits were determined by final average salary, covered compensation and years of service. Beginning in 2007, the benefit in both plans is an accumulated annual credit based on base salary, the Social Security Wage Base and a multiplier that is based on service.

        The 401(k) savings plan is a tax-qualified defined contribution plan that allows U.S. salaried employees, including the NEOs, to contribute to the plan 1 to 55 percent of their base salary up to IRS-determined limits on a before-tax basis. Prior to January 1, 2007, the Corporation matched 50 percent of the first 6 percent of base salary contributed to the plan. Beginning in 2007, the Corporation matched 100 percent of the first 3 percent of base salary contributed, and 50 percent of the next 2 percent of base salary contributed, up to a maximum match of 4 percent of base salary contributed.

        Certain executives, including the NEOs, also receive benefits under the non-qualified Supplemental Executive Retirement Plan ("SERP"), which replaces benefits otherwise available in the qualified pension plan but for limits on covered compensation in the qualified plan set by the Code. The SERP is designed to provide retirement benefits that are calculated on base salary that exceeds the maximum amount of pay that can be included in the pension calculation under a pension plan that is tax qualified under the Code. Further information regarding the salaried pension plan and the SERP are provided in the "Pension Benefits" section on page 37.

        The Corporation's pension plans and SERP provide pension benefits based on base salary only and do not include incentive compensation as part of the pension calculation.

        Additionally, the Corporation provides a deferred compensation benefit to certain employees. Under the terms of the deferred compensation program, participants are eligible to defer current annual incentive compensation to be paid and/or restricted stock units to be issued in the future. When amounts are deferred, the participant becomes a general unsecured creditor of the Corporation and deferred amounts become subject to claims on the same basis as other general unsecured creditors of the Corporation. The deferred compensation plans provide a means for participants to accumulate funds for retirement or other purposes.

Performance Measures Summary

        The following table summarizes the specific Corporation performance measures considered for 2009:

Pay Element	Performance Measures	2009 Performance

Base Salary	Individual performance and contribution based on primary duties and responsibilities.	Individual performance and contributions.
Annual Incentive	Actual 2009 economic value added based on the amount of net operating profit after-tax, less a charge for capital employed in the business, as compared to the 2009 economic value added target.	Resulted in an award of 112 percent of target for all NEOs except Mr. Friedery, who received an award of 56 percent of target.
Long-Term Cash Plan 2007-2009 Performance Period	50 percent based on total shareholder return over three years relative to a group of S&P 500 companies and 50 percent based on ROAIC over three years, as compared to targets.	Resulted in an award of 196 percent of target for all NEOs based on performance above target for total shareholder return and ROAIC.
Special Acquisition Incentive	Cumulative earnings before interest and taxes and cumulative cash flow of the Metal Beverage Packaging Division, Americas.	No awards were earned for the performance period ending December 31, 2009, given the first interim performance period runs through December 31, 2010.
Performance-Contingent Restricted Stock Units 2007-2009 Performance Period	Actual ROAIC over three years, equal to or exceeds the Corporation's estimated weighted average cost of capital established at the beginning of the performance period.	For all NEOs, resulted in 100 percent vesting of the 2007 performance-contingent RSU award on February 1, 2010.
Stock-Settled Stock Appreciation Rights	Stock price performance relative to the grant date stock price (exercise price) of the SAR grants.	Stock price performance ending December 31, 2009, excluding dividends:
Stock Options	Stock price performance relative to the grant date stock price (exercise price) of the option grants.	Ball vs. S&P 500 one-year: 24.31 percent vs. 23.45 percent.
Restricted Stock/Restricted Stock Units	Attainment of required holding period and stock price performance.	Ball vs. S&P 500 three-year: 18.58 percent vs. negative 21.38 percent.

Severance and Change in Control Benefits

        The CEO, CFO and the other NEOs are covered by arrangements that specify payments in the event the executive's employment is terminated. The type and amount of payments vary by executive level and whether the termination is following a change in control of the Corporation. These severance benefits, which are competitive with general industry practices, are payable if and only if the executive's employment is terminated as specified in each of the agreements. Further discussion is provided in the "Other Potential Post-Termination Employment Benefits" section on page 39.

Accounting and Tax Considerations

        When establishing pay elements or associated programs, the Committee reviews projections of the estimated pro forma expense and tax impact of all material elements of the executive compensation program. Generally, an accounting expense is accrued over the requisite service period of the particular pay element, which in many cases is equal to the performance period, and the Corporation realizes a tax deduction upon payment to and/or realization by the executive.

        Section 162(m) of the Code generally provides that publicly-held corporations may not deduct in any one taxable year certain compensation in excess of $1 million paid to the CEO and the next four most highly-compensated executive officers. To the extent that any cash compensation for any NEO, otherwise deductible for a particular tax year, would not be deductible in that year because of the limitations of Section 162(m) of the Code, the Committee has mandated that such compensation will be deferred until retirement; however, the Committee, in its sole discretion, may approve payment of nondeductible compensation from time to time if it deems circumstances warrant it.

        Beginning January 1, 2006, the Corporation began accounting for stock-based payments including current and prior year stock options, SARs, restricted stock and restricted stock units in accordance with the requirements of FASB ASC Topic 718.

        In December 2005, the Committee approved two new deferred compensation plans that incorporate rules applicable to non-qualified deferred compensation as provided by Code Section 409A regulations. The Corporation has administered its non-qualified deferred compensation plans in good faith compliance with the Code Section 409A regulations. In 2008, the Corporation reviewed and updated all plans and agreements to conform with the Code Section 409A final regulations.

        Code Section 280G considerations related to tax reimbursements made to executives for taxes on amounts paid in the event of termination following a change in control are discussed in the narrative to the Other Potential Post-Termination Employment Benefits Table.

TABLES AND NARRATIVES

        Set forth on pages 28 through 44 are tables showing, for the CEO, CFO and the three other highest paid executive officers of the Corporation, the following: (1) fiscal year 2009 elements of compensation in summary form; (2) equity and non-equity incentives awarded in 2009; (3) outstanding stock options and stock awards held as of December 31, 2009; (4) the value realized on stock options exercised and stock awards that vested during 2009; (5) information regarding non-qualified deferred compensation; (6) projected pension benefit values; and (7) projections for other potential post-termination benefits. On page 45 is a table summarizing the fiscal year 2009 elements of compensation for the Corporation's nonemployee directors. Accompanying each table are narratives and/or footnotes intended to further the understanding of the information disclosed in the tables. The tables should be read in conjunction with the Compensation Discussion and Analysis ("CD&A") beginning on page 17, which explains Ball's compensation objectives and philosophy, its process for determining executive compensation and a description of the elements of compensation.

SUMMARY COMPENSATION TABLE

        The Summary Compensation Table on page 28 represents all fiscal year 2009 elements of compensation for Ball's NEOs, including:

  •
  Base salary earned;

  •
  Awards earned under the Annual Incentive Compensation Plan for 2009 performance;

  •
  Awards earned under the Long-Term Cash Incentive Plan ("LTCIP") for the three-year performance period ended in 2009;

  •
  Fair value of restricted stock and performance contingent restricted stock unit awards granted in 2009, calculated in accordance with FASB ASC Topic 718; and

  •
  Fair value of stock option and stock appreciation rights awards granted in 2009, calculated in accordance with FASB ASC Topic 718.

        The 2009 payout factors used to determine the amounts earned for the Annual Incentive Compensation Plan, Acquisition-Related Special Incentive Plan and LTCIP for the CEO, CFO and the other NEOs are provided in the "Performance Measures Summary" section on page 26 of the CD&A.

        In addition to these elements of compensation, the table also presents the increase in 2009 in the value of pensions payable at age 65 for the NEOs as well as above-market earnings associated with non-qualified deferred compensation. Certain of the Corporation's predecessor deferred compensation plans provide for an interest rate that is equal to the Moody's Seasoned Corporate Bond Index and in some plans, an interest rate that is 5 percentage points higher than the Moody's Seasoned Corporate Bond Index, and in others, a fixed interest rate equal to 9 percent. No additional deferrals are permitted into these plans. Any earnings credited to accounts within plans that provide the Moody's rate plus 5 percentage points and/or the 9 percent fixed interest that is in excess of above-market earnings that would have been credited at a rate that is 120 percent of the applicable federal long-term rate have been classified as above-market earnings on deferred compensation.

        The All Other Compensation column represents the sum of the values of:

  •
  Perquisites and other personal benefits;

  •
  Corporation contributions to defined contribution plans or deferred compensation plans;

  •
  Corporation-paid insurance premiums;

  •
  Discounted securities purchases pursuant to the Corporation's broad-based Employee Stock Purchase Plan ("ESPP"); and

  •
  Tax reimbursements made by the Corporation.

        The individual values are disclosed in the All Other Compensation Table that follows the Summary Compensation Table.

        Details regarding post-termination compensation are discussed in the section entitled "Other Potential Post-Termination Employment Benefits" on page 39.

Summary Compensation Table

Name & Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)

R. David Hoover	2009	$1,130,000	$2,244,480	$2,130,000	$3,215,872	$824,558	$70,365	$9,615,275
Chairman, President and	2008	$1,100,000	$3,394,953	$1,577,168	$2,101,565	$805,091	$92,399	$9,071,176
CEO	2007	$1,030,000	$2,466,000	$1,514,700	$2,577,197	$747,588	$84,708	$8,420,193
Raymond J. Seabrook(6)	2009	$490,500	$581,160	$681,600	$802,136	$172,491	$51,586	$2,779,473
EVP and CFO	2008	$476,000	$1,002,200	$410,320	$548,865	$125,504	$49,748	$2,612,637
	2007	$451,000	$665,820	$398,310	$696,686	$75,492	$63,484	$2,350,792
John R. Friedery(7)	2009	$452,000	$340,680	$394,050	$626,185	$133,890	$45,767	$1,992,572
SVP, Ball Corporation;	2008	$439,000	$551,210	$224,394	$402,130	$96,262	$55,306	$1,768,302
President, Metal Beverage	2007	$426,000	$665,820	$409,530	$520,035	$68,460	$46,859	$2,136,704
Packaging, Americas and Asia
David A. Westerlund	2009	$445,500	$521,040	$639,000	$728,526	$245,719	$47,349	$2,627,134
EVP, Administration and	2008	$432,500	$901,980	$384,675	$498,214	$195,517	$52,822	$2,465,708
Corporate Secretary	2007	$410,000	$665,820	$409,530	$631,425	$143,549	$46,028	$2,306,352
John A. Hayes(6)	2009	$575,000	$841,680	$985,125	$931,903	$49,104	$261,243	$3,644,055
EVP and COO	2008	$500,000	$1,302,860	$532,134	$560,812	$31,203	$516,101	$3,443,110
	2007	$364,333	$493,200	$336,600	$670,465	$17,435	$1,447,903	$3,329,936
(1)
Reflects the fair value of performance contingent equity awards granted for each reported year, calculated in accordance with FASB ASC Topic 718 assuming the probable outcome. The assumptions used in the calculation of these amounts are included in the Corporation's Annual Report on Form 10-K in Notes 1 and 19 to the Consolidated Financial Statements for fiscal year ended December 31, 2009.

(2)
Reflects the fair value of ISO or SAR equity awards granted for each reported year, calculated in accordance with FASB ASC Topic 718. The assumptions used in the calculation of these amounts are included in the Corporation's Annual Report on Form 10-K in Notes 1 and 19 to the Consolidated Financial Statements for fiscal year ended December 31, 2009.

(3)
Includes payouts from the Annual Incentive Compensation Plan and LTCIP, which were earned in 2009 and paid or deferred in 2010. The detail for each NEO is as follows:

  Mr. Hoover—Annual Incentive Compensation Plan = $1,459,333 and LTCIP = $1,756,539; no portion of the annual incentive was deferred in February 2010.

  Mr. Seabrook—Annual Incentive Compensation Plan = $403,430 and LTCIP = $398,706; $100,000 of the annual incentive was deferred in February 2010.

  Mr. Friedery—Annual Incentive Compensation Plan = $266,576 and LTCIP = $359,609; no portion of the annual incentive was deferred in February 2010.

  Mr. Westerlund—Annual Incentive Compensation Plan = $366,242 and LTCIP = $362,284; no portion of the annual incentive was deferred in February 2010.

  Mr. Hayes—Annual Incentive Compensation Plan = $527,447 and LTCIP = $404,456; $263,724 of the annual incentive was deferred in February 2010.

(4)
The aggregate change in pension value and above-market earnings on deferred compensation for each NEO are as follows:

  Mr. Hoover—$688,867 aggregate change in pension value and $135,691 above-market earnings on deferred compensation.

  Mr. Seabrook—$99,079 aggregate change in pension value and $73,412 above-market earnings on deferred compensation.

  Mr. Friedery—$111,565 aggregate change in pension value and $22,325 above-market earnings on deferred compensation.

  Mr. Westerlund—$174,187 aggregate change in pension value and $71,532 above-market earnings on deferred compensation.

  Mr. Hayes—$45,723 aggregate change in pension value and $3,381 above-market earnings on deferred compensation.

(5)
Includes value of financial planning services, the incremental cost for the personal use of corporate aircraft, the value of executive physical examinations, employer contribution to 401(k), employer contribution to the 2005 Deferred Compensation Company Stock Plan, employer paid disability insurance premiums, the value of the Corporation's match for the ESPP and the value of employer tax reimbursements. The value for Mr. Hayes also includes employer paid expenses and tax equalization related to his foreign assignment. Additional information for all is included in the All Other Compensation Table below.

(6)
Effective January 1, 2010, John A. Hayes became President and Chief Operating Officer of Ball Corporation, Raymond J. Seabrook became Executive Vice President and Chief Operating Officer, Global Packaging Operations, and Scott C. Morrison became Senior Vice President, Chief Financial Officer, and Treasurer.

(7)
Effective January 31, 2010, John R. Friedery was no longer employed by the Corporation. As a result, the Stock Awards and the unvested portion of the Option Awards reported above were forfeited.

All Other Compensation Table

Name	Perquisites and Other Personal Benefits(1)(2)	Registrant Contributions to Defined Contribution Plans	Insurance Premiums	Discounted Securities Purchases	Registrant Contributions to Deferred Compensation	Foreign Service and Special Assignment Premium	Tax Reimbursements(3)

R. David Hoover	$25,657	$9,800	$3,515	$1,200	$20,000	$—	$10,193
Raymond J. Seabrook	$14,078	$9,536	$2,694	$1,200	$20,000	$—	$4,078
John R. Friedery	$10,950	$9,800	$2,013	$1,200	$20,000	$—	$1,804
David A. Westerlund	$10,950	$9,800	$2,611	$1,200	$20,000	$—	$2,788
John A. Hayes	$11,600	$9,800	$1,373	$1,200	$20,000	$—	$217,270
(1)
Represents the value of $10,000 for financial planning services for all NEOs, the incremental costs of $14,707 and $3,128 for the personal use of the corporate aircraft for Messrs. Hoover and Seabrook, respectively, and $950 for executive physical examinations for all NEOs. The amount for Mr. Hayes also includes the value of employer-paid expenses for tax services resulting from his foreign assignment.

(2)
The incremental cost of the personal use of the corporate aircraft was calculated based on the 2009 average direct operating cost apportioned among business versus nonbusiness related passengers.

(3)
Represents tax reimbursements made by the Corporation for financial planning services for all NEOs and spouse business travel for all NEOs except Mr. Hayes. The amount for Mr. Hayes also includes tax equalization payments related to his foreign assignment as it is the Corporation's policy to neutralize the tax effects by limiting the assignee's tax costs to what the assignee would have paid had the assignee not resided in the foreign location. Beginning in 2010, tax reimbursements for financial planning services and spouse business travel were eliminated.

 GRANTS OF PLAN-BASED AWARDS TABLE

        The table on page 31 summarizes the plan-based awards granted by the Corporation to the NEOs during 2009, which includes the following:

  •
  Annual cash incentives pursuant to the Annual Incentive Compensation Plan for the 2009 performance period;

  •
  Cash-based long-term incentives under the Long-Term Cash Incentive Plan ("LTCIP") for the 2009 to 2011 three-year performance period;

  •
  Performance contingent restricted stock units;

  •
  Fair value of stock-settled stock appreciation rights ("SARs") and/or Incentive Stock Options ("ISOs"), calculated in accordance with FASB ASC Topic 718; and

  •
  Special acquisition incentives for a 39-month period from October 1, 2009, through December 31, 2012.

        Awards made under the Annual Incentive Compensation Plan are determined based on economic value added performance. For the NEOs, awards can range from 0 to 200 percent of target. Amounts earned in excess of 200 percent are banked and may be paid over time in one-third increments based on corporate and/or operating unit performance.

        Awards under the LTCIP are granted on an annual basis and are determined based on Ball's total shareholder return relative to the group of S&P 500 companies described in the CD&A as well as Ball's ROAIC. Each executive is eligible to receive a range of awards that is based on the executive's average base salary plus target incentive compensation during the three-year performance period. The target and maximum award values shown in the table below reflect projected increases in target total compensation of 4 percent per year during the performance period. The actual target and maximum award values may vary depending on future changes to target total compensation and on the Corporation's performance. The award made in 2009 is for the three-year performance period beginning January 1, 2009, and ending December 31, 2011.

        Performance contingent restricted stock units were granted to the NEOs in 2009. The awards will cliff vest after the performance period provided the Corporation's return on average invested capital exceeds its weighted average cost of capital of 6.8 percent as established at the beginning of the performance period.

        SARs were granted to the NEOs in 2009. The awards vest annually in 25 percent increments starting on the first anniversary of the date of grant. Should the price of Ball's stock increase during the vesting period, each NEO would receive upon exercise a number of shares of Corporation stock that reflects the value of the appreciation over the original grant price. ISOs were also granted to the NEOs in 2009, with a vesting schedule identical to that of the SARs.

        Dividends or dividend equivalents are paid quarterly on the number of unlapsed restricted shares or restricted stock units accounted for on the record date used for determining dividends payable to shareholders and at the same dividend rate as paid to shareholders.

        The vesting of plan-based awards may be accelerated as described in the narrative to the Other Potential Post-Termination Employment Benefits Table.

Grants of Plan-Based Awards Table

									Exercise or Base Price of Equity Incentive Plan Awards or Option Awards ($ per Share)	Grant Date Fair Value of Equity Incentive Plan Awards and Stock and Option Awards(1)
						Estimated Future Payouts Under Equity Incentive Plan Awards Target #		All Other Option Awards: Number of Securities Underlying Options (#)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)

R. David Hoover	01-Jan-09	(2)	$493,943	$987,885	$1,975,770
	01-Jan-09	(3)	$—	$1,289,158	$2,578,316
	28-Jan-09	(4)				56,000	(4)		$40.08	$2,244,480
	28-Jan-09							200,000	$40.08	$2,130,000
	01-Oct-09	(5)	$—	$480,726	$721,090
Raymond J. Seabrook	01-Jan-09	(2)	$120,268	$250,557	$501,114
	01-Jan-09	(3)	$—	$356,048	$712,096
	28-Jan-09	(4)				14,500	(4)		$40.08	$581,160
	28-Jan-09							64,000	$40.08	$681,600
	01-Oct-09	(5)	$—	$249,728	$374,592
John R. Friedery(6)	01-Jan-09	(2)	$94,228	$196,308	$392,616
	01-Jan-09	(3)	$—	$304,678	$609,356
	28-Jan-09	(4)				8,500	(4)		$40.08	$340,680
	28-Jan-09							37,000	$40.08	$394,050
David A. Westerlund	01-Jan-09	(2)	$94,602	$197,087	$394,174
	01-Jan-09	(3)	$—	$323,389	$646,778
	28-Jan-09	(4)				13,000	(4)		$40.08	$521,040
	28-Jan-09							60,000	$40.08	$639,000
	01-Oct-09	(5)	$—	$189,585	$284,378
John A. Hayes	01-Jan-09	(2)	$176,145	$356,484	$712,968
	01-Jan-09	(3)	$—	$445,024	$890,048
	28-Jan-09	(4)				21,000	(4)		$40.08	$841,680
	28-Jan-09							92,500	$40.08	$985,125
	01-Oct-09	(5)	$—	$301,755	$452,632
(1)
The grant date fair value of equity incentive plan awards, based on the probable outcome of the performance condition, and stock and option awards all calculated in accordance with FASB ASC Topic 718, and as referenced in the Corporation's Annual Report on Form 10-K in Notes 1 and 19 to the Consolidated Financial Statements for the fiscal year ended December 31, 2009.

(2)
Represents grants made under the LTCIP. Payout levels are based on projected average base salary plus target incentive compensation over the three-year period ending December 31, 2011 (utilizing actual base salary for 2009 and 2010, and a 4 percent increase in base salary for 2011).

(3)
Represents grants made under the Annual Incentive Compensation Plan.

(4)
Represents performance contingent restricted stock units granted January 28, 2009, at a value of $40.08, with an assumption of probable outcome if the performance measurements are met.

(5)
Represents grants made under the Special Acquisition Incentives Plan. Payout levels are based on projected average base salary over a three-year period ending December 31, 2012 (utilizing actual base salary for 2010, and a 4 percent increase in base salary for 2011 and 2012).

(6)
Effective January 31, 2010, Mr. Friedery was no longer employed by the Corporation. As a result, the LTCIP award, the performance contingent restricted stock unit award, and the unvested portion of the option award reported above were forfeited.

 OUTSTANDING EQUITY AWARDS AS OF DECEMBER 31, 2009

        The following table outlines the outstanding option awards and stock awards held by the NEOs as of December 31, 2009. The outstanding option awards and stock awards represented in the table were granted to the NEOs over a period of several years, including 2009.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable(1)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)

R. David Hoover	6,761		—		—	$8.2657	4/25/2010	12,000	$620,400	173,750	$8,982,875
	300,000		—		—	$10.6125	3/6/2011
	172,000		—		—	$23.7450	4/23/2012
	52,544		—		—	$28.1550	4/22/2013
	82,000		—		—	$39.7400	4/27/2015
	87,000	(5)	29,000	(5)	—	$43.6900	4/26/2016
	3,000		1,000		—	$43.6900	4/26/2016
	65,500	(5)	65,500	(5)	—	$49.3200	4/25/2017
	2,000		2,000		—	$49.3200	4/25/2017
	30,612	(5)	91,838	(5)	—	$50.1100	4/23/2018
	137		413		—	$50.1100	4/23/2018
	—		200,000	(5)	—	$40.0800	1/28/2019
Raymond J. Seabrook	100,000				—	$10.6125	3/6/2011	4,000	$206,800	48,000	$2,481,600
	32,000				—	$23.7450	4/23/2012
	8,544				—	$28.1550	4/22/2013
	19,500				—	$39.7400	4/27/2015
	23,250	(5)	7,750	(5)	—	$43.6900	4/26/2016
	1,000		1,000		—	$43.6900	4/26/2016
	16,250	(5)	16,250	(5)	—	$49.3200	4/25/2017
	1,000		2,000		—	$49.3200	4/25/2017
	7,862	(5)	23,588	(5)	—	$50.1100	4/23/2018
	137		413		—	$50.1100	4/23/2018
			64,000	(5)	—	$40.0800	1/28/2019
John R. Friedery(6)	22,000		—		—	$39.7400	4/27/2015	4,000	$206,800	33,000	$1,706,100
	23,250	(5)	7,750	(5)	—	$43.6900	4/26/2016
	—		1,000		—	$43.6900	4/26/2016
	16,250	(5)	16,250	(5)	—	$49.3200	4/25/2017
	2,000		2,000		—	$49.3200	4/25/2017
	4,237	(5)	12,713	(5)	—	$50.1100	4/23/2018
	137		413		—	$50.1100	4/23/2018
			37,000	(5)	—	$40.0800	1/28/2019
David A. Westerlund	70,000		—		—	$10.6125	3/6/2011	4,000	$206,800	44,500	$2,300,650
	40,000		—		—	$23.7450	4/23/2012
	16,000		—		—	$28.1550	4/22/2013
	19,500		—		—	$39.7400	4/27/2015
	23,250	(5)	7,750	(5)	—	$43.6900	4/26/2016
	3,000		1,000		—	$43.6900	4/26/2016
	16,250	(5)	16,250	(5)	—	$49.3200	4/25/2017
	2,000		2,000		—	$49.3200	4/25/2017
	7,362	(5)	22,088	(5)	—	$50.1100	4/23/2018
	137		413		—	$50.1100	4/23/2018
			60,000	(5)	—	$40.0800	1/28/2019
John A. Hayes	24,000		—		—	$23.7450	4/23/2012	14,750	$762,575	57,000	$2,946,900
	9,500		—		—	$28.1550	4/22/2013
	12,000		—		—	$39.7400	4/27/2015
	15,750	(5)	5,250	(5)	—	$43.6900	4/26/2016
	3,000		1,000		—	$43.6900	4/26/2016
	13,134	(5)	13,134	(5)	—	$49.3200	4/25/2017
	1,866		1,866		—	$49.3200	4/25/2017
	10,375	(5)	31,125	(5)	—	$50.1100	4/23/2018
			1,000		—	$40.0800	1/28/2019
			91,500	(5)	—	$40.0800	1/28/2019

(1)
The vesting schedule for the unexercisable stock options for each NEO is as follows:

  Mr. Hoover—29,000 and 1,000 vest in one remaining tranch on April 26, 2010; and 65,500 and 2,000 vest over two remaining tranches on April 25, 2010, and April 25, 2011; and 91,838 and 413 vest over three remaining tranches on April 23, 2010, April 23, 2011, and April 23, 2012; and 200,000 vest at 25 percent per year on January 28, 2010, January 28, 2011, January 28, 2012, and January 28, 2013.

  Mr. Seabrook—7,750 and 1,000 vest in one remaining tranch on April 26, 2010; and 16,250 and 2,000 vest over two remaining tranches on April 25, 2010, and April 25, 2011; and 23,588 and 413 vest over three remaining tranches on April 23, 2010, April 23, 2011, and April 23, 2012; and 64,000 vest at 25 percent per year on January 28, 2010, January 28, 2011, January 28, 2012, and January 28, 2013.

  Mr. Friedery—9,250 vest on January 28, 2010.

  Mr. Westerlund—7,750 and 1,000 vest in one remaining tranch on April 26, 2010; and 16,250 and 2,000 vest over two remaining tranches on April 25, 2010, and April 25, 2011; and 22,088 and 413 vest over three remaining tranches on April 23, 2010, April 23, 2011, and April 23, 2012; and 60,000 vest at 25 percent per year on January 28, 2010, January 28, 2011, January 28, 2012, and January 28, 2013.

  Mr. Hayes—5,250 and 1,000 vest in one remaining tranch on April 26, 2010; and 13,134 and 1,866 vest over two remaining tranches on April 25, 2010, and April 25, 2011; and 31,125 vest over three remaining tranches on April 23, 2010, April 23, 2011, and April 23, 2012; and 91,500 and 1,000 vest at 25 percent per year on January 28, 2010, January 28, 2011, January 28, 2012, and January 28, 2013.

(2)
The vesting schedule for shares or units not yet vested for each NEO is as follows:

  Mr. Hoover—12,000 on December 31, 2010.

  Mr. Seabrook—4,000 on June 30, 2010.

  Mr. Westerlund—4,000 on June 30, 2010.

  Mr. Hayes—3,200 on May 16, 2010; 750 on June 1, 2010; and 2,800 on December 31, 2010; and 2,000 on January 23 in years 2010 through 2013.

(3)
The market value of shares is based on $51.70, the closing price of Ball Corporation Common Stock on December 31, 2009.

(4)
The vesting date for the units not yet vested for each NEO is as follows:

  Mr. Hoover—50,000 on February 1, 2010, contingent on meeting the performance goal for the period ending December 31, 2009; 67,750 on January 31, 2011, contingent on meeting the performance goal for the period ending December 31, 2010; and 56,000 on January 31, 2012, contingent on meeting the performance goal for the period ending December 31, 2011.

  Mr. Seabrook—13,500 on February 1, 2010, contingent on meeting the performance goal for the period ending December 31, 2009; 20,000 on January 31, 2011, contingent on meeting the performance goal for the period ending December 31, 2010; and 14,500 on January 31, 2012, contingent on meeting the performance goal for the period ending December 31, 2011.

  Mr. Friedery—13,500 on February 1, 2010, contingent on meeting the performance goal for the period ending December 31, 2009.

  Mr. Westerlund—13,500 on February 1, 2010, contingent on meeting the performance goal for the period ending December 31, 2009; 18,000 on January 31, 2011, contingent on meeting the performance goal for the period ending December 31, 2010; and 13,000 on January 31, 2012, contingent on meeting the performance goal for the period ending December 31, 2011.

  Mr. Hayes—10,000 on February 1, 2010, contingent on meeting the performance goal for the period ending December 31, 2009; 26,000 on January 31, 2011, contingent on meeting the performance goal for the period ending December 31, 2010; and 21,000 on January 31, 2012, contingent on meeting the performance goal for the period ending December 31, 2011.

(5)
Represents a grant of stock-settled stock appreciation rights.

(6)
Effective January 31, 2010, John R. Friedery was no longer employed by the Corporation. As a result, the unvested portion of the Option Awards and Stock Awards reported above were forfeited.

OPTION EXERCISES AND STOCK VESTED IN 2009

        The following table summarizes for each NEO the options exercised and the stock awards vested during 2009. The options that were exercised by each NEO were granted in prior years and became exercisable pursuant to a prescribed vesting schedule. The value realized on exercise reflects the appreciation in the stock price from the option base price on grant date to the exercise date and is reported on a before-tax basis. The shares acquired upon vesting for each NEO were for restricted stock/units granted in prior years that vested pursuant to a prescribed vesting schedule. The value realized reflects the closing stock price on the vesting date and is also reported on a before-tax basis. NEOs can defer the receipt of units of certain awards into the Ball Corporation 2005 Deferred Compensation Company Stock Plan, pursuant to which distributions may take place no earlier than the participant's separation from service. Information regarding the 2005 Deferred Compensation Company Stock Plan is provided in the "Non-Qualified Deferred Compensation" section that follows. Footnotes are provided to detail circumstances when amounts realized upon vesting were deferred. The value realized on vesting also includes the vested value of dividend equivalents paid during 2009 on all outstanding restricted stock or restricted stock units.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(1)(2)(3)

R. David Hoover	37,456	$1,310,572	27,000	$1,359,680
Raymond J. Seabrook	30,000	$1,266,953	7,200	$347,392
John R. Friedery	42,000	$1,059,187	7,800	$413,380
David A. Westerlund	40,000	$1,639,119	7,200	$345,992
John A. Hayes	—	$—	10,450	$481,601
(1)
Value realized on vesting is based on the closing stock price on the day the restricted stock or restricted stock units vested.

(2)
Amounts deferred upon vesting of stock awards for each NEO is as follows:

  Mr. Hoover—Deferred until separation of service 27,000 of his vested restricted stock units, having a value of $1,278,180.

  Mr. Seabrook—Deferred until separation of service 4,200 of his vested restricted stock units, having a value of $189,672.

  Mr. Friedery—Deferred until separation of service 7,800 of his vested restricted stock units, having a value of $395,760.

  Mr. Westerlund—Deferred until separation of service 7,200 of his vested restricted stock units, having a value of $325,152.

  Mr. Hayes—Deferred until separation of service 3,200 of his vested restricted stock units, having a value of $125,472.

(3)
Value realized on vesting also includes the value of dividend equivalents vested and paid during 2009 on outstanding restricted stock or restricted stock units. Dividend equivalents paid are based on the number of outstanding shares or units on the record date at a dividend rate equal to that paid to the Corporation's common shareholders. Dividend equivalents paid during 2009 for each NEO is as follows:

  Mr. Hoover—$81,500

  Mr. Seabrook—$22,240

  Mr. Friedery—$17,620

  Mr. Westerlund—$20,840

  Mr. Hayes—$30,490

NON-QUALIFIED DEFERRED COMPENSATION

        The Corporation has three active deferred compensation plans to which eligible participants may make contributions. They are: (1) the 2005 Ball Corporation Deferred Compensation Plan, (2) the 2005 Ball Corporation Deferred Compensation Company Stock Plan, and (3) the 2005 Ball Corporation Deferred Compensation Plan for Directors. The three active plans provide for investment earnings and distributions and were implemented in 2005 in order to administer and operate the deferred compensation program in good faith compliance with Code Section 409A. Plans dated prior to 2005 are closed to participant contributions; however, they continue to provide for investment earnings and distributions. The CEO, CFO and the other NEOs are participants in the 2005 Deferred Compensation Plan and the 2005 Deferred Compensation Company Stock Plan and have balances in one or more of the prior plans. Below is a summary of the key elements of the three active plans:

  •
  2005 Deferred Compensation Plan—Eligible employee participants may defer payment of a portion or all of their annual incentive compensation to this plan. Participant elections to defer are made annually. The plan may also include the deferral of payments of other forms of a NEO's cash compensation, as mandated by the Committee, to the extent that such compensation would not be deductible in a given year as a result of the limitations of Section 162(m) of the Code. Amounts deferred or credited are notionally "invested" among various investment funds available under this plan. A participant's balance is not actually invested in investment funds, but the return on the participant's balance is determined as if the amounts were invested in those funds. The menu of investment funds consists of 15 mutual fund-like investments that cover the standard asset classes of fixed rate, bonds, market index, large, mid and small caps, and international along with one real estate investment fund. The one-year annual rate of return of the funds ranged from 0.48 percent to 54.50 percent, and the three-year average annual rate of return of the funds ranged from a negative 12.64 percent to a positive 6.53 percent. The return on a participant's balance is dependent on the investment fund allocation selected by the participant. Distributions from this plan to participants are based on the payment schedule elected by the participant. Distributions may occur during service with the Corporation or commence at a defined point no sooner than six months following separation of service, in the form of either a lump sum and/or annual installments ranging between two and fifteen years.

  •
  2005 Deferred Compensation Company Stock Plan—Eligible employee participants may defer payment of a portion or all of their annual incentive compensation to this plan. Elections to defer the annual incentive compensation are made annually. Nonemployee members of the Corporation's Board may defer payment of a portion or all of their annual director fees to this plan. Elections to defer director fees are made annually. Under this plan, eligible employee participants and nonemployee members of the Board may also defer the issuance of restricted stock units at time of lapse. Elections to defer issuance of restricted stock units are made at or near the time of grant in compliance with the Code Section 409A provision for deferral election with respect to certain forfeitable rights. Amounts deferred or credited to this plan are represented in the participant's account as stock units, with each unit having the value equivalent to one share of Ball Corporation Common Stock. Additionally, amounts deferred into this plan receive a 20 percent Corporation match with a maximum match of $20,000 per year. The Committee determined that starting in 2007, pursuant to specified timing rules, participants may reallocate a prescribed percentage of units to other investment funds, comparable to those described in the 2005 Deferred Compensation Plan section above; however, at least 50 percent of the balance will remain in stock units until retirement. Dividend equivalents, applicable to any balance denominated in units, are credited to participant accounts as of each dividend payment date for the Corporation's Common Stock. Distributions from this plan are based on the payment schedule elected by the participant in the form of a lump sum and/or annual installments ranging between two and fifteen years; however, distributions may not commence until at least six months following separation of service.

  •
  2005 Deferred Compensation Plan for Directors—Nonemployee members of the Corporation's Board may defer payment of a portion or all of their annual director fees to this plan. Elections to defer director fees are made annually. Amounts deferred or credited are notionally "invested" among various investment funds available under the plan. A participant's balance is not actually invested in investment funds, but the return on the participant's balance is determined as if the amounts were invested in those funds. Distributions from this plan are based on the payment schedule elected by the participant in the form of a lump sum and/or annual installments ranging between two and fifteen years; however, distributions may not commence until separation of service from the Board.

        Participant distributions from any of the prior plans are based on the payment schedule elected by the participant, which could be in the form of a lump sum or annual installments ranging between two and fifteen years. The basis for investment earnings may vary by plan as follows:

  •
  2001 Deferred Compensation Plan—Provides for a return as if the balance is notionally invested in investment funds available under this plan, which is the same as that described above for the 2005 Deferred Compensation Plan.

  •
  2000 Deferred Compensation Company Stock Plan—Balance is represented in the form of stock units, with each unit having a value equivalent to one share of Ball Corporation Common Stock. Dividend equivalents are credited to the account as of each dividend payment date for the Corporation's Common Stock.

  •
  2002 Deferred Compensation Plan for Directors—Provides for a return as if the balance is notionally invested in investment funds available under this plan, which is the same as that described above for the 2005 Deferred Compensation Plan for Directors.

  •
  1989 Deferred Compensation Plan—Provides for an annual return equal to the average composite yield on Moody's Seasoned Corporate Bond Index for the 12 months ending October 31.

  •
  1988 Deferred Compensation Plan—Provides for an annual return equal to the average composite yield on Moody's Seasoned Corporate Bond Index for the 12 months ending October 31 plus 5 percentage points or a fixed rate as set by the Corporation at 9 percent.

  •
  1986 Deferred Compensation Plan—Provides for an annual return equal to the average composite yield on Moody's Seasoned Corporate Bond Index for the 12 months ending October 31 plus 5 percentage points.

  •
  1986 Deferred Compensation Plan for Directors—Provides for an annual return equal to the average composite yield on Moody's Seasoned Corporate Bond Index for the 12 months ending October 31 plus 5 percentage points.

  •
  Ball-InCon Deferred Compensation Plan—Depending on the time of the initial deferral, the plan provides for an annual return equal to the average composite yield on Moody's Seasoned Corporate Bond Index for the 12 months ending October 31 or the Moody's rate plus 5 percentage points.

        The table below provides information related to the Corporation's deferred compensation plans. The Aggregate Balance at Last FYE represents compensation earned, deferred and accumulated by the NEOs over many years and does not represent current year compensation.

Non-Qualified Deferred Compensation Table

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)

R. David Hoover	$1,278,180	$20,000	$7,932,352	$—	$44,698,326
Raymond J. Seabrook	$289,672	$20,000	$1,699,587	$—	$9,529,253
John R. Friedery	$395,760	$20,000	$1,487,733	$—	$8,174,061
David A. Westerlund	$325,152	$20,000	$1,938,953	$—	$10,402,800
John A. Hayes	$125,472	$20,000	$864,943	$—	$4,145,784

        The following footnote quantifies, as required, the extent to which the amounts reported in the Contributions and Earnings columns above are reported as compensation in the Summary Compensation Table in fiscal year 2009, and the amounts reported in the Aggregate Balance column above have been reported in the Summary Compensation Table in all years since 2006. Please note that the aggregate balance also includes amounts earned and reported as compensation in years prior to 2006. The footnote also includes the earnings measures for amounts reported in the Aggregate Earnings column.

  Mr. Hoover—$20,000 of the Registrant Contributions and $135,691 of the Aggregate Earnings are reported as compensation in the Summary Compensation Table for fiscal year 2009; and $2,279,238 of the Aggregate Balance has been reported as compensation in the Summary Compensation Table since 2006. The Aggregate Earnings amount reflects $3,649,598 from earnings credited on cash accounts comprised of $233,747 based on Moody's rate plus 5 percentage points, $131,909 based on a 9 percent fixed rate and $3,283,942 based on notional investment in investment funds, plus $4,282,754 based on an increase in value and dividend equivalents on equity accounts.

  Mr. Seabrook—$20,000 of the Registrant Contributions and $73,412 of the Aggregate Earnings are reported as compensation in the Summary Compensation Table for fiscal year 2009; and $714,434 of the Aggregate Balance has been reported as compensation in the Summary Compensation Table since 2006. The Aggregate Earnings amount reflects $437,402 from earnings credited on cash accounts comprised of $126,462 based on Moody's rate plus 5 percentage points, $9,087 based on Moody's rate and $301,853 based on notional investment in investment funds, plus $1,262,185 based on an increase in value and dividend equivalents on equity accounts.

  Mr. Friedery—$20,000 of the Registrant Contributions and $22,325 of the Aggregate Earnings are reported as compensation in the Summary Compensation Table for fiscal year 2009; and $362,737 of the Aggregate Balance has been reported as compensation in the Summary Compensation Table since 2006. The Aggregate Earnings amount reflects $529,476 from earnings credited on cash accounts comprised of $38,458 based on Moody's rate plus 5 percentage points and $491,018 based on notional investment in investment funds, plus $958,257 based on an increase in value and dividend equivalents on equity accounts.

  Mr. Westerlund—$20,000 of the Registrant Contributions and $71,532 of the Aggregate Earnings are reported as compensation in the Summary Compensation Table for fiscal year 2009; and $847,623 of the Aggregate Balance has been reported as compensation in the Summary Compensation Table since 2006. The Aggregate Earnings amount reflects $595,654 from earnings credited on cash accounts comprised of $123,224 based on Moody's rate plus 5 percentage points, $5,490 based on Moody's rate and $466,940 based on notional investment in investment funds and $1,343,299 based on an increase in value and dividend equivalents on equity accounts.

  Mr. Hayes—$20,000 of the Registrant Contributions and $3,381 of the Aggregate Earnings are reported as compensation in the Summary Compensation Table for fiscal year 2009; and $209,315 of the Aggregate Balance was reported as compensation in the Summary Compensation Table since 2006. The Aggregate Earnings amount reflects $261,231 from earnings credited on cash accounts comprised of $5,824 based on Moody's rate plus 5 percentage points and $255,407 based on notional investment in investment funds, plus $603,712 based on an increase in value and dividend equivalents on equity accounts.

 PENSION BENEFITS

        Retirement benefits are provided to the NEOs under a qualified salaried defined benefit pension plan and a non-qualified Supplemental Executive Retirement Plan ("SERP"). The 2009 Pension Benefits Table on page 39 shows each NEO's number of years of credited service, present value of accumulated benefits and payments during fiscal year 2008 for the qualified plan and the SERP. The present value of the accumulated benefit is the December 31, 2009 value of the annual benefit that was earned as of December 31, 2009.

        The Corporation offers two qualified salaried defined benefit pension plans in the U.S. that provide the same benefits. One plan covers its Aerospace subsidiary's salaried employees and the other covers all other U.S. salaried employees. The NEOs are covered under the latter. The qualified plans were designed to provide tax-qualified pension benefits that are generally available to all U.S. salaried employees. Effective January 1, 2007, the Corporation changed the formula by which the accrued pension benefit under the plans is determined. Prior to January 1, 2007, the accrued pension benefit expressed as a monthly annuity payable at age 65 was based on final average salary, covered compensation and years of service. After January 1, 2007, the accrued pension benefit is a monthly annuity that is equivalent to a lump sum payable when the participant reaches age 65 calculated on base salary each year, the Social Security Wage Base and a multiple based on years of service. Payments of accrued benefits earned may be in the form of an annuity, lump sum or a combination of both, depending on the election of the participant at retirement. The Corporation also sponsors a non-qualified SERP. The SERP mirrors the pension plans and is designed to replace the benefits that would have been provided under the pension plans if they were not subject to IRS-imposed limits. Under the Code, the maximum permissible benefit from the qualified plans for retirement in 2009 is $195,000 and annual compensation exceeding $245,000 in 2009 cannot be considered in computing the maximum permissible benefit under the plans.

Terms for Accrued Benefits Prior to January 1, 2007

        The monthly accrued benefit for benefits earned prior to January 1, 2007, was determined according to the following formula:

  •
  1 percent times Final Monthly Average Salary plus 0.5 percent times Final Monthly Average Salary in excess of Covered Compensation times Benefit Service through December 31, 2006, up to a maximum of 35 years, where

  •
  Salary is defined to be a NEO's monthly base salary excluding bonus and incentive compensation.

        Final Monthly Average Salary is calculated based on the highest average for any 60 consecutive months out of the last 120 months, through December 31, 2006.

        Covered Compensation is an average of the Social Security Wage Base in effect during a NEO's career. The Social Security Wage Base is the maximum monthly amount of income on which FICA taxes are due. The years included in the average are the 35 years ending in the year the NEO is eligible for an unreduced social security benefit. This portion of the benefit formula accounts for the fact that social security does not cover earnings over a certain level.

        Benefit Service is a NEO's service as a salaried employee with the Corporation plus any service with a predecessor plan as appropriate. Participants are 100 percent vested in their benefit at the time they are credited with five or more years of service with the Corporation.

        Normal retirement age under the plan is 65 with a minimum of five years of benefit service, but a participant may elect to receive payment upon termination or at any time after reaching age 55. Benefits paid before age 65 are subject to reduction based on the age and service at termination. Participants who terminate employment after age 55 with at least 10 years of vesting service will receive a reduction of benefit equal to 4 percent for each year that benefit commencement age precedes age 65 but is greater than age 60, and a 6 percent reduction for each year that benefit commencement age precedes age 60. Benefits for participants not meeting these requirements are reduced for payment prior to age 65 on an actuarial equivalent basis.

Terms for Accrued Benefits Beginning January 1, 2007

        The monthly annuity, which is the equivalent of a lump sum benefit payable at age 65 is based on a percentage of the participant's base pay each year as follows:

If, at the beginning of the year, benefit service is:	Annual lump sum benefit accrued and payable at age 65

0 to 9 full years of benefit service	11.5 percent of base pay + 5 percent of base pay over 50 percent of SSWB(1)
10 to 19 full years of benefit service	13.0 percent of base pay + 5 percent of base pay over 50 percent of SSWB(1)
20 or more full years of benefit service	15.0 percent of base pay + 5 percent of base pay over 50 percent of SSWB(1)
(1)
"SSWB" is the Social Security Wage Base, which is the maximum earnings on which the participant pays FICA tax each year. This portion of the pension formula accounts for the fact that social security does not cover earnings over a certain level.

        Base pay is the NEO's base salary during the calendar year excluding incentive compensation, severance pay or vacation payouts.

        Upon termination or retirement, the vested pension benefit accrued beginning January 1, 2007, may be paid to the participant in either a lump sum or annuity. If the benefit is paid prior to age 65, the benefit will be reduced 5 percent compounded annually for each year the payment is made before such age.

Terms for SERP Accrued Benefits

        Since the SERP mirrors the qualified pension plan, the formulas for deriving the SERP accrued benefits are the same as those described above for the pension plans; however, the amount of retirement benefit the participants receive is equal to the difference between the benefit calculated without IRS limits and the benefits calculated using the IRS limits. Effective January 1, 2007, the SERP was amended by the Committee to provide participants with benefits accrued as of December 31, 2006, a one-time option to elect the form of payment under which the participant will receive benefits in the future. The payment options available consist of various annuities and a lump sum. For all SERP benefits accrued beginning January 1, 2007, participants will receive benefits only in the form of a lump sum. In accordance with Code Section 409A, payments from the SERP will commence six months after termination of employment. The SERP was also amended to provide that when determining lump sum payments, the SERP would use the same assumptions that exist in the salaried retirement plans except that the interest rate used shall be equal to four-fifths of the interest rate used to determine lump sum benefits under those salaried retirement plans in recognition that payments from the SERP cannot be rolled to a tax-deferred account such as an IRA.

Present Value Assumptions

        The Present Value of Accumulated Benefit reported in the table below is based on the following assumptions, which are consistent with those used for the Corporation's Consolidated Financial Statements for fiscal year ending December 31, 2009:

Discount Rate	6.00 Percent
Mortality	RP-2000 Mortality Table
Preretirement Decrements	None
Form of Pension Payment	Life Only Annuity—10 Percent Lump Sum—90 Percent

Pension Benefits Table

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

R. David Hoover	Qualified	39.5	$1,217,928	$—
	SERP	39.5	$4,776,365	$—
Raymond J. Seabrook	Qualified	17.2	$392,873	$—
	SERP	17.2	$56,245	$—
John R. Friedery	Qualified	21.3	$351,552	$—
	SERP	21.3	$316,279	$—
David A. Westerlund	Qualified	34.3	$755,810	$—
	SERP	34.3	$498,212	$—
John A. Hayes	Qualified	10.9	$102,101	$—
	SERP	10.9	$62,639	$—

OTHER POTENTIAL POST-TERMINATION EMPLOYMENT BENEFITS

        This section provides information related to the potential post-termination employment benefits that could be payable or due to the CEO, CFO and the other NEOs under various termination scenarios. Such potential benefits payable or due may result from the Corporation's obligation to the executive under (1) any existing compensation and benefit plan, policy, practice or program of the Corporation that is generally available to all participants, or (2) under any agreement specifically entered into by the Corporation and the executive.

        In general, the compensation and benefit elements provided to employees, including the CEO, CFO and the other NEOs, are governed by provisions, terms or procedures of plan documents, policies and practices that define the rights of and the obligations due to the participant in the case of termination of employment. These provisions, terms or procedures apply to all employees, including the CEO, CFO and the other NEOs receiving such compensation or benefit. Such compensation and benefit elements would include annual incentive compensation, long-term cash incentives, long-term equity incentives, retirement benefits and deferred compensation.

        Ball has entered into certain severance benefit and change in control agreements with the CEO, CFO and the other NEOs which contain provisions that require Ball to provide post-termination payments or benefits to each in the event of termination of employment without cause or termination following a change in control of the Corporation. The Corporation does not have employment agreements with any of these executives. The respective agreements with the NEOs contain customary non-compete provisions, non-solicitation provisions, non-disparagement provisions and confidentiality covenants, and were amended and restated in 2008 to conform with the Code Section 409A final regulations.

        The key provisions, terms or procedures that would apply to the CEO, CFO and the other NEOs for the various compensation and benefit elements under various termination scenarios are provided in the table below. It is followed by another table containing an estimate of the compensation payable or the value of compensation elements due to the CEO, CFO and other NEOs under the various termination scenarios assuming termination was effective at the end of the fiscal year 2009.

Post-Termination Employment Benefits Summary

Component	Voluntary or Termination for Cause	Death	Disability	Termination Without Cause	Termination Following a Change in Control

Cash Severance	• No additional benefits received.	• No additional benefits received.	• No additional benefits received.	• CEO—2 times base salary plus target annual incentive. • All Other NEOs—1.5 times base salary plus target annual incentive. • Form of payment to all NEOs is a lump sum.	• All NEOs—2 times base salary plus target annual incentive, which is paid in a lump sum.

Treatment of Annual Incentives	• If terminated mid-performance cycle, NEOs age 55 or above receive a prorated portion of the award at the end of the performance cycle contingent on meeting the performance goal.	• If death occurs mid-performance cycle, NEOs' beneficiaries receive a prorated portion of the award at the end of the performance cycle contingent on meeting the performance goal.	• If disability occurs mid-performance cycle, NEOs receive a prorated portion of the award at the end of the performance cycle contingent on meeting the performance goal.	• If terminated mid-performance cycle, NEOs receive a prorated portion of the award at the end of the performance cycle contingent on meeting the performance goal.	• If terminated mid-performance cycle, NEOs receive a prorated portion of the target award.

Treatment of Long-Term Cash Incentives	• If terminated mid-performance cycle, NEOs age 55 or above receive a prorated portion of the award at the end of the cycle contingent on meeting the performance goal.	• If death occurs mid-performance cycle, NEOs' beneficiaries receive a prorated portion of the award at the end of the cycle contingent on meeting the performance goal.	• If disability occurs mid-performance cycle, NEOs receive a prorated portion of the award at the end of the performance cycle contingent on meeting the performance goal.	• If terminated mid-performance cycle, NEOs age 55 or above receive a prorated portion of the award at the end of the performance cycle contingent on meeting the performance goal.

•       LTCIP—NEOs receive a lump sum payment based on the performance at the end of the calendar year immediately preceding the change in control.

•       Special Acquisition—NEOs receive a prorated portion of the target award.

Post-Termination Employment Benefits Summary—Continued

Component	Voluntary or Termination for Cause	Death	Disability	Termination Without Cause	Termination Following a Change in Control

Treatment of Restricted Stock/Deposit Shares	• Restricted Stock/Units—All unvested stock/units are forfeited. • Deposit Shares—NEOs age 55 or above receive a prorated portion of unvested stock/units. All other NEOs forfeit unvested stock/units.	• Restricted Stock/Units—All unvested stock/units vest. • Deposit Shares—All unvested stock/units vest.	• Restricted Stock/Units—All unvested stock/units vest. • Deposit Shares—All unvested stock/units vest.	• Restricted Stock/Units—All unvested stock/units are forfeited. • Deposit Shares—NEOs age 55 or above receive a prorated portion of unvested stock/units. All other NEOs forfeit unvested stock/units.	• Restricted Stock/Units—All unvested stock/units vest. • Deposit Shares—All unvested stock/units vest.

Treatment of Performance Contingent Restricted Stock Units

•       For NEOs age 55 or above with 15 years of service or age 60 or above with 10 years of service and who have signed a non-compete agreement, unvested units will cliff vest on the vest date if the performance measure is achieved. For all other NEOs, the unvested units are forfeited.

		• All unvested units vest.	• All unvested units vest.

•       For NEOs age 55 or above with 15 years of service or age 60 or above with 10 years of service and who have signed a non-compete agreement, unvested units will cliff vest on the vest date if the performance measure is achieved. For all other NEOs, the unvested units are forfeited.

• All unvested units vest.

Treatment of Stock Options

•       Stock Options Granted Prior to 2007—Unvested shares are forfeited. For NEOs age 55 or above, options remain exercisable for a maximum of 2 years (90 days for incentive stock options). For all other NEOs, the options remain exercisable for 30 days.

		• Stock Options—All options vest.	• Stock Options—Shares continue to vest pursuant to the original vesting schedule.

•       Stock Options Granted Prior to 2007—Unvested shares are forfeited. For NEOs age 55 or above, options remain exercisable for a maximum of 2 years (90 days for incentive stock options). For all other NEOs, the options remain exercisable for 30 days.

•       Stock Options—All options vest and in lieu of Common Stock issuable upon exercise, the NEOs are paid a lump sum amount equal to the number of outstanding shares underlying the options times the excess of the closing stock price on the date of termination over the exercise price.

Post-Termination Employment Benefits Summary—Continued

Component	Voluntary or Termination for Cause	Death	Disability	Termination Without Cause	Termination Following a Change in Control

Treatment of Stock Options (cont.)

•       Stock Options Granted in 2007—for NEOs age 55 or above with 15 years of service or age 60 or above with 10 years of service and who have signed a non-compete agreement, unvested options will continue to vest under the normal schedule and options will remain exercisable for a maximum of 5 years (90 days for incentive stock options). For all other NEOs, the same provisions as those described above for grants made prior to 2007 are applicable.

•       Stock Options Granted in 2007—For NEOs age 55 or above with 15 years of service or age 60 or above with 10 years of service and who have signed a non-compete agreement, unvested options will continue to vest under the normal schedule and options will remain exercisable for a maximum of 5 years (90 days for incentive stock options). For all other NEOs, the same provisions as those described above for grants made prior to 2007 are applicable.

Retirement Benefits	• No additional benefits received.	• No additional benefits received.	• No additional benefits received.	• CEO—Paid a lump sum amount equal to an additional 2 years of service credited. • All Other NEOs—Paid a lump sum amount equal to an additional 1.5 years of service credited.	• All NEOs—Paid a lump sum amount equal to an additional 2 years of service credited.

Health and Welfare Benefits	• No additional benefits received.	• No additional benefits received.	• Continue for period of disability.	• CEO—Continued for 2 years. • All Other NEOs—Continued for 1.5 years.	• All NEOs—Continued for 2 years.

Other Benefits	• Financial planning services valued at $10,000 per year for 2 years.	• No additional benefits received.	• No additional benefits received. • Long-term disability payment of up to $15,000 per month.	• Outplacement benefits valued at $20,000. • Financial planning services valued at $10,000 per year for 2 years.	• Outplacement benefits valued at $20,000. • Payment for excise taxes incurred as a result of Code Section 280G excess payments, if applicable.

        A termination without cause will be triggered if the NEO is terminated in either an Actual Termination not for cause or a Constructive Termination. An Actual Termination is any termination by the Corporation for reasons other than death or disability or for cause or by the executive for reasons other than Constructive Termination. A Constructive Termination means, in general terms, any significant reduction in duties, compensation or benefits or change of office location from those in effect immediately prior to the change in control, unless agreed to by the executive.

        Payments associated with a termination following a change in control will be triggered if both of the following two events occur:

1.
A change in control occurs. A "change in control" can occur by virtue, in general terms, of an acquisition by any person of 30 percent or more of the Corporation's voting shares, a merger in which the shareholders of the Corporation before the merger own 50 percent or less of the Corporation's voting shares after the merger, shareholder approval of a plan of liquidation or a plan to sell or dispose of substantially all of the assets of the Corporation, and if, during any two-year period, directors at the beginning of the period fail to constitute a majority of the Board.

2.
The executive is terminated in either an Actual Termination or a Constructive Termination not for cause.

        With respect to change in control agreements executed prior to 2010, in the event benefits are paid because of a change in control and such benefits are subject to Code Section 280G, the Corporation would reimburse the executive for such excise taxes paid, together with taxes incurred as a result of such reimbursement. Beginning in 2010, all newly executed change in control agreements will not include excise tax reimbursement.

        The table below represents the amounts potentially payable to the NEOs under various termination scenarios. The values assume termination on December 31, 2009, with stock awards and unexercisable stock options benefit values based on the Corporation's December 31, 2009, stock price of $51.70.

Estimated Post-Termination Employment Benefits Table

Name	Voluntary or for Cause	Death	Disability	Without Cause	Change in Control
R. David Hoover
Cash Severance	$—	$—	$—	$4,746,000	$4,746,000
Long-Term Cash Incentive	$985,821	$985,821	$985,821	$985,821	$1,894,229
Outstanding Stock Awards	$473,262	$620,400	$620,400	$473,262	$620,400
Outstanding Performance Awards	$8,982,875	$8,982,875	$8,982,875	$8,982,875	$8,982,875
Unexercisable Stock Options	$2,871,629	$2,871,629	$2,871,629	$2,871,629	$2,871,629
Retirement Benefits	$—	$—	$—	$493,252	$493,252
Health & Welfare	$—	$—	$—	$15,640	$21,105
Perquisites	$20,000	$—	$—	$40,000	$20,000

Total	$13,333,587	$13,460,725	$13,460,725	$18,608,479	$19,649,490

Raymond J. Seabrook
Cash Severance	$—	$—	$—	$1,250,775	$1,667,700
Long-Term Cash Incentive	$230,608	$230,608	$230,608	$230,608	$432,937
Outstanding Stock Awards	$181,984	$206,800	$206,800	$181,984	$206,800
Outstanding Performance Awards	$2,481,600	$2,481,600	$2,481,600	$2,481,600	$2,481,600
Unexercisable Stock Options	$895,364	$895,364	$895,364	$895,364	$895,364
Retirement Benefits	$—	$—	$—	$131,587	$184,022
Health & Welfare	$—	$—	$—	$20,148	$32,373
Perquisites	$20,000	$—	$—	$40,000	$20,000

Total	$3,809,556	$3,814,372	$3,814,372	$5,232,066	$5,920,796

John R. Friedery
Cash Severance	$—	$—	$—	$1,118,700	$1,491,600
Long-Term Cash Incentive	$—	$189,189	$189,189	$—	$370,260
Outstanding Stock Awards	$—	$206,800	$206,800	$—	$206,800
Outstanding Performance Awards	$—	$1,706,100	$1,706,100	$—	$1,706,100
Unexercisable Stock Options	$—	$564,333	$564,333	$—	$564,333
Retirement Benefits	$—	$—	$—	$83,278	$117,171
Health & Welfare	$—	$—	$—	$20,148	$31,322
Perquisites	$20,000	$—	$—	$40,000	$20,000

Total	$20,000	$2,666,422	$2,666,422	$1,262,126	$4,507,586

David A. Westerlund
Cash Severance	$—	$—	$—	$1,136,025	$1,514,700
Long-Term Cash Incentive	$206,615	$206,615	$206,615	$206,615	$390,408
Outstanding Stock Awards	$181,984	$206,800	$206,800	$181,984	$206,800
Outstanding Performance Awards	$2,300,650	$2,300,650	$2,300,650	$2,300,650	$2,300,650
Unexercisable Stock Options	$846,499	$846,499	$846,499	$846,499	$846,499
Retirement Benefits	$—	$—	$—	$111,081	$155,948
Health & Welfare	$—	$—	$—	$11,597	$20,965
Perquisites	$20,000	$—	$—	$40,000	$20,000

Total	$3,555,748	$3,560,564	$3,560,564	$4,834,451	$5,455,970

John A. Hayes
Cash Severance	$—	$—	$—	$2,012,500	$2,012,500
Long-Term Cash Incentive	$—	$266,214	$266,214	$—	$499,004
Outstanding Stock Awards	$—	$762,575	$762,575	$—	$762,575
Outstanding Performance Awards	$—	$2,946,900	$2,946,900	$—	$2,946,900
Unexercisable Stock Options	$—	$1,210,101	$1,210,101	$—	$1,210,101
Retirement Benefits	$—	$—	$—	$80,282	$112,201
Health & Welfare	$—	$—	$—	$20,429	$30,795
Perquisites	$20,000	$—	$—	$40,000	$20,000

Total	$20,000	$5,185,790	$5,185,790	$2,153,211	$7,594,076

DIRECTOR COMPENSATION

        The table set forth below summarizes the 2009 compensation paid to each of the Corporation's nonemployee directors. Effective January 1, 2009, the director compensation program consists of a $70,000 annual fixed cash retainer, a $15,000 target annual incentive cash retainer, an annual restricted stock award valued at $100,000, and an $8,000 annual committee chair cash retainer. The annual incentive retainer is subject to the Corporation's performance under the same performance measures as the Annual Incentive Compensation Plan, which is based on economic value added principles. The actual amount paid may range from $0 to $30,000. Additionally, a newly elected director will be awarded a one-time grant of 3,000 restricted stock units upon joining the Board and an annual restricted stock award valued at $100,000 at the time of the Corporation's Annual Meeting. Nonemployee directors may defer payment of all or a portion of their annual fixed, incentive and committee chair retainers to the 2005 Ball Corporation Deferred Compensation Plan for Directors or the 2005 Ball Corporation Deferred Compensation Company Stock Plan. Elections to defer the retainers are made annually. Details regarding the material terms of the plans are provided in the "Non-Qualified Deferred Compensation" section on page 34. The table sets out the cash compensation earned for 2009, with any other compensation payments as noted below.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)

Robert W. Alspaugh	$70,000	$100,003	$—	$16,800	$—	$22,960	$209,763
Hanno C. Fiedler	$70,000	$100,003	$—	$16,800	$—	$37,950	$224,753
John F. Lehman	$78,000	$100,003	$—	$16,800	$—	$18,060	$212,863
Georgia R. Nelson	$78,000	$100,003	$—	$16,800	$—	$18,060	$212,863
Jan Nicholson	$78,000	$100,003	$—	$16,800	$—	$2,460	$197,263
George M. Smart	$70,000	$100,003	$—	$16,800	$—	$21,460	$208,263
Theodore M. Solso	$70,000	$100,003	$—	$16,800	$—	$16,460	$203,263
Stuart A. Taylor II	$78,000	$100,003	$—	$16,800	$—	$18,210	$213,013
Erik H. van der Kaay	$70,000	$100,003	$—	$16,800	$—	$20,000	$206,803
(1)
Values represent fees for annual fixed retainer, meetings and chair fees under the nonemployee director compensation program. All nonemployee directors except Mr. Fiedler and Ms. Nicholson deferred payment of their cash fees to the 2005 Deferred Compensation Plan for Directors or the 2005 Deferred Compensation Company Stock Plan. Mr. van der Kaay deferred $20,000 of the annual fixed retainer payment.

(2)
Reflects the fair value of restricted stock awards granted in 2009, calculated in accordance with FASB ASC Topic 718.

(3)
Values represent the annual incentive retainer achieved for 2009, which was paid in February 2010, based on a performance factor of 112 percent applied to the $15,000 target for all nonemployee directors. All nonemployee directors except for Mr. Fiedler and Ms. Nicholson deferred payment of their 2009 annual incentive retainer in February 2010 to the 2005 Deferred Compensation Company Stock Plan.

(4)
The value for all directors except for Mr. Fiedler reflects company contributions for the 20 percent company match up to a maximum of $20,000 available under the 2005 Deferred Compensation Company Stock Plan as described in the CD&A and narrative accompanying the Deferred Compensation Table. The value for Messrs. Alspaugh and Smart also include a $6,500 and $5,000 company match, respectively, of donations made pursuant to the Corporation's Matching Gift Programs. The value of $37,950 for Mr. Fiedler reflects payments made to Mr. Fiedler for serving as chair of the Supervisory Board of Ball Packaging Europe GmbH. The amount was originally paid in euros and has been converted to dollars based on a conversion rate of 1.43 dollars/euros as of December 31, 2009.

Additional Footnote Information:

(a)
The following represents the total value of plan-based awards granted to nonemployee directors during 2009:

  All nonemployee directors received an annual restricted stock award of 2,342, using the closing price of Ball Common Stock on April 22, 2009, at $42.70 per unit resulting in a total award value of $100,003 for each director.

(b)
The aggregate number of outstanding stock awards and stock options for each nonemployee director as of December 31, 2009, are as follows:

  Mr. Alspaugh—Stock awards of 7,342

  Mr. Fiedler—Stock awards of 6,686; stock options of 10,000

  Mr. Lehman—Stock awards of 53,857; stock options of 8,000

  Ms. Nelson—Stock awards of 9,342

  Ms. Nicholson—Stock awards of 43,989; stock options of 8,000

  Mr. Smart—Stock awards of 17,259

  Mr. Solso—Stock awards of 20,765; stock options of 8,000

  Mr. Taylor—Stock awards of 30,681; stock options of 8,000

  Mr. van der Kaay—Stock awards of 21,975

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee of the Corporation's Board consists of nonemployee directors who are independent under the NYSE Listing Standards and SEC rules.

        Management is responsible for the Corporation's (1) accounting policies, (2) the system of internal accounting controls over financial reporting, (3) disclosure controls and procedures, (4) the performance of PricewaterhouseCoopers LLP, the independent auditor, (5) the Internal Audit Department and (6) compliance with laws and regulations and applicable ethical business standards. The independent auditor is responsible for performing an audit of the Corporation's consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board ("PCAOB") and issuing a report thereon as well as issuing an opinion on the effectiveness of the Corporation's internal control over financial reporting.

        The Committee's responsibility is to monitor and oversee the internal controls over financial reporting and disclosure controls and procedures and to engage and evaluate the independent auditor. Management has represented to the Committee that the financial statements for the Corporation for the year ended December 31, 2009, were prepared in accordance with generally accepted accounting principles of the U.S., and the Committee has reviewed and discussed those financial statements with management and the independent auditor. The Committee has also discussed with the independent auditor the matters required to be discussed by Statement of Auditing Standards, as amended, the PCAOB Auditing Standards and the NYSE Listing Standards.

        The Corporation's independent auditor provided to the Committee on a quarterly basis the written disclosures and letter required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence. The Committee has discussed with the independent auditor that firm's independence and that firm's internal quality control procedures, peer reviews and the investigations or inquiries by governmental or professional authorities disclosed by the independent auditor.

        Based upon the Committee's review and discussion with management and the independent auditor, the representations of management and the disclosures and letter of the independent auditor (as required by PCAOB Rule 3526) to the Committee, the Committee recommended to the Board that the audited consolidated financial statements in the Corporation's Annual Report on Form 10-K, including management's and the independent auditor's opinion of the Corporation's effectiveness of internal control over financial reporting as of December 31, 2009, be filed with the SEC.

        The foregoing report has been furnished by the following directors and members of the Audit Committee:

    Robert W. Alspaugh
    Jan Nicholson
    George M. Smart
    Theodore M. Solso
    Erik H. van der Kaay

 VOTING ITEM 2—RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITOR

        As disclosed in this Proxy Statement, during 2009 PricewaterhouseCoopers LLP rendered audit and non-audit services to the Corporation. Representatives of PricewaterhouseCoopers LLP will be present at the 2010 Annual Meeting of Shareholders and will have an opportunity to make a statement, if desired, as well as to respond to appropriate questions.

        The Board of Directors recommends that shareholders vote "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as the Corporation's independent auditor for 2010.

 VOTING ITEM 3—PROPOSAL TO APPROVE THE 2010

STOCK AND CASH INCENTIVE PLAN

        On January 27, 2010, the Board approved the 2010 Stock and Cash Incentive Plan (the "Plan") for submission to shareholders. Under the Plan 4,500,000 shares of Common Stock will be reserved for issuance (approximately 4.9 percent of the outstanding common shares as of March 1, 2010). The Plan will not become effective until it is approved by the Corporation's shareholders. In accordance with applicable NYSE Listing Standards, the Board is asking the Corporation's shareholders to approve the Plan so that the Corporation may use the shares authorized in the Plan, as well as cash, to assist the Corporation in achieving its goals of increasing profitability and shareholder value, while receiving a federal income tax deduction for certain compensation paid under the Plan pursuant to Section 162(m) of the Internal Revenue Code (the "Code") and qualifying such shares for incentive stock option tax treatment under Section 422 of the Code.

Reasons for Approval of the 2010 Stock and Cash Incentive Plan

        The Board of Directors recommends approval of the Plan in the form attached as Exhibit A to this Proxy Statement. Capitalized terms used below are defined in the attached Plan.

        The Board believes that the Corporation and its shareholders have benefited substantially over the years from the use of stock options, stock appreciation rights, restricted stock, restricted stock units and other Awards and incentives as an effective means to secure, motivate and retain competent key personnel. Such equity incentives, beginning with the first plan in 1958 and continuing with several successor plans, have been significant factors in the success and growth of the Corporation. The 2005 Stock and Cash Incentive Plan reserved an aggregate of 8,000,000 shares of Common Stock for issuance to key employees and nonemployee directors and 1,228,887 shares remain available for equity grants as of March 1, 2010. However, upon shareholder approval of the Plan, the remaining shares available under the 2005 Stock and Cash Incentive Plan will be canceled.

        Believing that a new plan is both necessary and appropriate for the Corporation to continue offering meaningful incentives to key employees and directors of the Corporation and its subsidiaries, the Board approved the Plan on January 27, 2010, subject to approval by the shareholders.

        The Plan reserves for issuance a total of 4,500,000 shares of Common Stock for grants of Options, Stock Awards (i.e., Shares, Stock Units and Restricted Stock) and Stock Appreciation Rights ("SARs") to eligible Awardees. Shares subject to Awards that are canceled, expire or are forfeited will be available for re-grant under the Plan. The Corporation may reacquire shares (including shares purchased on the open market or authorized but unissued shares). For purposes of determining the number of Shares available for grant under the Plan, each Share subject to or issued in respect of an Option or a SAR shall be counted against the total authorized shares as one share. The Plan implements "fungible share counting" which counts each Share subject to or issued in respect of an Award other than an Option or SAR against the total authorized shares as 2.21 shares. Shares tendered in payment of the exercise price of an Option and Shares withheld by the Corporation or otherwise received by the Corporation to satisfy tax withholding obligations shall not be available for future grants. Further, no more than 500,000 shares subject to Options or SARs may be granted to any Awardee in any calendar year, except that in connection with his or her initial service, an Awardee may also be granted Options or SARs up to an additional 500,000 shares. The shares are subject to adjustment resulting from certain changes in capitalization or corporate structure, including stock splits, reverse stock splits, stock dividends, other changes in capitalization, mergers, combinations, dissolution, recapitalizations or reclassification of the Common Stock.

        The Plan will be administered by the Board of Directors or a Committee consisting of two or more nonemployee independent directors or its delegates (collectively the "Administrator"). The Board or a committee comprised solely of nonemployee directors will administer the Plan as to grants and awards to directors. The principal features of the Plan are summarized below under "2010 Stock and Cash Incentive Plan Summary"; however, this summary should be read subject to the full text of the Plan attached as Exhibit A and incorporated herein by reference.

Existing Incentive Plans

        The Board has identified several ways in which to compensate officers, key employees, other employees and directors of the Corporation that are consistent with increasing shareholder value. In addition to the employee's base pay, the Corporation has utilized an economic value added annual incentive compensation plan since 1992. This plan provides an opportunity for employees to earn between zero and two times their target incentive compensation based on the Corporation's (or relevant operating unit's) performance against economic value added targets. Amounts earned in excess of two times their target incentive compensation are banked and paid out over time.

        In addition, long-term incentive compensation, special acquisition-related incentive, stock option, restricted stock/units, deposit share plans, and performance-based restricted stock units have all been utilized from time to time to align the interests of participants with the interests of shareholders of the Corporation. These plans are described in detail above in the Compensation Discussion & Analysis section of the proxy. The use of a variety of equity based and other incentives was important to creating such close alignment with shareholder interests and facilitating the Corporation's successful performance.

        The Corporation last sought and obtained shareholder approval of a stock and cash based incentive plan in 2005. The Board is seeking approval of the 2010 Stock and Cash Incentive Plan so that the Corporation is able to continue to provide appropriate incentives to motivate and/or retain officers, directors, employees, consultants and independent contractors and continue to align their interests with the interests of the shareholders. The average number of stock awards granted under the Corporation's equity plans during the last three years has been approximately 1.37 percent of the average common shares outstanding at the end of the last three years.

        The following table sets forth information regarding outstanding options and full value awards as of March 1, 2010. These figures represent an update to those provided in our Form 10-K for the fiscal year ended December 31, 2009, filed on February 25, 2010, primarily as a result of stock option exercises, stock award lapses, award cancellations and annual equity Awards approved by the Human Resources Committee of the Board of Directors on January 27, 2010.

Options Outstanding	Weighted Average Exercise Price	Weighted Average Remaining Term	Full Value Awards Outstanding

6,520,790	39.91	6.59	971,074

        The following table sets forth information regarding awards granted and/or earned, the burn rate for each of the last three fiscal years and the average burn rate over the last three years. The Full-Value Shares Granted column includes nonperformance stock award grants of 65,212; 71,543; and 54,328 for 2007, 2008 and 2009, respectively. This is supplemental to the equity award information reported in the Form 10-K for each of those fiscal years.

Year	Options Granted	Full-Value Shares Granted(1)	Total Granted = Options + Adjusted Full-Value Shares (based on 2.5 to 1.0)	Weighted Average Number of Common Shares Outstanding	Burn Rate = Total Granted/CSO

2009	1,236,300	224,328	1,797,120	93,786,000	1.92%
2008	879,000	71,543	1,057,858	95,857,000	1.10%
2007	949,200	65,212	1,112,230	101,186,000	1.10%
				3-year average	1.37%
(1)
Full-Value Shares Granted includes performance-based awards in the year in which they are earned and not in the year in which they are granted. The 2009 figure includes performance-based awards of 170,000 granted in 2007 and earned in 2009. There were no performance-based awards earned in 2007 or 2008.

        The burn rate is calculated as (a) all option awards and nonperformance restricted stock units granted in a fiscal year plus (b) actual performance-based restricted stock units vested in a fiscal year; divided by the number of basic common shares outstanding at the end of that fiscal year. Shares canceled or forfeited are not excluded from the calculation. Awards earned upon the attainment of performance criteria are counted in the year in which they are earned rather than the year in which they are granted. The Corporation continues to manage its burn rate of awards granted to reasonable levels in light of changes in its business and the number of outstanding shares while ensuring that our overall executive compensation program is competitive and supports the Corporation's performance objectives.

2010 Stock and Cash Incentive Plan Summary

Awards and Eligibility

        The Plan provides for Awards which are defined to include Cash Awards, Options or opportunities to participate in SARs and Stock Awards (i.e., Shares, Stock Units and Restricted Stock). Under the Plan, Stock Options to purchase the Corporation's Common Stock may be granted to directors (except no Incentive Stock Options may be granted to nonemployee directors) and key executive, administrative, professional and technical employees, including corporate officers of the Corporation or any of its subsidiaries, consultants and independent contractors. The directors and the number of key employees who will be selected to participate in the Plan are not identifiable at this time. The benefits or amounts payable under the Plan are discretionary and are not determinable.

Stock Awards

        Stock Awards may consist of the issuance of Shares, Stock Units and Restricted Stock. The grant, issuance, retention and/or vesting of each Stock Award may be subject to such performance criteria and level of achievement versus these criteria as the Administrator shall determine, which criteria may be based on financial performance, personal performance evaluations and/or completion of service by the Awardee. Notwithstanding anything to the contrary in the Plan, the performance criteria for any Stock Award that is intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code shall be established by the Committee based on one or more of the Qualifying Performance Criteria that satisfy the requirements of Section 162(m) of the Code, which will be determined by the Committee and specified in writing generally not later than 90 days after the commencement of the period of service to which the performance goals relate, provided that the outcome is substantially uncertain at that time.

        Unless otherwise designated by the Administrator during the period of restriction, a holder of Restricted Shares will have all rights of a shareholder after Shares are issued to the Participant. The Corporation will retain the stock certificates until the lapse of any applicable restrictions. The Administrator, at its sole discretion, will establish a Participant's rights to receive Restricted Stock in the event the Participant's employment or a director's service is terminated prior to vesting, such rights to be reflected in the Participant's Award Agreement.

        The Administrator may provide for, subject to Applicable Laws, dividend payments or dividend equivalents with respect to a number of Stock Awards to a Participant holding or beneficially entitled to nonperformance-based Stock Awards. A Participant holding or beneficially entitled to performance-based Stock Awards shall be entitled to receive dividend equivalents accrued if and when the performance criteria of the Award is met. At the discretion of the Board or Committee, Participants may be entitled to dividends declared with respect to shares earned in connection with the grant of Stock Units. The Administrator may establish the terms and conditions of any payout of Stock Units or shares (if any) upon the termination of the Participant's employment or service on the Board. The Administrator may modify or amend each Award, including, but not limited to, the allocation of vesting and/or exercisability, but such allocation shall be limited to circumstances of death, disability, retirement or change in control.

Stock Options

        Each Stock Option will have a term no longer than ten years from the date of grant, and will be exercisable as decided by the Administrator in accordance with law. Incentive Stock Options may be exercised upon termination of employment or the termination of a director's service, as the Administrator shall determine in accordance with applicable law. No Incentive Stock Option may be granted under the Plan after the tenth anniversary of the adoption date of the Plan.

        The exercise price for both Incentive Stock Options and Non-Qualified Stock Options shall not be less than 100 percent of the fair market value of the Corporation's Common Stock on the date of grant, defined to be the closing price of the Corporation's Common Stock as published in the Wall Street Journal report of the New York Stock Exchange—Composite Transactions. The exercise price may be paid in cash and/or check or wire transfer or, with the consent of the Administrator, in Common Stock which the Awardee owns or in such other form as permitted by the Administrator. The exercise price under each Stock Option will not change during the life of the Option (subject to adjustment as provided in the Plan to reflect certain corporate transactions), regardless of changes in the market value of the Common Stock. The Administrator will not amend or replace, without shareholder approval, previously granted Stock Options in any transaction that constitutes a "repricing" as such term is used under the rules of the NYSE. Except in the event of changes in capitalization, dissolution, liquidation or a change in control of the Corporation, the terms of any outstanding awards may not, without stockholder approval, be amended to reduce the exercise price of outstanding Options or cancel outstanding Options in exchange for cash, other Awards or Options with an exercise price that is less than the exercise price of the original Options. As of March 1, 2010, the fair market value, as defined, of the Corporation's Common Stock was $54.60 per share.

Stock Appreciation Rights

        Each SAR entitles the holder to receive, upon exercise, the difference between the fair market value of a share of Common Stock on the date of exercise over the exercise price of each SAR, multiplied by the number of shares with respect to which the SAR is exercised. SARs may be granted in tandem with a Stock Option.

        A SAR may be awarded based upon the attainment of certain performance criteria. The exercise price per share of any SAR will not be less than 100 percent of the fair market value of a share of Common Stock on the date the SAR is granted. The term of each SAR will be determined by the Administrator. SARs will be paid in cash, in shares or in a combination thereof, as the Administrator may determine at the time of such grant. The Administrator will not amend or replace without shareholder approval, previously granted SARs in any transaction that constitutes a "repricing" as such term is used under the rules of the NYSE. Except in the event of changes in capitalization, dissolution, liquidation or a change in control of the Corporation, the terms of any outstanding awards may not, without stockholder approval, be amended to reduce the exercise price of outstanding SARs or cancel outstanding SARs in exchange for cash, other Awards or SARs with an exercise price that is less than the exercise price of the original SARs. Each SAR shall have a term no longer than ten years from the date of grant.

Cash Awards

        Subject to the terms of the Plan, Cash Awards may be granted to eligible employees or nonemployee Directors at any time as determined by the Administrator, as appropriate. The Administrator may establish the amount of other incentive awards granted, the applicable related performance period and performance goals and other terms and conditions applicable to such grant. For an Award that is intended to satisfy the requirements of Section 162(m) of the Code, the Committee will establish the percentage of target Cash Award and the performance criteria based on one or more Qualifying Performance Criteria that satisfy the requirements of Section 162(m) of the Code for such Award.

        The maximum amount payable as a Cash Award that is settled for cash may be a multiple of the target amount payable, but the maximum amount payable pursuant to that portion of the Cash Award granted under the Plan for any fiscal year to any Awardee that is intended to satisfy the requirements for "Performance-Based Compensation" under Section 162(m) of the Code shall not exceed $10,000,000.

Awards Nontransferable

        Unless determined otherwise by the Administrator, an Award may not be assigned, transferred, pledged or otherwise encumbered by an Awardee, other than by will, beneficiary designation or the laws of descent and distribution.

Section 162(m) of the Internal Revenue Code

        Section 162(m) of the Code permits the Corporation to deduct from income compensation over $1,000,000 to the extent such amounts qualify as "Performance-Based Compensation" under Section 162(m) of the Code and the Corporation intends to grant Awards under the Plan that so qualify. The performance criteria are the following: (i) cash flow; (ii) earnings (including gross margin, earnings before interest and taxes, earnings before taxes, and net earnings);

(iii) earnings per share; (iv) growth in earnings or earnings per share; (v) stock price; (vi) return on equity or average shareholders' equity; (vii) total shareholder return or growth in total shareholder return either directly or in relation to a comparative group; (viii) return on capital; (ix) return on assets or net assets; (x) invested capital, required rate of return on capital or return on invested capital; (xi) revenue; (xii) income or net income; (xiii) operating income, net operating income or net operating income after tax; (xiv) operating profit or net operating profit; (xv) operating margin; (xvi) return on operating revenue; (xvii) market share; (xviii) contract awards or backlog; (xix) overhead or other expense reduction; (xx) growth in shareholder value relative to the growth of the S&P 500 or S&P 500 Index, S&P Global Industry Classification Standards ("GICS") or GICS Index, or another index, peer group or peer group index; (xxi) credit rating; (xxii) strategic plan development and implementation; (xxiii) improvement in workforce diversity; (xxiv) economic value added (including typical adjustments consistently applied from generally accepted accounting principles required to determine economic value added performance measures); (xxv) customer satisfaction; (xxvi) merger and acquisitions; (xxvii) sustainability goals; (xxviii) measurements of risk; (xxvix) safety improvements; (xxx) reductions in scrap; and (xxxi) other similar criteria consistent with the foregoing. The Committee may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occur during a performance period: (A) asset impairments or write-downs; (B) litigation, judgments or claim settlements; (C) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (D) accruals for reorganization and restructuring programs; (E) any extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in the Corporation's Annual Report to shareholders for the applicable year; and (F) any other adjustment consistent with the operation of the Plan. Notwithstanding the foregoing, Awards intended to comply with Section 162(m) of the Code shall be based exclusively on those criteria and other terms and conditions that so comply. The Plan also permits Awards to be granted that are not intended to satisfy the requirements of Section 162(m) of the Code.

Deferral

        In order to encourage directors, officers and key employees to invest in and retain ownership of the Corporation's shares, employees may be permitted to defer all or some of their Awards under this Plan, as well as shares and matches of shares. Deferrals may be for such periods and upon such terms as the Administrator may determine in its sole discretion and in accordance with Section 409A of the Code and any Treasury Department or Internal Revenue Service Regulations or Guidance.

        Deferrals by Awardees that are not exempt from Section 409A of the Code will be made in accordance with Section 409A of the Code. The terms of these deferrals, and any related programs, procedures, Award Agreements and other related documents shall be determined by the Administrator, in its sole discretion. Any such terms, including terms with respect to eligibility to make or change deferral elections, and timing, form, and if applicable, acceleration of, distributions shall comply with the applicable requirements of Section 409A of the Code or shall otherwise be exempt from Section 409A of the Code.

Change in Control

        In order to protect the Awardees' rights in the event of a Change in Control of the Corporation (as defined in the Plan), the Plan provides for the immediate vesting of all outstanding Options and SARs granted under the Plan that are outstanding at the time of the Change in Control if the Awardee's employment is terminated within 12 months following the Change in Control without Cause (as defined in the Plan) or by the Awardee upon the occurrence of Constructive Termination (as defined in the Plan); and such Stock Awards, Options and SARs shall become fully vested and exercisable and all restrictions on such Awards shall immediately lapse without regard to the number of years that have elapsed from the date of grant or when the performance criteria have been achieved.

        With respect to Awards under the Plan that are deferred, the definition of Change in Control shall have the meaning set forth in Section 409A of the Code and any Treasury Department or Internal Revenue Service Regulations or Guidance.

Term of the Plan

        If approved by the shareholders, the Plan will be effective on April 28, 2010, and will continue in effect for a term of ten years from the later of the date of the Plan or any amendment to add shares to the Plan which is approved by the shareholders of the Corporation. Incentive Stock Options will have a term of ten years from April 28, 2010, until April 28, 2020, after which time no Incentive Stock Option will be granted unless otherwise authorized by the shareholders. The foregoing is subject to the right of the Board or Committee to terminate or cancel the Plan.

Administration of the Plan

        The Plan will be administered by the Administrator. With respect to officers and directors of the Corporation, the Plan will be administered by the Board or a Committee consisting of no fewer than two nonemployee independent directors. The Administrator will decide to whom and when to make grants, the number of shares to be covered by the grants and any special terms or provisions relating to Awards. The Administrator may at any time adopt such resolutions, rules and regulations for the Plan and interpret the Plan as it deems advisable. No shares shall be issued or transferred pursuant to a Stock Award unless all legal requirements applicable to the issuance of shares have, in the opinion of the General Counsel, been ratified.

Recoupment

        If the Board or an appropriate Committee of the Board determines that any fraud or intentional misconduct by one or more Officers or other executives of the Corporation, or an Affiliate, at a level of Vice President or above caused the Corporation, directly or indirectly, to restate its financial statements and the Officer or such executive has received more compensation than would have been paid absent the fraud or intentional misconduct, the Board or Committee, in its discretion, shall take such action as it deems necessary or appropriate to remedy the fraud or intentional misconduct and prevent its recurrence. Such action may include requiring partial or full reimbursement of any incentive compensation paid to such Officer or such executive or causing the partial or full cancellation of outstanding incentive compensation awards, restricted stock awards and/or stock options previously granted to such Officer or such executive in the amount by which such compensation exceeded any lower payment that would have been made based on the restated financial results.

Amendment and Termination

        The Board or Committee may amend, alter or discontinue the Plan, but any such amendment shall be subject to approval of the shareholders of the Corporation in the manner and to the extent required by applicable law. No amendment, suspension or termination of the Plan shall adversely affect the rights of any outstanding Award, unless mutually agreed otherwise in writing and signed by the Participant and the Administrator.

U.S. Federal Tax Consequences

        The following summary constitutes a brief overview of the principal federal income tax consequences relating to the above-described Awards based upon current federal income tax laws. This summary is not intended to be exhaustive and does not discuss the tax consequences arising in the context of the employee's death or the tax consequences of any municipal, state, local or foreign taxes. The American Jobs Creation Act of 2004 added legislation concerning deferred compensation, with which the Plan must comply. In this regard, it is the Corporation's intent that the Plan and Awards granted thereunder avoid adverse tax consequence by reason of the application of this legislation.

        An Awardee will not realize income upon the granting of a Stock Option under the Plan, nor would the Corporation be entitled to a deduction at such time.

        Generally, there will be no realization of income by the Awardee upon the exercise of an Incentive Stock Option (generally if exercised no later than three months after any termination of employment). If the Awardee sells shares acquired upon exercise of an Incentive Stock Option of Common Stock after the later of one year from the exercise date or two years from the date of grant, any gain or loss on the sale generally will be treated as a long-term capital gain or loss, and the Corporation will not be entitled to any deduction on account of the issuance of Common Stock or the grant of the Incentive Stock Option. The tax consequences of any untimely exercise or disposition of shares with respect to an Incentive Stock Option will be determined in accordance with the rules applicable to Non-Qualified Stock Options. The amount by which the fair market value of the stock on the exercise date of an Incentive Stock Option exceeds the option price, however, will be an item of tax adjustment for purposes of the "alternative minimum tax" imposed by Section 55 of the Internal Revenue Code, as amended.

        Upon the exercise of a Non-Qualified Stock Option, the Awardee will realize compensation income in the amount of the excess of the fair market value of the Corporation's Common Stock on the day of exercise over the stock option exercise price. The tax basis of any shares acquired upon exercise of a Non-Qualified Stock Option Shares of Common Stock received will be the fair market value of such shares on the date the stock option is exercised.

        With respect to Restricted Stock or Stock Units, an Awardee will generally not realize income at the date of the award, nor would the Corporation be entitled to a deduction at that time. The Awardee generally will realize compensation income in an amount equal to the fair market value of the awarded shares at the time the restrictions lapse on such shares, and the Corporation will be entitled to a corresponding tax deduction. Dividends paid to Awardees prior to the lapse of restrictions generally will be taxed as compensation income to the Awardee and deductible as such by the Corporation.

        When a SAR is exercised (the difference between the value of the SAR or the grant over the value at the date of exercise), the Awardee will realize compensation income equal to the fair market value of such cash or Common Stock received upon such exercise or lapse of such restrictions (less any consideration paid by the Awardee for such award). The Corporation would be entitled to a deduction for federal income tax purposes in the amount and in the year that the Awardee realizes the compensation income. The tax basis of any shares of any Common Stock received will be the fair market value of such shares on the date the SAR is exercised.

        The Plan and Awards granted thereunder are designed and intended, to the extent applicable, to comply with the requirements of Section 409A of the Code, as amended, and any Treasury Department or Internal Revenue Service Regulations or Guidance.

        Awardees who are residents of foreign countries may be subject to the tax laws of those countries.

Shareholder Approval

        The Plan will be approved if the votes cast in favor of the Plan exceed the votes cast opposing approval of the Plan. Abstentions and broker nonvotes are considered neither a vote "for" nor "against."

        The Board of Directors recommends that shareholders vote "FOR" the proposal to approve the 2010 Stock and Cash Incentive Plan.

 VOTING ITEM 4—SHAREHOLDER PROPOSAL REGARDING

ADVISORY RESOLUTION REGARDING COMPENSATION OF NAMED EXECUTIVE OFFICERS

        Information regarding a shareholder proposal is set forth below. Ball Corporation disclaims any responsibility for the content of this precatory proposal and statement of support, which is presented as received from the shareholder. Gerald R. Armstrong, 820 Sixteenth Street, No. 705, Denver, Colorado 80202-3227, who owns 208 shares of Common Stock, has given notice that he intends to present for action the shareholder proposal at the Annual Meeting.

        The Board of Directors recommends that shareholders vote "AGAINST" this shareholder proposal.

 SHAREHOLDER PROPOSAL

RESOLUTION

        That the shareholders of BALL CORPORATION request its Board of Directors to adopt a policy that provides shareholders the opportunity at each annual meeting to vote on an advisory resolution, prepared by management, to ratify the compensation of named executive officers listed in the proxy statement's Summary Compensation Table.

        The proposal submitted to shareholder should clearly state that the vote is nonbinding and would not affect any compensation paid or awarded any named executive officer.

STATEMENT

        The proponent of this proposal, presented proposals is the last two annual meetings to declassify the terms of directors from three years to one year. Each time, the proposal received a majority of the votes cast on the proposal but our board seems to have disregarded this.

        Our Chairman who holds the double role of President, serves as a director of Energizer Holdings, Qwest Communications International, Inc., and Irwin Financial Corporation, according to our last proxy statement.

        Undoubtedly, he is no longer a director of Irwin Financial as our government has seized Irwin's two financial subsidiaries.

        I believe his compensation from Ball Corporation is for full-time employment and he should not be raking in fees from other corporations. I remain concerned about the levels of compensation afforded our top management. The following table summarizes the compensation paid to our executives:

	2008	2007	2004
R. David Hoover	$8,111,298	$7,477,898	$7,210,375
Raymond J. Seabrook	2,163,256	2,035,514	1,977,108
John R. Friedery	1,893,032	1,914,160	2,049,119
David A. Westerlund	2,111,237	1,979,854	1,827,533
John A. Hayes	2,775,393	3,242,740	N/L

        The proxy statement for the 2009 annual meeting discloses the Non-Qualified Deferred Compensation plan, the Salaried defined pension plan, Golden Parachutes, Golden coffin payments for NEO's beneficiaries, Long-term cash incentive program, Performance Stock Units, and Paid Financial Planning (from the $8,111,298 compensation to our chairman, is this benefit justified?).

        Mushrooming compensation is a great concern to shareholders. The Council of Institutional Investors recommends timely adoption of shareholders proposals on this subject. "There is no doubt that executive compensation lies at the root of the current financial crisis" wrote Paul Hodgson of The Corporate Library.

        Many corporations have adopted similar proposals.

        An Advisory vote establishes an annual referendum process for shareholders about executive compensation. This should provide useful information to our board and management about shareholder views on executive compensation.

        If you agree, please vote "FOR" this proposal.

STATEMENT IN OPPOSITION TO THE SHAREHOLDER PROPOSAL

        We recognize the importance of executive compensation to shareholders and the increased concern in light of recent economic conditions. After careful consideration, the Board does not believe that the adoption of this proposal is in the best interests of the Corporation's shareholders and recommends that shareholders vote against this proposal for the following reasons.

        The Board believes that the Corporation's compensation policies and practices are prudent and result in compensation that is closely tied to Ball's financial performance and is aligned with increasing shareholder value. Executive compensation programs are reviewed annually and are administered by the Human Resources Committee of the Board of Directors, which is comprised of nonmanagement, independent directors. These programs are designed to support the Corporation's pay-for-performance philosophy. As discussed in the CD&A, an independent executive compensation consultant is engaged by and reports directly to the Committee. The consultant is retained to provide recommendations to the Committee relating to all aspects of executive compensation programs. When determining the compensation of the executive officers of the Corporation, the Committee intends that the combination of executive compensation closely aligns the executive's interest with those of the shareholders. The Committee considers target total compensation in relation to the 50th percentile of comparably sized companies based on general industry data, compensation, data from a selected group of peer companies, an assessment of individual performance, financial and operating performance of the Corporation and appropriate business judgment. Typically, over 80 percent of the NEOs' compensation is at risk, based on performance. Various cash and equity compensation components are tied to short- and long-term performance measures. We have provided detailed information for our shareholders regarding the various elements of compensation and the purpose of each element in the CD&A. Mr. Armstrong's statement regarding "mushrooming compensation" is an unfair characterization of our compensation changes over the years.

        The Board does not believe a simple "for" or "against" advisory vote would provide useful information regarding the shareholders' views on executive compensation as suggested by the proponent. The complex design of the Corporation's executive compensation—which involves fixed salary, annual and multi-year compensation and equity—would make it difficult to interpret such voting results. It would be impossible to determine whether the vote was motivated by one aspect of compensation or another, or compensation for one executive or another, or an entire compensation package for all of the executives. Understanding the reasons behind the voting results is critical in order for the Corporation to respond in any meaningful manner. Several other factors further complicate such a vote, such as the Corporation's multi-year performance plans, which cover multiple years but are paid out only after the end of the multi-year period. It would be difficult for shareholders to assess a payout, particularly if there was poor performance in the year of payment but good performance during the multi-year period.

        We believe that shareholders of the Corporation already have in place opportunities to provide timely, meaningful feedback regarding executive compensation. Shareholders have direct access to the Board and the Board welcomes comments regarding executive compensation policies and programs as well as any other concerns. Management also conducts quarterly earnings conference calls, which provide an opportunity for questions, and meets regularly with institutional investors at industry conferences. We believe these channels of communication provide an opportunity for shareholders to engage directly with the Board and management, providing useful input regarding executive compensation, rather than an after-the-fact vote that cannot provide any details regarding the driving force(s) behind the voting results.

        The matter of shareholder ratification of executive compensation has been the subject of legislation introduced in Congress in 2009. While we believe such legislation is unwise, if such legislation is passed, this shareholder proposal may be superseded and could be inconsistent with such federal legislation. Approval of the proposal at this time would be premature in light of the potential for legislative action in the near future.

        For these reasons, the Board of Directors recommends that shareholders vote "AGAINST" this shareholder proposal.

 VOTING ITEM 5—SHAREHOLDER PROPOSAL REGARDING

APPROVAL OF RIGHTS PLAN

        Information regarding a shareholder proposal is set forth below. Ball Corporation disclaims any responsibility for this precatory proposal and statement of support, which is presented as received from the shareholder. The California State Teachers Retirement System, known as "CalSTRS," 100 Waterfront Place, MS-04, West Sacramento, California 95605-2807, which owns 1,081,602 shares of Common Stock, has given notice that it intends to present for action the shareholder proposal at the Annual Meeting.

        The Board of Directors recommends that shareholders vote "AGAINST" this shareholder proposal.

 SHAREHOLDER PROPOSAL

Proposal

        RESOLVED: The shareholders of Ball Corporation request that our Board adopt a rule to redeem any current or future rights plan (Poison Pill) unless such plan or amendments to the plan are submitted to a shareholder vote, as a separate ballot item, within 12 months.

Supporting Statement

        While CalSTRS is not opposed to Ball Corp. having a poison pill, we recognize a poison pill could reduce management accountability in a manner that adversely affects shareholder value. Additionally, poison pills can also be used to entrench current management or to negotiate larger benefits for executives at the target firm as opposed to a larger premium for shareholders. Therefore, we believe it is a matter of good governance that any pill or modification to a pill be ratified by the shareholders of the company.

        The Corporate Library, a leading provider of independent governance analysis, has given Ball Corporation a C rating and lists Takeover Defenses as a "Very High Concern." The corporate Library states:

        "The company still has the strong takeover defenses that have been our chief concern about the company: it has an effective classified board (a classified board which is nearly impossible for shareholders to declassify, due to particular provisions in the company's charter or bylaws) as well as a poison pill. We continue to believe that these features, in and of themselves, are frequently misaligned with shareholder interests."

        The Council of Institutional Investors, an organization of over 140 public, union, and corporate pension funds whose assets exceed $3 trillion, has called for giving shareholders the right to vote on poison pills.

        Even if you believe that the current poison pill at Ball Corp. is appropriate now, it is still in your best interest to vote for this proposal to give you the opportunity to vote on any poison pill or amendments to the pill at Ball in the future.

        We urge you to vote for this proposal to give shareholders the right to vote on the current and any future poison pill.

STATEMENT IN OPPOSITION TO THE SHAREHOLDER PROPOSAL

        Our Board adopted a shareholder rights plan after concluding that doing so was in the best interest of our shareholders. Most of Ball Corporation's directors are "independent" of management under New York Stock Exchange rules and their only loyalty is to the Corporation and its shareholders. After consideration of the shareholder proposal set out above, our Board remains of the belief that a shareholder rights plan is an important protection against takeover bids or threats that do not fairly value the Corporation, and that adoption of a shareholder rights plan is appropriately within the scope of the Board's responsibilities. Your Corporation has had a shareholder rights plan for over 20 years, and the proponent of this proposal has not cited any instance or example when it believed the rights plan was misused or has disadvantaged shareholders.

        Our Board adopted a shareholder rights plan to protect shareholders against unfair, coercive and abusive takeover tactics in connection with an unsolicited offer to acquire the Corporation. Our shareholder rights plan is not intended to prevent an acquisition on terms that are fair and equitable to all shareholders. A shareholder rights plan is consistent with good corporate governance principles requiring decisions involving a potential sale of the Corporation to involve the Board, which is in the best position to evaluate the merits of any bona fide acquisition proposal in accordance with its fiduciary duties to all shareholders. A shareholder rights plan forces the potential acquirer to negotiate directly with the Board, which enables the Board to represent all shareholders and enhances the Board's bargaining power to negotiate the best price possible if a decision is made to sell the Corporation. Therefore, the adoption of a shareholder rights plan is appropriate within the scope of the Board's responsibilities and is in the best interests of shareholders.

        Requiring shareholder approval of shareholder rights plans could impede the Board's ability to maximize shareholder value, particularly when time is of the essence and action must be taken quickly in response to an unfair takeover bid or threat. In responding to such an attempted takeover, particularly in the current economic environment, we believe that our shareholders are best served by our Board composed primarily of independent directors elected by the shareholders and having a fiduciary duty to those shareholders. Any limitation on the Board's flexibility to adopt and maintain a shareholder rights plan could prevent it from appropriately responding to a takeover attempt, which could jeopardize our ability to negotiate most effectively, protect shareholders' interests and maximize shareholder value.

        For these reasons, the Board of Directors recommends that shareholders vote "AGAINST" this shareholder proposal.

 SHAREHOLDER PROPOSALS FOR 2011 ANNUAL MEETING

        To be eligible for inclusion in the Corporation's Proxy Statement for the 2011 Annual Meeting of Shareholders, proposals of shareholders must be in writing and be received by the Corporate Secretary at the Corporation's principal executive offices, 10 Longs Peak Drive, Broomfield, Colorado 80021-2510, by November 15, 2010.

        If a shareholder desires to bring business before the 2011 Annual Meeting of Shareholders, which is not the subject of a proposal submitted for inclusion in the Proxy Statement, the shareholder must notify the Corporation of the shareholder's proposal, which must be delivered to or mailed and received at the principal executive offices of the Corporation between December 29, 2010, and January 28, 2011, or the proposal may be considered untimely. The appointed proxies may exercise their discretionary authority to vote previously solicited proxies against such proposal if it is raised at the 2011 Annual Meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        As a result of an administrative error, the Form 4 report regarding Common Stock acquired on the lapse of restricted stock units by Mr. Leroy Williams, Jr., of 125 shares on February 13, 2009, was not timely reported, and was subsequently reported on February 19, 2009.

SOLICITATION AND OTHER MATTERS

        The Corporation will pay the cost of soliciting proxies. Georgeson Inc. has been retained to assist in the solicitation of proxies for a fee of $8,000. In addition to solicitations by mail, proxies also may be solicited personally, or by telephone or electronic means by some directors, officers and regular employees of the Corporation, without additional compensation, as well as by employees of Georgeson Inc. The Corporation will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material, Annual Report and other shareholder materials to the beneficial owners of Common Stock.

        As of the date of this Proxy Statement, the Board of the Corporation has no knowledge of any matters to be presented for consideration at the Annual Meeting other than those referred to above. However, the persons named in the accompanying proxy card shall have authority to vote such proxy as to any other matters that properly come before the meeting and as to matters incidental to the conduct of the meeting, according to their discretion.

By Order of the Board of Directors
David A. Westerlund Corporate Secretary

March 15, 2010
Broomfield, Colorado

Exhibit A

Ball Corporation

2010 Stock and Cash Incentive Plan

1.     Purposes of the Plan.

        The purpose of this 2010 Stock and Cash Incentive Plan is to promote the interests of Ball Corporation (the "Corporation") and its shareholders by encouraging ownership in the Corporation and rewarding key employees, nonemployee directors, consultants and independent contractors of the Corporation who make substantial contributions to the successful operation of the Corporation. It is anticipated that this Plan will further encourage key employees, nonemployee directors, consultants and independent contractors to act in the shareholders' interests, and to attain performance goals that promote the continued success and progress of the Corporation. It is also anticipated that the opportunity to provide these awards will assist the Corporation to attract, retain and motivate key employees and nonemployee directors.

2.     Definitions.

        As used herein, the following definitions shall apply:

          (a)    "Administrator" means the Board, any Committees or such delegates as shall be administering the Plan in accordance with Section 4 of the Plan and Applicable Laws.

          (b)    "Affiliate" means any entity that is directly or indirectly controlled by the Corporation or any entity in which the Corporation has a significant ownership interest as determined by the Administrator.

          (c)    "Applicable Laws" means the requirements, in existence from time to time, relating to the administration of stock option, equity instruments, cash, and deferred compensation plans under U.S. federal and state laws, regulations, or administrative rules, any stock exchange or quotation system on which the Corporation has listed or submitted for quotation the Common Stock to the extent provided under the terms of the Corporation's agreement with such exchange or quotation system and, with respect to Awards subject to the laws of any foreign jurisdiction where Awards are, or shall be, granted under the Plan, the laws, regulations or administrative rules of such jurisdiction.

          (d)    "Award" means a Cash Award, Stock Award, Option or Stock Appreciation Right granted in accordance with the terms of the Plan.

          (e)    "Awardee" means an individual who is an Employee, nonemployee director, consultant or independent contractor of the Corporation or any Affiliate who has been granted an Award under the Plan.

          (f)     "Award Agreement" means a Cash Award Agreement or Notice, Stock Award Agreement or Notice, Option Agreement or Notice and/or Stock Appreciation Right Agreement or Notice, which may be in written or electronic format, in such form and with such terms as may be specified by the Administrator, evidencing the terms and conditions of an individual Award. Each Award Agreement is subject to the terms and conditions of the Plan.

          (g)    "Bank" means the dollar amount account that maintains the balance of unpaid positive and negative Cash Awards earned in accordance with the terms and conditions of the Plan. Bank balances are a bookkeeping entry only to evidence the Corporation's obligation to pay or deduct these amounts in accordance with the Plan. No interest is charged or credited on amounts in the Bank. Participants are not vested in the Bank and such amounts are not earned until the respective distribution date, as determined by the Administrator.

          (h)    "Board" means the Board of Directors of the Corporation.

i

          (i)     "Cash Award" means an incentive opportunity awarded under Section 13 of the Plan pursuant to which a Participant may become entitled to receive an amount based on the satisfaction of such performance criteria as are specified in the agreement or other documents evidencing the Award (the "Cash Award Agreement").

          (j)     "Change in Control" means any of the following, unless the Board or Committee provides otherwise:

            (i)     Any "Person," which shall mean a "person" as such term is used in Sections 13(D) and 14(D) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Corporation, any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, or any company owned, directly or indirectly, by the shareholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 30 percent or more of the combined voting power of the Corporation's then outstanding securities;

            (ii)    At any time during any period of two consecutive years, individuals, who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Corporation to effect a transaction described in clause (i), (iii) or (iv) of this Section 2(j)(ii)) whose election by the Board or nomination for election by the Corporation's shareholders was approved by a vote of at least two-thirds of the directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

            (iii)   The consummation of a merger or consolidation of the Corporation with any other company, other than (A) a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50 percent of the combined voting power of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Corporation (or similar transaction) in which no person acquires 50 percent or more of the combined voting power of the Corporation's then outstanding securities; or

            (iv)   The shareholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets.

            Notwithstanding the foregoing, in the event that a Change in Control affects any Award that is deferred on or after January 1, 2005, then, to the extent necessary to comply with the applicable provisions of Section 409A of the Code, "Change in Control" shall conform to the definition of change in control under Section 409A of the Code, and the Treasury Department or Internal Revenue Service regulations or guidance issued thereunder.

          (k)    "Code" means the United States Internal Revenue Code of 1986, as amended from time to time.

          (l)     "Committee" means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan or the Human Resources Committee of the Board consisting solely of two or more members of the Board, each of whom shall be (i) a "nonemployee director" within the meaning of Rule 16b-3 under the Exchange Act, (ii) an "outside director" within the meaning of Section 162(m) of the Code, as amended and (iii) "independent" within the meaning of the rules of the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, within the meaning of the rules of the principal national stock exchange on which the Common Stock is then traded.

          (m)   "Common Stock" or "Stock" means the common stock of the Corporation.

          (n)    "Conversion Award" has the meaning set forth in Section 4(b)(xii) of the Plan.

          (o)    "Corporation" means Ball Corporation, an Indiana corporation, or its successor.

          (p)    "Disability" with respect to deferred compensation subject to Section 409A of the Code, has the meaning set forth in Section 409A of the Code and Section 223(d) of the Social Security Act.

          (q)    "Director" means a member of the Board.

          (r)    "Employee" means a regular, active employee of the Corporation or any Affiliate, including an Officer and/or employee Director. Within the limitations of Applicable Laws, the Administrator shall have the discretion to determine the effect upon an Award and upon an individual's status as an Employee in the case of (i) any individual who is classified by the Corporation or its Affiliate as leased from or otherwise employed by a third party or as intermittent or temporary, even if any such classification is changed retroactively as a result of an audit, litigation or otherwise, (ii) any leave of absence approved by the Corporation or an Affiliate, (iii) any transfer between locations of employment with the Corporation or an Affiliate or between the Corporation and any Affiliate or between any Affiliates, (iv) any change in the Awardee's status from an employee to a consultant or Director, and (v) at the request of the Corporation or an Affiliate an employee becomes employed by any partnership, joint venture or corporation not meeting the requirements of an Affiliate in which the Corporation or an Affiliate is a party.

          (s)    "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

          (t)     "Fair Market Value" means, unless the Board or Committee determines otherwise, as of any date, the closing sales price of the Stock as published in the Wall Street Journal report of the New York Stock Exchange-Composite Transaction, corrected for any reporting errors, or if the Stock is not traded on that day, on the first preceding day on which there was a sale of such Stock.

          (u)    "General Counsel" means the general counsel of the Corporation.

          (v)    "Grant Date" means the date upon which an Award is granted to an Awardee pursuant to this Plan.

          (w)   "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

          (x)    "Non-Qualified Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

          (y)    "Officer" means a person who is an officer of the Corporation within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (z)    "Option" means a right granted under Section 8 of the Plan to purchase a number of Shares at such exercise price, at such times, and on such other terms and conditions as are specified in the Award Agreement or other documents evidencing the Award (the "Option Agreement"). Both Options intended to qualify as Incentive Stock Options and Non-Qualified Stock Options may be granted under the Plan.

          (aa)  "Participant" means the Awardee or any person (including any estate) to whom an Award has been assigned or transferred as permitted hereunder.

          (bb)  "Plan" means this 2010 Stock and Cash Incentive Plan and any other plan or program authorized pursuant to the Plan.

          (cc)  "Qualifying Performance Criteria" shall have the meaning set forth in Section 14(c) of the Plan.

          (dd) "Restricted Stock" means Shares of Common Stock, which may not be traded or sold until the date that the restrictions on transferability have lapsed.

          (ee)  "Share" means a share of the Common Stock, as adjusted in accordance with Section 16 of the Plan.

          (ff)    "Stock Appreciation Rights" or "SARs" means a right granted under Section 10 of the Plan, including but not limited to, freestanding Stock Appreciation Rights and tandem Stock Appreciation Rights granted at such times, terms and conditions as are specified in the agreement (the "Stock Appreciation Right Agreement") or other documents evidencing the Award.

          (gg)  "Stock Award" means an award or issuance of Shares, Restricted Stock or Stock Units, made under Section 12 of the Plan, the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment or performance conditions) and terms as are expressed in the Award Agreement (the "Stock Award Agreement") or other documents evidencing the Award or matching Stock Unit contribution by the Corporation.

          (hh)  "Stock Unit" means a bookkeeping entry representing an amount equivalent to the Fair Market Value of one Share, payable in cash or Shares.

          (ii)    "Subsidiary" means any Corporation (other than the Corporation) in an unbroken chain of companies beginning with the Corporation, provided each company in the unbroken chain (other than the Corporation) owns, at the time of determination, stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other companies in such chain.

          (jj)    "Termination of Employment" shall mean ceasing to be an Employee. However, for Incentive Stock Option purposes, Termination of Employment shall occur when the Awardee ceases to be an employee (as determined in accordance with Sections 3401(c) and 422 of the Code and the regulations promulgated thereunder, as amended) of the Corporation or one of its Subsidiaries. The Administrator shall determine whether any corporate transaction, such as a sale or spin-off of a division or business unit, or a joint venture, shall be deemed to result in a Termination of Employment.

          (kk)  "Total Authorized Shares" shall have the meaning set forth in Section 3(a) of the Plan

3.     Stock Subject to the Plan.

          (a)    Total Authorized Shares.    Subject to the provisions of Section 16 of the Plan, the maximum number of Shares reserved for the grant of Awards under the Plan ("Total Authorized Shares") is 4,500,000 Shares. For purposes of determining the number of Shares available for grant under the Plan, each Share subject to or issued in respect of an Option or a Stock Appreciation Right shall be counted against the Total Authorized Shares as one share. All shares underlying a Stock Appreciation Right award shall be counted against the Total Authorized Shares. Each Share subject to or issued in respect of an Award other than an Option or Stock Appreciation Right shall be counted against the Total Authorized Shares as 2.21 Shares. Subject to the following sentence, if any Shares subject to an Award are forfeited, canceled, exchanged or surrendered or if an Award terminates or expires without distribution of Shares to the Awardee, the Shares with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, shall be available again for Awards under the Plan; provided however, that for each Share subject to an Award other than an Option or Stock Appreciation Right, 2.21 Shares shall be available again for Awards under the Plan. The following Shares shall not be available for future grants: (i) Shares tendered in payment of the exercise price of an Option and (ii) Shares withheld by the Company or otherwise received by the Company to satisfy tax withholding obligations. In addition, the Total Authorized Shares shall not be increased by any Common Stock repurchased by the Corporation with Option proceeds. The Shares subject to the Plan may be either Shares reacquired by the Corporation, including Shares purchased in the open market, or authorized but unissued Shares.

          (b)    Previous Plan Limits.    As of the date of the approval of the Plan by shareholders of the Corporation, it is understood that shares authorized, but not yet granted which remain under the Ball Corporation 2005 Stock and Cash Incentive Plan shall not be available under the Plan and no further Awards shall be made under the 2005 Stock and Cash Incentive Plan.

          (c)    Code Section 162(m) and 422 Limits.    Subject to the provisions of Section 16 of the Plan, the aggregate number of Shares subject to Awards granted under this Plan during any calendar year to any one Awardee shall not exceed 500,000, except that in connection with his or her initial service, an Awardee may be granted Awards covering up to an additional 500,000 Shares. Subject to the foregoing (including the provisions of Section 16 of this Plan), the aggregate number of Shares subject to Options or SARs granted under this Plan during any calendar year to any one Awardee shall not exceed 500,000, except that in connection with his or her initial service, an Awardee may be granted Options or SARs covering up to an additional 500,000 Shares. Subject to the provisions of Section 16 of the Plan, the aggregate number of Shares that may be subject to all Incentive Stock Options granted under the Plan shall not exceed 1,500,000 Shares.

          (d)    Adjustment Limits.    Notwithstanding anything to the contrary in the Plan, the limitations set forth in Section 3(c) of the Plan shall be subject to adjustment under Section 16(a) of the Plan only to the extent that such adjustment shall not affect the status of any Award intended to qualify as "performance-based compensation"

  under Section 162(m) of the Code, or the ability to grant or the qualification of Incentive Stock Options under the Plan or the ability of an Award to be exempt from, or comply with, the requirements of Section 409A of the Code.

4.     Administration of the Plan.

          (a)    The Plan shall be administered by the Administrator. The Committee may, in its sole discretion and for any reason at any time, subject to the requirements of Section 162(m) of the Code and regulations thereunder qualify Awards granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3 promulgated under the Exchange Act ("Rule 16b-3"), Awards to Directors shall be made by the Board or a committee comprised solely of "nonemployee directors," and Awards to Officers shall be made by the Board or Committee. Notwithstanding any other provision in the Plan to the contrary, the Board or Committee may delegate to an authorized Officer or Officers of the Corporation the power to approve Awards to persons eligible to receive Awards under the Plan who are not (i) subject to Section 16 of the Exchange Act or (ii) at the time of such approval, expected to be "covered employees" under Section 162(m) of the Code. Except to the extent prohibited by Applicable Laws, the Board or Committee may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time.

          (b)    Subject to the provisions of the Plan, the Board or Committee or delegates acting as the Administrator, subject to the specific duties delegated to such delegates, the Administrator shall have the authority, in its discretion to:

            (i)     Select the Participants to whom Awards are to be granted hereunder;

            (ii)    Determine the number of Options, SARs, Stock Awards, Cash Awards or a combination thereof to be covered by each Award granted hereunder, including, without limitation, any Awards to be made to Directors in payment of services;

            (iii)   Determine the type of Award to be granted to each selected Awardee;

            (iv)   Approve forms of Award Agreements for use under the Plan;

            (v)    Determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise and/or purchase price, the time or times when an Award may be exercised (which may or may not be based on performance criteria), the vesting schedule, any vesting and/or exercisability acceleration or waiver of forfeiture restrictions for circumstances of death, disability, retirement, Change in Control or similar extraordinary circumstances, the acceptable forms of consideration, the term, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator shall determine and may be established at the time an Award is granted or thereafter;

            (vi)   Correct administrative and other non-substantive errors;

            (vii)  Construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

            (viii) Adopt rules and procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Administrator is specifically authorized (A) to adopt the rules and procedures regarding the conversion of local currency, withholding procedures and handling of stock certificates which vary with local requirements and (B) to adopt Plan addenda as the Administrator deems desirable, to accommodate laws, regulations and practice;

            (ix)   Prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to Plan addenda;

v

            (x)    Modify or amend each Award, including, but not limited to, the acceleration of vesting and/or exercisability; provided, however, such acceleration shall be limited to circumstances of death, disability, retirement or Change in Control or similar extraordinary circumstances, and provided further that any such amendment is subject to Section 17 of the Plan and may not impair any outstanding Award unless agreed to in writing by the Participant;

            (xi)   Allow Participants to satisfy withholding tax amounts by electing to have the Corporation withhold from the Shares to be issued upon exercise of a Non-Qualified Stock Option or vesting of a Stock Award that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined in such manner and on such date that the Administrator shall determine or, in the absence of provision otherwise, on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may provide and must comply with all legal requirements, as interpreted by the Administrator and the General Counsel;

            (xii)  Authorize conversion or substitution under the Plan of any or all stock options, stock appreciation rights or other stock awards held by employees or service providers of an entity acquired by the Corporation (the "Conversion Awards") in connection with a merger or acquisition. Any conversion or substitution shall be effective as of the close of the merger or acquisition. The Conversion Awards may be Non-Qualified Stock Options or Incentive Stock Options, as determined by the Administrator, with respect to options granted by the acquired entity or other entity other than the Corporation; provided, however, that with respect to the conversion of stock appreciation rights in the acquired entity or other entity other than the Corporation, the Conversion Awards shall be Non-Qualified Stock Options. Unless otherwise determined by the Administrator at the time of conversion or substitution, all Conversion Awards shall have the same terms and conditions as Awards generally granted by the Corporation under the Plan;

            (xiii) Impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under an Award, including without limitation, (A) restrictions under an insider trading policy and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers;

            (xiv) Provide, either at the time an Award is granted or by subsequent action, that an Award shall contain as a term thereof, a right, either in tandem with the other rights under the Award or as an alternative thereto, of the Participant to receive, without payment to the Corporation, a number of Options, SARs, Stock Awards, Cash Awards or a combination thereof, the amount of which is determined by reference to the value of the Award; provided however, that such Award will not be considered in effect if it should be interpreted to operate in violation of Applicable Laws; and

            (xv)  Make all other determinations and amendments deemed necessary or advisable for administering the Plan and any Award granted hereunder to conform with Applicable Laws.

          (c)    All decisions, determinations and interpretations by the Administrator regarding or pursuant to the Plan, any rules and regulations under the Plan and the terms and conditions of any Award granted hereunder, shall be made in its sole discretion and shall be final and binding on all Participants. The Administrator shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Corporation and such attorneys, consultants and accountants as it may select.

5.     Eligibility.

        Awards may be granted to Officers and nonemployee Directors of the Corporation and persons expected to become Officers or nonemployee Directors of the Corporation (subject to commencement of employment or services), as the Board or Committee may determine in its sole discretion. Except as it relates to Officers of the Corporation, Awards may be granted to Employees, persons expected to become Employees of the Corporation or any of its Affiliates (subject to commencement of employment or service), consultants and independent contractors, as the Administrator may determine in its sole discretion. The Administrator's selection of a person to participate in the Plan at any time shall not require the Administrator to select such persons to participate in the Plan at any other time.

6.     Term of the Plan.

        The Plan shall become effective upon its approval by the shareholders of the Corporation. It shall continue in effect for a term of ten years from the later of the date the Plan or any amendment to add shares to the Plan is approved by shareholders of the Corporation unless terminated earlier under Section 17 of the Plan.

7.     Term of Award.

        The term of each Award shall be determined by the Administrator and stated in the Award Agreement. In the case of an Option or Stock Appreciation Right, the term shall be ten years from the Grant Date or such shorter term as may be provided in the Award Agreement.

8.     Options.

        The Administrator may grant an Option or provide for the grant of an Option, either from time to time in the discretion of the Administrator or automatically upon the occurrence of specified events, including, without limitation, the achievement of performance goals, or the satisfaction of an event or condition within the control of the Awardee or others.

          (a)    Option Agreement.    Each Option Agreement shall contain provisions regarding (i) the number of Shares that may be issued upon exercise of the Option, (ii) the type of Option, (iii) the exercise price of the Shares and the means of payment for the Shares, (iv) the term of the Option, (v) such terms and conditions on the vesting and/or exercisability of the Option as may be determined from time to time by the Administrator, (vi) restrictions on the transfer of the Option and forfeiture provisions and (vii) such further terms and conditions, in each case not inconsistent with the Plan, as may be determined from time to time by the Administrator.

          (b)    Exercise Price.    The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

              (i)     In the case of an Incentive Stock Option, the per Share exercise price shall be no less than 100 percent of the Fair Market Value per Share on the Grant Date.

              (ii)    In the case of a Non-Qualified Stock Option, the per Share exercise price shall be no less than 100 percent of the Fair Market Value per Share on the Grant Date.

              (iii)   Notwithstanding the foregoing, at the Administrator's discretion, Conversion Awards may be granted in substitution and/or conversion of options of an acquired entity, with a per Share exercise price of less than 100 percent of the Fair Market Value per Share on the date of such substitution and/or conversion.

          (c)    No Option Repricings.    Notwithstanding anything in this Plan to the contrary and subject to Section 16(a) of the Plan, without the approval of shareholders the Administrator shall not amend or replace previously granted Options in a transaction that constitutes a "repricing," as such term is used in Section 303A.08 of the Listed Company Manual of the New York Stock Exchange. Except pursuant to Section 16, the terms of outstanding Awards may not, without stockholder approval, be amended to reduce the exercise price of outstanding Options or cancel outstanding Options in exchange for cash, other Awards or Options with an exercise price that is less than the exercise price of the original Options.

          (d)    Vesting Period and Exercise Dates.    Options granted under this Plan shall vest and/or be exercisable at such time and in such installments during the period prior to the expiration of the Option's term as determined by the Administrator. The Administrator shall have the right to make the timing of the ability to exercise, and the vesting schedule of, any Option granted under this Plan subject to continued employment, the passage of time and/or such performance requirements as deemed appropriate by the Administrator. At any time after the grant of an Option, the Administrator may reduce or eliminate any restrictions surrounding, and the vesting schedule of, any Participant's right to exercise all or part of the Option.

          (e)    Form of Consideration.    The Administrator shall determine the acceptable form of consideration for exercising an Option, including the currency and the method of payment, either through the terms of the Option

  Agreement or at the time of exercise of an Option. To the extent permitted by Applicable Laws, acceptable forms of consideration may include:

              (i)     Cash;

              (ii)    Check or wire transfer (denominated in U.S. dollars or such other currencies as the Administrator may determine in respect of any foreign jurisdiction where Options are, or shall be, granted under the Plan);

              (iii)   Subject to any conditions or limitations established by the Administrator, other Shares (either actual delivery or by attestation procedures established by the Corporation) which (A) in the case of Shares acquired upon the exercise of an Option, have been owned by the Participant for more than six months on the date of surrender and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised. Any fraction of a share of Common Stock which would be required to pay the purchase price shall be disregarded and the remaining amount shall be paid in cash, check or wire transfer by the Awardee;

              (iv)   Consideration received by the Corporation under a broker-assisted sale and remittance program acceptable to the Administrator to whom the Awardee has submitted an irrevocable notice of exercise;

              (v)    Such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or

              (vi)   Any combination of the foregoing methods of payment.

          (f)    Approvals.    No Option shall be exercisable unless and until the Corporation (i) obtains the approval of all regulatory bodies whose approval the General Counsel may deem necessary or desirable, and (ii) complies with all legal requirements deemed applicable by the General Counsel.

9.     Incentive Stock Option Limitations/Terms.

          (a)    Eligibility.    Only employees (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Corporation or any of its Subsidiaries may be granted Incentive Stock Options.

          (b)    $100,000 Limitation.    Notwithstanding the designation "Incentive Stock Option" in an Option Agreement, if and to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Awardee during any calendar year (under all plans of the Corporation and any of its Subsidiaries) exceeds U.S. $100,000, such Options shall be treated as Non-Qualified Stock Options. For purposes of this Section 9(b), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the Grant Date.

          (c)    Effect of Termination of Employment on Incentive Stock Options.    All of the terms relating to the exercise, cancellation or other disposition of an Incentive Stock Option upon termination of employment or service with the Corporation of the holder of such Incentive Stock Option, whether by reason of disability, retirement, death or any other reason, shall be determined by the Administrator at the time of grant or thereafter by amendment, in the Administrator's sole discretion and subject to Applicable Laws.

          (d)    Transferability.    The Award Agreement must provide that an Incentive Stock Option cannot be transferable by the Awardee other than by will or the laws of descent and distribution, and, during the lifetime of such Awardee, must not be exercisable by any other person. If the terms of an Incentive Stock Option are amended to permit transferability, the Option shall be treated for tax purposes as a Non-Qualified Stock Option.

          (e)    Exercise Price.    The per Share exercise price of an Incentive Stock Option shall be determined by the Administrator in accordance with Section 8(b)(i) of the Plan.

          (f)    Other Terms.    Option Agreements evidencing Incentive Stock Options shall contain such other terms and conditions as may be necessary to qualify, to the extent determined desirable by the Administrator, with the applicable provisions of Section 422 of the Code.

10.   Stock Appreciation Rights.

        Stock Appreciation Rights shall be evidenced by written SAR Agreements in such form not inconsistent with the Plan as the Administrator shall approve from time to time. Such SAR Agreements shall contain the number of SARs awarded and the terms and conditions applicable to the SARs, including in substance the following terms and conditions:

          (a)    Award.    SARs may be granted in tandem with a previously or contemporaneously granted Option, or independently of an Option (freestanding). SARs shall entitle the Awardee, subject to such terms and conditions as may be determined by the Administrator, to receive upon exercise thereof all or a portion of the excess of (i) the Fair Market Value at the time of exercise, as determined by the Administrator, of a specified number of Shares with respect to which the SAR is exercised, over (ii) a specified price which shall not be less than 100 percent of the Fair Market Value of a share of Common Stock at the time the SAR is granted, or, if the SAR is granted in tandem with a previously granted Option, not less than 100 percent of the Fair Market Value of a share of Common Stock at the time such option was granted.

          (b)    Tandem SARs.    If a SAR is granted in tandem with an Option, (i) the SAR shall be exercisable only at such times, and by such persons, as the related Option is exercisable, and (ii) the Awardee's exercise of a tandem SAR shall be deemed a surrender of and simultaneous cancellation of the related Option and vice versa.

          (c)    Term.    Each SAR Agreement shall state the period or periods of time within which the SAR may be exercised, in whole or in part, as determined by the Administrator and subject to such terms and conditions as are prescribed for such purpose by the Administrator, provided that no SAR (i) granted in tandem with a previously granted Option, shall be exercisable before the related Option is exercisable, or (ii) shall be exercisable later than ten years after the date of grant, or termination of the related Option if sooner.

          (d)    Vesting Period and Exercise Dates.    SARs granted under this Plan shall vest and/or be exercisable at such time and in such installments during the period prior to the expiration of the SAR's term as determined by the Administrator. The Administrator shall have the right to make the timing of the ability to exercise, and vesting schedule of, any SAR granted under the Plan subject to continued employment, the passage of time and/or such performance requirements as deemed appropriate by the Administrator. A SAR may provide that it will be deemed to be automatically exercised on the last day of its term if the Award has positive value and would otherwise expire unexercised under Section 10(c)(ii) of the Plan.

          (e)    Payment.    Upon exercise of a SAR, payment equal to the difference (if a positive number) between the Fair Market Value of the Shares on the date of exercise and the Fair Market Value of the Shares on the Grant Date, shall be made in cash, in Shares at 100 percent of the Fair Market Value of a Share on the date of exercise, or in a combination thereof, as the Administrator may determine at the time of grant or at any time thereafter.

          (f)    No SAR Repricings.    Notwithstanding anything in this Plan to the contrary and subject to Section 16(a) of the Plan, without the approval of shareholders, the Administrator shall not amend or replace previously granted SARs in a transaction that constitutes a "repricing," as such term is used in Section 303A.08 of the Listed Company Manual of the New York Stock Exchange. Except pursuant to Section 16, the terms of outstanding Awards may not, without stockholder approval, be amended to reduce the exercise price of outstanding SARs or cancel outstanding SARs in exchange for cash, other Awards or SARS with an exercise price that is less than the exercise price of the original SARs.

11.   Exercise of Option or Stock Appreciation Right.

          (a)    Procedure for Exercise; Rights as a Shareholder.

              (i)     Any Option or SAR granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the respective Award Agreement.

              (ii)    Any Option or SAR shall be deemed exercised (A) when the Corporation (1) receives written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option or SAR; (2) receives full payment for the Shares with respect to which the Option is exercised; or (3) with respect to Non-Qualified Stock Options and SARs, receives payment of all applicable withholding taxes, or withholding is otherwise paid; or (B) with respect to SARs, when the SAR is automatically exercised by the Administrator in its sole discretion.

              (iii)   Shares issued upon exercise of an Option or in payment of a SAR shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Unless provided otherwise by the Administrator or pursuant to the Plan, until the Shares are issued (as evidenced by the appropriate entry on the books of the Corporation or of a duly authorized transfer agent of the Corporation), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares subject to an Option or SAR, notwithstanding the exercise of the Option or SAR.

              (iv)   Subject to Sections 20 and 21 of the Plan, the Corporation shall issue (or cause to be issued) such Shares as soon as administratively practicable after the Option or SAR is exercised. An Option may not be exercised for a fraction of a Share and a SAR shall not be paid with a fraction of a Share.

          (b)    Effect of Termination of Employment on Non-Qualified Stock Options and SARs.    All of the terms relating to the exercise, cancellation or other disposition of a Non-Qualified Stock Option or SAR upon termination of employment or service with the Corporation of the holder of such Non-Qualified Stock Option or SAR, whether by reason of disability, retirement, death or any other reason, shall be determined by the Administrator at the time of grant or thereafter by amendment, in the Administrator's sole discretion.

12.   Stock Awards.

          (a)    Stock Award Agreement.    Each Stock Award Agreement shall contain provisions regarding (i) the number of Shares subject to such Stock Award or a formula for determining such number, (ii) the purchase price of the Shares, if any, and the means of payment for the Shares, (iii) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Shares granted, issued, retainable and/or vested, (iv) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Shares as may be determined from time to time by the Administrator, (v) restrictions on the transferability of the Stock Award, and (vi) such further terms and conditions in each case not inconsistent with this Plan as may be determined from time to time by the Administrator.

          (b)    Restrictions and Performance Criteria.    The grant, issuance, retention and/or vesting of each Stock Award may be subject to such performance criteria and level of achievement versus these criteria as the Administrator shall determine, which criteria may be based on financial performance, personal performance evaluations and/or completion of service by the Awardee. Generally, nonperformance-based stock awards will lapse or vest in full not less than three years from the grant date and performance-based stock awards will lapse or vest in full not less than one year from the grant date; however, stock awards which do not meet these lapse or vesting guidelines shall be limited to 5 percent of authorized shares under the Plan. Notwithstanding anything to the contrary herein, the performance criteria for any Stock Award that is intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code shall be a measure established by the Committee based on one or more Qualifying Performance Criteria, as described in Section 14(c) of the Plan, that satisfy the criteria of Section 162(m) of the Code, which shall be determined by the Committee and specified in writing not later than 90 days after the commencement of the period of service (or, if shorter, 25 percent of such period of service) to which the performance goals relate, provided that the outcome is substantially uncertain at that time. The performance-based Stock Award earned as a result of satisfying the completion of a Qualifying Performance Criteria as described in Section 14(c) of the Plan may be reduced, but may not be increased, by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine. The Committee may adjust Qualifying Performance Criteria to reflect extraordinary events as described in Sections 14(c) (A), (B), (C), (D), (E) and (F) of the Plan.

          (c)    Effect of Termination of Employment on Stock Awards.    All of the terms relating to the expiration, lapse, removal of restrictions or cancellation of a Stock Award upon termination of employment or service with the Corporation of the holder of such Stock Award, whether by reason of disability, retirement, death or any other

x

  reason, shall be determined by the Administrator at the time of grant or thereafter by amendment, in the Administrator's sole discretion.

          (d)    Rights as a Shareholder.    Unless otherwise provided by the Administrator, the Participant shall have the rights equivalent to those of a shareholder and shall be a shareholder only after Shares are issued (as evidenced by the appropriate entry on the books of the Corporation or of a duly authorized transfer agent of the Corporation) to the Participant. Unless otherwise provided by the Administrator and subject to Applicable Laws, a Participant holding or beneficially entitled to nonperformance-based Stock Awards shall be entitled to receive dividend payments or dividend equivalents with respect to a specified number of Stock Awards and a Participant holding or beneficially entitled to performance-based Stock Awards shall be entitled to receive accrued dividend equivalents if and when the performance criteria of the Award are met. The timing and form of payment of the accrued dividend equivalents must either comply with, or be exempt from, the requirements of Section 409A of the Code.

13.   Cash Awards.

        Each Cash Award shall confer upon the Participant the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a performance period of not less than one year.

          (a)    Cash Award.    Each Cash Award shall contain provisions regarding (i) the minimum, target and maximum amount payable to the Participant as a Cash Award, (ii) the performance criteria and level of goal achievement versus these criteria which shall determine the amount of such payment, (iii) the period as to which performance shall be measured for establishing the amount of any payment, (iv) the timing of any payment earned by virtue of performance, (v) restrictions on the alienation or transfer of the Cash Award prior to actual payment, (vi) forfeiture provisions, (vii) crediting, calculation and distribution of Bank balances, if applicable, (viii) determination of performance leverage factors, (ix) qualification and characterization of distributions for other plans, and (x) such further terms and conditions, in each case not inconsistent with the Plan, as may be determined from time to time by the Administrator. The maximum amount payable as a Cash Award that is settled for cash may be a multiple of the target amount payable, but the maximum amount payable pursuant to all Cash Awards granted under this Plan for any fiscal year to any Awardee that are intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code shall not exceed U.S. $10,000,000.

          (b)    Performance Criteria.    The Administrator shall establish the performance criteria and level of achievement versus these criteria which shall determine the target and the minimum and maximum amount payable under a Cash Award, which criteria may be based on financial performance, individual performance measures and evaluations, and/or completion of service by the Awardee. The Committee may specify the percentage of the target Cash Award that is intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code. Notwithstanding anything to the contrary herein, the performance criteria for any portion of a Cash Award that is intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code shall be a measure established by the Committee based on one or more Qualifying Performance Criteria that satisfy the requirements of Section 162(m) of the Code selected by the Committee and specified in writing not later than 90 days after the commencement of the period of service (or, if shorter, 25 percent of such period of service) to which the performance goals relate, provided that the outcome is substantially uncertain at that time. The Cash Award earned as a result of satisfying the completion of a Qualifying Performance Criteria as described in Section 14(c) of the Plan may be reduced, but may not be increased, by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine. The Committee may adjust Qualifying Performance Criteria to reflect extraordinary events as described in Sections 14(c) (A), (B), (C), (D), (E) and (F) of the Plan.

          (c)    Timing and Form of Payment of Cash Awards.    The Administrator shall determine the timing of payment of any Cash Award. The Administrator may provide for or, subject to such terms and conditions as the Administrator may specify, may permit an Awardee to elect for the payment of any Cash Award to be deferred to a specified date or event. The Administrator may specify the form of payment of Cash Awards, which may be cash or other property, or may provide for an Awardee to have the option for his or her Cash Award, or such portion thereof as the Administrator may specify, to be paid in whole or in part in cash or other property. Notwithstanding the foregoing, the timing and form of payments hereunder must either comply with, or be exempt from, the requirements of Section 409A of the Code and each Award granted under the Plan intended to comply with Section 409A of the Code shall be interpreted in a manner consistent therewith.

          (d)    Termination of Employment.    The Administrator shall have the discretion to determine the effect on any Cash Award of a Termination of Employment due to (i) voluntary termination, (ii) disability, (iii) retirement, (iv) death, (v) participation in a voluntary severance program, (vi) participation in a workforce restructuring or (vii) otherwise.

14.   Other Provisions Applicable to Awards.

          (a)    The Board or Committee may develop and implement specific plans and programs which utilize Options, SARs, Stock Awards and/or Cash Awards which are available for such use under this Plan, including without limitation deferred compensation, or annual or long-term incentive plans.

          (b)    Nontransferability of Awards.    Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by beneficiary designation, will or by the laws of descent or distribution.

          (c)    Qualifying Performance Criteria.    For purposes of this Plan, the term "Qualifying Performance Criteria" shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Corporation as a whole or to a business unit, Affiliate or business segment, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a preestablished target, to previous years' results or to a designated comparison group, in each case as specified by the Administrator or, with respect to Awards intended to satisfy Section 162(m) of the Code, exclusively by the Committee, in the Award: (i) cash flow; (ii) earnings (including gross margin, earnings before interest and taxes, earnings before taxes, and net earnings); (iii) earnings per share; (iv) growth in earnings or earnings per share; (v) stock price; (vi) return on equity or average shareholders' equity; (vii) total shareholder return or growth in total shareholder return either directly or in relation to a comparative group; (viii) return on capital; (ix) return on assets or net assets; (x) invested capital, required rate of return on capital or return on invested capital; (xi) revenue; (xii) income or net income; (xiii) operating income, net operating income or net operating income after tax; (xiv) operating profit or net operating profit; (xv) operating margin; (xvi) return on operating revenue; (xvii) market share; (xviii) contract awards or backlog; (xix) overhead or other expense reduction; (xx) growth in shareholder value relative to the growth of the S&P 500 or S&P 500 Index, S&P Global Industry Classification Standards ("GICS") or GICS Index, or another index, peer group or peer group index; (xxi) credit rating; (xxii) strategic plan development and implementation; (xxiii) improvement in workforce diversity; (xxiv) economic value added (including typical adjustments consistently applied from generally accepted accounting principles required to determine economic value added performance measures); (xxv) customer satisfaction; (xxvi) merger and acquisitions: (xxvii) sustainability goals; (xxviii) measurements of risk; (xxix) safety improvements; (xxx) reductions in scrap, and (xxxi) other similar criteria consistent with the foregoing. The Committee may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occur during a performance period: (A) asset impairments or write-downs; (B) litigation, judgments or claim settlements; (C) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (D) accruals for reorganization and restructuring programs; (E) any extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in the Corporation's Annual Report to shareholders for the applicable year; and (F) any other adjustment consistent with the operation of the Plan. Notwithstanding the foregoing, Awards intended to comply with Section 162(m) of the Code shall be based exclusively on those criteria and other terms and conditions that so comply.

          (d)    Certification.    Prior to the payment of any compensation under an Award intended to qualify as "performance-based compensation" under Section 162(m) of the Code, the Committee shall certify the extent to which any Qualifying Performance Criteria and any other material terms under such Award have been satisfied (other than in cases where such criteria relate solely to the increase in the value of the Common Stock).

          (e)    Discretionary Adjustments Pursuant to Section 162(m) of the Code.    Notwithstanding satisfaction of any completion of any Qualifying Performance Criteria, to the extent specified at the time of grant of an Award to "covered employees" within the meaning of Section 162(m) of the Code, the number of Shares, Options or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Qualifying Performance Criteria may be reduced, but not increased, by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

          (f)    Use of Shares for Cash Awards.    To the extent permitted by Applicable Laws, the Administrator may determine that Shares authorized under this Plan may be used in payment of Cash Awards, including additional shares in excess of the cash award as an inducement to hold shares.

15.   Recoupment of Awards Resulting from Fraud or Intentional Misconduct.

        If the Board or an appropriate Committee of the Board determines that any fraud or intentional misconduct by one or more Officers or other executives of the Corporation, or an Affiliate, at a level of Vice President or above caused the Corporation, directly or indirectly, to restate its financial statements and the Officer or such executive has received more compensation than would have been paid absent the fraud or intentional misconduct, the Board or Committee, in its discretion, shall take such action as it deems necessary or appropriate to remedy the fraud or intentional misconduct and prevent its recurrence. Such action may include, to the extent permitted by applicable law, in appropriate cases, requiring partial or full reimbursement of any incentive compensation paid to the Officer or such executive or causing the partial or full cancellation of any outstanding Awards previously granted to such Officer or such executive in the amount by which the value of such compensation exceeds or exceeded any lower value that would have resulted based on the restated financial results.

16.
Adjustments upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

          (a)    Changes in Capitalization.    Subject to any required action by the shareholders of the Corporation; (i) the number and kind of Shares covered by each outstanding Award; (ii) the price per Share subject to each such outstanding Award; and (iii) the Share limitations set forth in Section 3 of the Plan, shall be proportionately adjusted for any increase or decrease in the number or kind of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock or similar corporate transaction, or any other increase or decrease in the number of issued Shares of Common Stock effected without receipt of consideration by the Corporation, including without limitation, as a result of a merger, recapitalization or other change in corporate structure; provided, however, that conversion of any convertible securities of the Corporation shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Corporation of Shares of stock of any class, or securities convertible into Shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares of Common Stock subject to an Award.

          (b)    Dissolution or Liquidation.    In the event of the proposed dissolution or liquidation of the Corporation, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Option or SAR to be fully vested and exercisable until ten days prior to such transaction. In addition, the Administrator may provide that any restrictions on any Award shall lapse prior to the transaction, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated, and subject to any requirements of Section 409A of the Code, to the extent applicable. To the extent it has not been previously exercised, an Award shall terminate immediately prior to the consummation of such proposed transaction.

          (c)    Change in Control.

              (i)     Except as otherwise provided in an Award Agreement, notwithstanding any other provision of this Plan to the contrary, if, while any Awards remain outstanding under this Plan, a Change in Control shall occur, the surviving entity or acquiring entity, or the surviving or acquiring entity's parent company (collectively, the "Surviving Corporation") shall assume all Awards outstanding under this Plan or shall substitute similar awards for Awards outstanding under this Plan. Notwithstanding the foregoing, to the extent the Surviving Corporation refuses to assume outstanding Awards or to substitute an equivalent award or right therefor (as determined by the Administrator in its sole discretion), all such outstanding Awards shall become fully vested and exercisable and all restrictions on such Awards shall immediately lapse (with all performance goals or other vesting criteria deemed achieved at 100 percent of target levels) and, with respect to Options and Stock Appreciation Rights, the Participant in the discretion of the Administrator (A) shall have the right to exercise such Awards for a period of time determined by the Administrator or (B) shall be entitled to receive an amount in cash equal to the excess (if any) of (I) the product of (x) the number of Shares subject to such Awards and (y) the per Share consideration paid as of the date of the occurrence of the Change in Control for the Shares pursuant to the Change in Control, less (II) the aggregate exercise price of such Awards, and all Awards not assumed or continued, or for which an equivalent award or right is not substituted therefor, shall terminate upon the Change in Control.

              (ii)    Except as otherwise provided in an Award Agreement, with respect to any Award that is assumed or for which a substitution is made in accordance with Section 16(c)(i) above, if the Awardee's employment with the Surviving Corporation is terminated within 12 months following the Change in Control by the Surviving Corporation without "Cause" (as defined below) or by the Awardee upon the occurrence of "Constructive Termination" (as defined below), the Award shall become fully vested and exercisable and all restrictions on such Awards shall immediately lapse (with all performance goals or other vesting criteria deemed achieved at 100 percent of target levels).

              (iii)   For purposes of this Section 16(c):

      "Cause" shall have the meaning assigned to such term in the Awardee's change in control-related severance agreement or in the Award Agreement with the Awardee or, if no such agreement exists or the agreement does not define Cause, then Cause shall mean, termination of an Awardee's employment or service (a) upon the willful and continued failure by the Awardee to substantially perform his or her duties (other than any such failure resulting from the Awardee's incapacity due to physical or mental illness or any such actual or anticipated failure after either the Awardee issued a notice of termination or on account of Constructive Termination, after a written demand for substantial performance is delivered to the Awardee by the board of directors of the Surviving Corporation, which demand specifically identifies the manner in which the board of directors of the Surviving Corporation believes that the Awardee has not substantially performed his or her duties, or (b) the willful engaging by the Awardee in conduct which is demonstrably and materially injurious to the Surviving Corporation, monetarily or otherwise. For purposes of this definition, no act, or failure to act, on the Awardee's part shall be deemed "willful" unless done, or omitted to be done, by the Awardee not in good faith and without reasonable belief that the Awardee's action or omission was in the best interest of the Surviving Corporation.

      "Constructive Termination" shall have the meaning assigned to such term in the Awardee's change in control-related severance agreement or in the Award Agreement with the Awardee or, if no such agreement exists or the agreement does not define "Constructive Termination, then "Constructive Termination" shall mean, without the Awardee's expressed written consent, the occurrence after a Change in Control of any of the following circumstances unless, in the case of paragraphs (A), (D) or (E), such circumstances are fully corrected prior to the date of the Awardee's termination:

              (A)   The assignment to the Awardee of any duties inconsistent (unless in the nature of a promotion) with the position in the Corporation that the Awardee held immediately prior to the Change in Control, or a significant adverse reduction or alteration in the nature or status of the Awardee's position, duties or responsibilities or the conditions of the Awardee's employment from those in effect immediately prior to such Change in Control;

              (B)   A reduction by the Surviving Corporation in the Awardee's annual base salary as in effect immediately prior to the Change in Control or as the same may be increased from time to time, except for across-the-board salary reductions similarly affecting all management personnel of the Corporation and all management personnel of any person in control of the Corporation;

              (C)   The Surviving Corporation's requirement that the Awardee's principal place of business be at an office located more than 20 miles from the location where the Awardee's principal place of business is located immediately prior to the Change in Control, except for required travel on business to an extent substantially consistent with the Awardee's present business travel obligations;

              (D)   The failure by the Surviving Corporation to continue in effect any compensation or benefit plan in which the Awardee participated immediately prior to the Change in Control that is material to the Awardee's total compensation, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Surviving Corporation to continue the Awardee's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of the Awardee's participation relative to other participants, as existed at the time of the Change in Control; or

              (E)   The failure by the Surviving Corporation to continue to provide the Awardee with benefits substantially similar to those enjoyed by the Awardee under any of the Corporation's life insurance, medical, health and accident, or disability plans in which the Awardee was participating at the time of the Change in Control, the taking of any action by the Surviving Corporation which would directly or indirectly materially reduce any of such benefits or deprive the Awardee of any material fringe benefit enjoyed by the Awardee at the time of the Change in Control, or the failure by the Surviving Corporation to provide the Awardee with the number of paid vacation days to which the Awardee is entitled on the basis of years of service with the Corporation and the Surviving Corporation in accordance with the Corporation's normal vacation policy in effect at the time of the Change in Control.

17.   Amendment and Termination of the Plan.

          (a)    Amendment and Termination.    The Board or Committee may amend, alter or discontinue the Plan, but any such amendment shall be subject to approval of the shareholders of the Corporation in the manner and to the extent required by Applicable Laws. In addition, without limiting the foregoing, unless approved by the shareholders of the Corporation, no such amendment shall be made that would:

              (i)     Materially increase the maximum number of Shares for which Awards may be granted under the Plan, other than an increase pursuant to Section 16 of the Plan;

              (ii)    Reduce the minimum exercise price for Options or SARs granted under the Plan;

              (iii)   Reduce the exercise price of outstanding Options or SARs;

              (iv)   Change the class of persons eligible to receive Awards under the Plan; or

              (v)    Except pursuant to Section 16, the terms of outstanding awards may not, without stockholder approval, be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARS in exchange for cash, other Awards or Options or SARS with an exercise price that is less than the exercise price of the original Options or SARs.

          (b)    Effect of Amendment or Termination.    No amendment, suspension or termination of the Plan shall adversely affect the rights of any outstanding Award, unless mutually agreed otherwise in writing and signed by the Participant and the Administrator. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

          (c)    Effect of the Plan on Other Arrangements.    Neither the adoption of the Plan by the Board or Committee nor the submission of the Plan to the shareholders of the Corporation for approval shall be construed as creating any limitations on the power of the Board or any Committee to adopt such other incentive arrangements as it or they may deem desirable, including without limitation, the granting of stock or stock options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases. Participation in the Plan shall not affect an Awardee's eligibility to participate in any other benefit or incentive plan of the Corporation.

18.   Designation of Beneficiary.

          (a)    An Awardee may file a written designation of a beneficiary who is to receive the Awardee's rights pursuant to the Awardee's Award or the Awardee may include his or her Awards in an omnibus beneficiary designation for all benefits under the Plan. To the extent that the Awardee has completed a designation of beneficiary while employed with the Corporation, such beneficiary designation shall remain in effect with respect to any Award hereunder until changed by the Awardee to the extent enforceable under Applicable Laws. Such designation of beneficiary may be changed by the Awardee at any time by written notice.

          (b)    In the event of the death of an Awardee and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Awardee's death, to the extent permitted by Applicable Laws, the Corporation shall allow the executor or administrator of the estate of the Awardee to exercise the Award, or if no such executor or administrator has been appointed (to the knowledge of the Corporation), the Corporation, in its discretion, may allow the spouse or one or more dependents or relatives of the Awardee to exercise the Award to the extent permissible under Applicable Laws.

19.   No Right to Awards or to Employment.

        No person shall have any claim or right to be granted an Award and the grant of any Award shall not be construed as giving an Awardee the right to continue in the employ of the Corporation or its Affiliates. Further, the Corporation and its Affiliates expressly reserve the right, at any time, to dismiss any Employee or Awardee at any time without liability or any claim under the Plan, except as provided herein or in any Award Agreement entered into hereunder.

20.   Legal Compliance.

        Shares shall not be issued or transferred pursuant to the exercise of an Option, SAR, Stock Award, or any other Award unless the exercise or other settlement of such Option, SAR, Stock Award or any other Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to such approval as the General Counsel may deem necessary or desirable.

21.   Inability to Obtain Authority.

        To the extent the Corporation is unable to or the Administrator deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Corporation's General Counsel to be necessary to the lawful issuance and sale of any Shares hereunder, the Corporation shall be relieved of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

22.   Reservation of Shares.

        The Corporation, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

23.   Notice.

        Any written notice to the Corporation required by any provisions of this Plan shall be addressed to the Secretary of the Corporation and shall be effective when received.

24.   Governing Law; Interpretation of Plan and Awards.

          (a)    The Plan and all determinations made and actions taken pursuant hereto shall be governed by the substantive laws, but not the choice of law rules, of the state of Indiana, except to the extent such laws may be superseded by federal law.

          (b)    In the event that any provision of the Plan or any Award granted under the Plan is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of the terms of the Plan and/or Award shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

          (c)    The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of the Plan, nor shall they affect its meaning, construction or effect.

          (d)    The use of the singular shall include within its meaning the plural and vice versa.

          (e)    The terms of the Plan and any Award shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.

          (f)     All questions arising under the Plan or under any Award shall be decided by the Administrator in its total and absolute discretion.

25.   Deferrals.

        To the extent permitted by Applicable Laws, the Administrator, in its sole discretion, may determine that the delivery of Shares or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Awardees.

        Deferrals by Awardees that are not exempt from Section 409A of the Code will be made in accordance with Section 409A of the Code. The terms of these deferrals, and any related programs, procedures, Award Agreements and other related documents shall be determined by the Administrator, in its sole discretion. Any such terms, including terms with respect to eligibility to make or change deferral elections, and timing, form, and if applicable, acceleration of, distributions shall comply with the applicable requirement of Section 409A of the Code or shall otherwise be exempt from Section 409A of the Code.

26.   Limitation on Liability.

        The Corporation and any Affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant, an Employee, an Awardee or any other persons as to:

          (a)    The Nonissuance of Shares.    The nonissuance or sale of Shares as to which the Corporation has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Corporation's General Counsel to be necessary to the lawful issuance and sale of any shares hereunder; and

          (b)    Tax Consequences.    Any tax consequence expected, but not realized, by any Participant, Employee, Awardee or other person due to the receipt, exercise or settlement of any Option or other Award granted hereunder.

27.   Unfunded Plan.

        The Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Awardees who are granted Awards under the Plan, any such accounts shall be used merely as a bookkeeping convenience. Neither the Corporation nor any Affiliate shall be required to segregate any assets which may at any time be represented by Awards, nor shall the Plan be construed as providing for such segregation, nor shall the Corporation nor the Administrator be deemed to be a trustee of stock or cash to be awarded under the Plan. Any liability of the Corporation to any Participant with respect to an Award shall be based solely upon any contractual obligations which may be created by the Plan; no such obligation of the Corporation shall be deemed to be secured by any pledge or other encumbrance on any property of the Corporation. Neither the Corporation nor the Administrator shall be required to give any security or bond for the performance of any obligation which may be created by the Plan.

Ball Corporation

10 LONGS PEAK DRIVE
BROOMFIELD, COLORADO 80021-2510

<STOCK#> 0 2 4 4 9 7 1 04 - Georgia R. Nelson 05 - Erik H. van der Kaay 1234 5678 9012 345 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 C123456789 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 015HKB 1 U PX + Annual Meeting Proxy Card. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below D Please sign exactly as name(s) appears hereon. All owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + A Election of Directors – The Board of Directors recommends a vote FOR the election of directors. For Against Abstain 2. Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the independent auditor for the Corporation for 2010. For Against Abstain 3. Proposal to approve the 2010 Stock and Cash Incentive Plan. 01 - John A. Hayes 02 - Hanno C. Fiedler 03 - John F. Lehman 1. Nominees: For Withhold For Withhold For Withhold B Issues – The Board of Directors recommends a vote FOR Proposals 2 and 3 and AGAINST Proposals 4 and 5. 5. Proposal to have the Board of Directors adopt a rule to redeem any current or future rights plan unless such plan or amendments to the plan are submitted to a shareholder vote, as a separate ballot item, within 12 months. 4. Proposal to have shareholders at each Annual Meeting adopt a nonbinding advisory resolution to ratify the compensation of the Named Executive Officers. 6. At their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof. C Non-Voting Items Change of Address — Please print new address below. Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 A.M., Central Time on April 28, 2010. Vote by Internet • Log on to the Internet and go to www.investorvote.com Follow the steps outlined on the secured website. Vote by telephone Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. Follow the instructions provided by the recorded message. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Meeting Details The 2010 Ball Corporation Annual Meeting of Shareholders will be held at 8:00 A.M. (MDT), Wednesday, April 28, 2010, at Ball Corporation’s offices, 10 Longs Peak Drive, Broomfield, Colorado 80021-2510. Proxy Solicited by Board of Directors for Annual Meeting on April 28, 2010 George M. Smart, Theodore M. Solso, Stuart A. Taylor II, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Ball Corporation to be held on April 28, 2010, or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR Items 1, 2 and 3 and AGAINST Items 4 and 5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Continued and to be voted on reverse side.) . Proxy — Ball Corporation IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

<STOCK#> 0 2 4 4 9 7 2 04 - Georgia R. Nelson 05 - Erik H. van der Kaay Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 015HLB 1 U PX + PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Annual Meeting Proxy Card. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign exactly as name(s) appears hereon. All owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + A Election of Directors – The Board of Directors recommends a vote FOR the election of directors. For Against Abstain 2. Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the independent auditor for the Corporation for 2010. For Against Abstain 3. Proposal to approve the 2010 Stock and Cash Incentive Plan. 01 - John A. Hayes 02 - Hanno C. Fiedler 03 - John F. Lehman 1. Nominees: For Withhold For Withhold For Withhold B Issues – The Board of Directors recommends a vote FOR Proposals 2 and 3 and AGAINST Proposals 4 and 5. 5. Proposal to have the Board of Directors adopt a rule to redeem any current or future rights plan unless such plan or amendments to the plan are submitted to a shareholder vote, as a separate ballot item, within 12 months. 4. Proposal to have shareholders at each Annual Meeting adopt a nonbinding advisory resolution to ratify the compensation of the Named Executive Officers. 6. At their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Meeting Details The 2010 Ball Corporation Annual Meeting of Shareholders will be held at 8:00 A.M. (MDT), Wednesday, April 28, 2010, at Ball Corporation’s offices, 10 Longs Peak Drive, Broomfield, Colorado 80021-2510. Proxy Solicited by Board of Directors for Annual Meeting on April 28, 2010 George M. Smart, Theodore M. Solso, Stuart A. Taylor II, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Ball Corporation to be held on April 28, 2010, or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR Items 1, 2 and 3 and AGAINST Items 4 and 5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Continued and to be voted on reverse side.) . Proxy — Ball Corporation

QuickLinks

VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS
BENEFICIAL OWNERSHIP
VOTING ITEM I—ELECTION OF DIRECTORS
DIRECTOR NOMINEES AND CONTINUING DIRECTORS
DIRECTOR AND NOMINEE EXPERIENCE AND QUALIFICATIONS
BOARD LEADERSHIP STRUCTURE AND RISK OVERSIGHT
BOARD DIVERSITY
GOVERNANCE OF THE CORPORATION
CERTAIN COMMITTEES OF THE BOARD
BOARD MEETINGS AND ANNUAL MEETING
TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS
EXECUTIVE COMPENSATION
REPORT OF THE HUMAN RESOURCES COMMITTEE OF THE BOARD OF DIRECTORS
COMPENSATION DISCUSSION AND ANALYSIS
TABLES AND NARRATIVES
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS TABLE
OUTSTANDING EQUITY AWARDS AS OF DECEMBER 31, 2009
OPTION EXERCISES AND STOCK VESTED IN 2009
NON-QUALIFIED DEFERRED COMPENSATION
PENSION BENEFITS
OTHER POTENTIAL POST-TERMINATION EMPLOYMENT BENEFITS
DIRECTOR COMPENSATION
REPORT OF THE AUDIT COMMITTEE
VOTING ITEM 2—RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITOR
VOTING ITEM 3—PROPOSAL TO APPROVE THE 2010 STOCK AND CASH INCENTIVE PLAN
Reasons for Approval of the 2010 Stock and Cash Incentive Plan
Existing Incentive Plans
2010 Stock and Cash Incentive Plan Summary
VOTING ITEM 4—SHAREHOLDER PROPOSAL REGARDING ADVISORY RESOLUTION REGARDING COMPENSATION OF NAMED EXECUTIVE OFFICERS
SHAREHOLDER PROPOSAL
RESOLUTION
STATEMENT
STATEMENT IN OPPOSITION TO THE SHAREHOLDER PROPOSAL
VOTING ITEM 5—SHAREHOLDER PROPOSAL REGARDING APPROVAL OF RIGHTS PLAN
SHAREHOLDER PROPOSAL
Proposal
Supporting Statement
STATEMENT IN OPPOSITION TO THE SHAREHOLDER PROPOSAL
SHAREHOLDER PROPOSALS FOR 2011 ANNUAL MEETING
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SOLICITATION AND OTHER MATTERS
Ball Corporation 2010 Stock and Cash Incentive Plan